     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 1998


                                                      REGISTRATION NO. 333-50981
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                AMENDMENT NO. 2

                            ------------------------

                                   MCMS, INC.
             (Exact name of registrant as specified in its charter)


              IDAHO                               3679                            82-0480109
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)


                              16399 FRANKLIN ROAD
                                NAMPA, ID 83687
                           TELEPHONE: (208) 898-2600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------


                                 CHRIS J. ANTON

                              16399 FRANKLIN ROAD
                                NAMPA, ID 83687
                           TELEPHONE: (208) 898-2600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                               FREDERICK A. TANNE
                                KIRKLAND & ELLIS
                              153 EAST 53RD STREET
                         NEW YORK, NEW YORK 10022-4675
                           TELEPHONE: (212) 446-4800
                            ------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                           AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF                TO BE               OFFERING PRICE            AGGREGATE               AMOUNT OF
   SECURITIES TO BE REGISTERED           REGISTERED             PER UNIT(1)          OFFERING PRICE(1)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Series B 9 3/4% Senior                                        $1,000 principal
  Subordinated Notes due 2008....       $145,000,000               amount               $145,000,000              $42,775
Series B Floating Interest Rate
  Subordinated Term Securities                                $1,000 principal
  due 2008.......................       $30,000,000                amount               $30,000,000                $8,850
Series B 12 1/2% Senior
  Exchangeable Preferred Stock...       $47,500,000                 $100               $25,000,000(2)            $14,012.50
12 1/2% Subordinated Exchange
  Debentures due 2010............       $47,500,000                 (3)                     (3)                     None
          Total..................       $222,500,000                                    $200,000,000             $65,637.50
=================================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) based upon the book value of the securities
    as of                 , 1998.
(2) The amount of Series B 12 1/2% Senior Exchangeable Preferred Stock being registered is greater than the aggregate offering price because the Company has the option to issue additional shares of Preferred Stock as dividends on the outstanding Preferred Stock.
(3) No further fee is payable pursuant to Rule 457(i).

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

               SUBJECT TO COMPLETION, DATED                , 1998

PROSPECTUS

                                   MCMS LOGO
OFFER TO EXCHANGE ITS SERIES B 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008 FOR ANY AND ALL OF ITS OUTSTANDING 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, ITS SERIES B FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008 (FIRSTS(SM*)) FOR
    ANY AND ALL OF ITS OUTSTANDING FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008 (FIRSTS(SM*)) AND ITS SERIES B 12 1/2% SENIOR EXCHANGEABLE PREFERRED STOCK FOR ANY AND ALL OF ITS OUTSTANDING 12 1/2% SENIOR EXCHANGEABLE
                                PREFERRED STOCK
                            ------------------------
     THE EXCHANGE OFFER WILL EXPIRE AT 12:00 A.M., NEW YORK CITY TIME, ON
            , 1998, UNLESS EXTENDED.

     MCMS, Inc., an Idaho corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (i) $1,000 principal amount of its Series B 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Exchange Notes") for each $1,000 principal amount of its outstanding 9 3/4% Senior Subordinated Notes due 2008 (the "Fixed Rate Notes"), of which $145,000,000 principal amount is outstanding, (ii) $1,000 principal amount of its Series B Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Exchange Notes" and, together with the Fixed Rate Exchange Notes, the "Exchange Notes") for each $1,000 principal amount of its outstanding Floating Interest Rate Subordinated Term Securities due 2008 (the "Floating Rate Notes" and, together with the Fixed Rate Notes, the "Notes"), of which $30,000,000 principal amount is outstanding and (iii) $100 liquidation preference of its Series B 12 1/2% Senior Exchangeable Preferred Stock (the "Exchange Preferred Stock" and, together with the Exchange Notes, the "Exchange Securities") for each $100 liquidation preference of its outstanding 12 1/2% Senior Exchangeable Preferred Stock (the "Preferred Stock" and together with the Notes, the "Securities"), of which $25,000,000 aggregate liquidation preference is outstanding. The Exchange Securities will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part. The form and terms of the Exchange Securities are the same as the form and term of the Securities (which they replace) except that the Exchange Securities will bear a Series B designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions relating to an increase in the dividend rate and the interest rate which were included in the terms of the Preferred Stock and Notes, respectively, in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated February 26, 1998 between the Company and the United States Trust Company of New York (the "Indenture") governing the Notes. See "The Exchange Offer" and "Description of Exchange Notes." The Exchange Preferred Stock will evidence the same equity as the Preferred Stock (which they replace) and will be issued under and be entitled to the benefits of the Certificate of Designation relating to the Preferred Stock and the Exchange Preferred Stock (the "Certificate of Designation"). See "The Exchange Offer" and "Description of Senior Preferred Stock and Exchange Debentures."

     Interest on the Exchange Notes will accrue, as interest on the Notes (which they replace) accrues, and will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 1998 at the rate of 9 3/4% per annum in the case of the Fixed Rate Exchange Notes, and at a rate per annum equal to LIBOR (as defined) plus 4 5/8% in the case of the Floating Rate Exchange Notes. Interest on the Floating Rate Exchange Notes will be reset semi-annually. The Fixed Rate Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after March 1, 2003, and the Floating Rate Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at any time, in each case at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to March 1, 2001, the Company, at its option, may redeem, with the net cash proceeds of one or more Public Equity Offerings by the Company, up to 35% of the aggregate principal amount of the Fixed Rate Exchange Notes originally issued, at the redemption price set forth herein, plus accrued and unpaid interest to the date of redemption, provided that at least 65% of the aggregate principal amount of the Fixed Rate Exchange Notes originally issued plus any additional Fixed Rate Exchange Notes issued pursuant to the Indenture remains outstanding immediately following any such redemption. Upon a Change of Control, each holder of Exchange Notes will have the right to require the Company to repurchase such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance, however, that in the event of a Change of Control the Company will have or be able to acquire sufficient funds to repurchase the Exchange Notes on such terms.
                                                        (continued on next page)
                            ------------------------

     SEE "RISK FACTORS" ON PAGE 17 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SECURITIES IN THE EXCHANGE OFFER.

                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
---------------
* FIRSTS is a service mark of BTAlex.Brown Incorporated.

                                  BTALEX.BROWN
                            ------------------------
               The date of this Prospectus is             , 1998

(continued from previous page)

     Dividends on the Exchange Preferred Stock will accumulate, as the dividends on Preferred Stock (which they replace) accumulated, at the rate of 12 1/2% per annum of the liquidation preference per share and will be payable quarterly, commencing on June 1, 1998. Dividends on the Exchange Preferred Stock accumulating on or prior to March 1, 2003, may, at the option of the Company, be paid in cash or by issuing additional shares of Exchange Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination thereof. Dividends on the Exchange Preferred Stock accumulating after March 1, 2003 must be paid in cash. The Exchange Preferred Stock will have a liquidation preference of $100 per share. The Exchange Preferred Stock is subject to mandatory redemption on March 1, 2010, but will be redeemable at the option of the Company, in whole or in part, on or after March 1, 2003, at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. There can be no assurance, however, that in the event of a mandatory redemption the Company will have or be able to acquire sufficient funds to repurchase the Exchange Notes on such terms. In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem, in whole or in part, the Exchange Preferred Stock at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. Upon a Change of Control, each holder of shares of Exchange Preferred Stock may require the Company to purchase the holder's shares of Exchange Preferred Stock at a price equal to 101% of the liquidation preference thereof, plus accumulated and unpaid dividends to the date of purchase. There can be no assurance, however, that in the event of a Change of Control the Company will have or be able to acquire sufficient funds to repurchase the Exchange Notes on such terms.

     On any scheduled dividend payment date, the Company may, at its option, exchange all, but not less than all, of the shares of Exchange Preferred Stock then outstanding for the Company's 12 1/2% Subordinated Exchange Debentures due 2010 (including any securities issued from time to time in lieu of cash interest thereon, the "Exchange Debentures"). The Exchange Debentures will bear interest at a rate of 12 1/2% per annum, payable semiannually in arrears on March 1 and September 1 of each year, commencing with the first such date to occur after the date of the exchange. Interest on the Exchange Debentures accruing on or prior to March 1, 2003, may, at the option of the Company, be paid in cash or by issuing additional Exchange Debentures in an aggregate principal amount equal to the amount of such interest, or any combination thereof. Interest on the Exchange Debentures accruing after March 1, 2003 must be paid in cash. The Exchange Debentures will mature on March 1, 2010. The Exchange Debentures will be redeemable at the option of the Company, in whole or in part, at any time, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem, in whole or in part, the aggregate principal amount of the Exchange Debentures originally issued, at the redemption prices set forth herein, plus accrued interest to the date of redemption. Upon a Change of Control, each holder of Exchange Debentures may require the Company to repurchase the holder's Exchange Debentures at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.


     The Exchange Notes will be general unsecured obligations of the Company, and will be subordinated in right of payment to existing and future Senior Debt (as defined) of the Company. The Exchange Notes will rank pari passu in right of payment with any future senior subordinated obligations of the Company and will rank senior in right of payment to all other subordinated obligations of the Company. The Exchange Debentures will be unsecured subordinated debt obligations of the Company, and will be subordinated in right of payment to existing and future Senior Debt of the Company, including the Exchange Notes. The Exchange Debentures will rank pari passu in right of payment with all other unsecured and subordinated indebtedness of the Company. As of May 28, 1998, with respect to the Notes, there was (i) $1.1 million of Senior Debt (the Company also has $40.0 million of availability under the New Revolving Credit Facility which was undrawn on such date), (ii) no obligations that ranked pari passu with the Notes and (iii) $88.5 million of subordinated obligations, including the Preferred Stock. As of May 28, 1998, had the Exchange Debentures been outstanding on such date, there would have been (i) $176.1 million of Senior Debt, including the Notes and (ii) $63.6 million of other unsecured and subordinated indebtedness of the Company. The Company also conducts its foreign operations through its two subsidiaries, M.C.M.S. Sdn. Bhd. ("MCMS Malaysia") in Malaysia and M.C.M.S. Belgium, S.A. ("MCMS Belgium" and together with MCMS Malaysia, the "Foreign Subsidiaries"). All indebtedness of the Foreign Subsidiaries will be structurally senior in right of payment to the indebtedness of the Company. As of May 28, 1998, the Foreign Subsidiaries have no



                                                        (continued on next page)

(continued from previous page)


indebtedness other than intercompany debt payable to the Company and trade payables in the amount of $868,000 for MCMS Malaysia and $3,526,000 for MCMS Belgium. Under the New Revolving Credit Facility, the Company has pledged substantially all of its tangible and intangible assets as collateral. See "Description of New Revolving Credit Facility."

     The Company will accept for exchange any and all Securities validly tendered and not withdrawn prior to 12:00 p.m., New York City time, on
          , 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Notwithstanding the foregoing, the Company will not extend
the Expiration Date beyond           , 1998. Tenders of Securities may be
withdrawn at any time prior to 12:00 a.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Securities were sold by the Company on February 26, 1998 to the Initial Purchaser (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchaser subsequently placed the Securities with qualified institutional buyers in reliance upon Rule 144A under the Securities Act. Accordingly, the Securities may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Securities are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into by the Company in connection with the offering of the Securities. See "The Exchange Offer."

     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Securities issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Securities. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "The Exchange
Offer -- Resale of the Exchange Securities." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Holders of Securities not tendered and accepted in the Exchange Offer will continue to hold such Securities and will be entitled to all the rights and benefits, and will be subject to the limitations applicable thereto, under the Indenture, and the Certificate of Designation, as the case may be, and under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

     The Securities are currently eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. However, there can be no assurance that an active market for the Exchange Securities will develop. See "Risk Factors -- Absence of Public Market for the Exchange Securities." Moreover, to the extent that the Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Securities could be adversely affected.

     There has not previously been any public market for the Securities or the Exchange Securities. The Company does not intend to list the Exchange Securities on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Securities will develop. See "Risk Factors -- Absence of Public Market for Securities." Moreover, to the extent that some but not all of Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Securities could be adversely affected.


                                                        (continued on next page)

(continued from previous page)


     The Exchange Securities will be available initially only in book-entry form. The Company expects that the Fixed Rate Exchange Notes, the Floating Rate Exchange Notes and the Exchange Preferred Stock issued pursuant to this Exchange Offer, respectively, will be issued in the form of a single permanent global certificate for the Fixed Rate Exchange Notes (the "Fixed Rate Exchange Note Global Security"), a single permanent global certificate for the Floating Rate Exchange Notes (the "Floating Rate Exchange Note Global Security" and, together with the Fixed Rate Exchange Note Global Security, the "Exchange Note Global Security") and a single permanent global certificate for the Exchange Preferred Stock (the "Exchange Preferred Stock Global Security"), each of which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Exchange Note Global Security representing the Exchange Notes and in the Exchange Preferred Global Security representing the Exchange Preferred Stock will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants. After the initial issuance of the Exchange Note Global Security, Exchange Notes in certified form will be issued in exchange for the Exchange Note Global Security only on the terms set forth in the Indenture.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Securities being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the commission at 75 Park Place, New York, New York 10007 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Exchange Securities are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company will nevertheless be required to continue to file reports with the Commission if the Exchange Securities are listed on a national securities exchange. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indenture and the Certificate of Designation to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. Under the Indenture and Certificate of Designation, the Company shall file with the Trustee annual, quarterly and other reports within fifteen days after it files such reports with the Commission. Further, to the extent that annual, quarterly or other financial reports are furnished by the Company to stockholders generally it will mail such reports to holders of Exchange Securities. The Company will furnish annual and quarterly financial reports to stockholders of the Company and will mail such reports to holders of Exchange Securities pursuant to the Indenture, thus holders of the Exchange Securities will receive financial reports every quarter. Annual reports delivered to the Trustee and the holders of Exchange Securities will contain financial information that has been examined and reported upon, with an opinion expressed by an independent public or certified public accountant. The Company will also furnish such other reports as may be required by law.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS". ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE "PROSPECTUS SUMMARY," "RISK FACTORS," "THE COMPANY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S OPERATIONS, FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GEN-

ERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTEND," "ESTIMATE," "ANTICIPATE," "BELIEVE," OR "CONTINUE" OR THE NEGATIVE THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AT THIS TIME, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.
                            ------------------------

     UNTIL                , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Holders of the Securities should carefully consider the matters set forth under the caption "Risk Factors." References herein to "MCMS" or the "Company" include MCMS, Inc. and its subsidiaries, unless the context otherwise requires. The Company's fiscal year ends on the Thursday closest to August 31. Capitalized terms not defined in this "Prospectus Summary" and certain other technical terms have the meanings assigned to them in the Glossary on page G-1 and in "Description of Senior Subordinated Notes -- Certain Definition." Unless otherwise indicated, references herein to "EBITDA" shall mean "EBITDA" as defined in Note 1 to the "Summary Historical Consolidated Financial Data." All historic and projected data for the electronics industry are derived from Technology Forecasters, Inc., an independent research firm, unless otherwise indicated.

                                  THE COMPANY


     MCMS is a leading electronics manufacturing services ("EMS") provider serving original equipment manufacturers ("OEMs") in the networking, telecommunications, computer systems and other rapidly growing sectors of the electronics industry. The Company offers a full range of capabilities and manufacturing management services, including product design and prototype manufacturing; materials procurement and inventory management; the manufacture and testing of printed circuit board assemblies ("PCBAs"), memory modules and systems; quality assurance; and end-order fulfillment. By delivering this comprehensive range of manufacturing and customer service capabilities through its strategically located facilities in the United States, Asia and Europe, the Company enables its OEM customers to focus their capital and resources on their core competencies of research and product development, marketing and sales. The Company forges long-term strategic relationships as a manufacturing and customer service partner with leading OEMs such as Cisco Systems, Inc. ("Cisco"), FORE Systems, Inc. ("Fore"), Alcatel Bell N.V. ("Alcatel") and Micron Technology, Inc. ("MTI"). As evidence of its ability to partner successfully with its customers, the Company is the sole source program provider for many of its customers and has received numerous quality and service awards, including Cisco's Supplier of the Year Award for Contract Manufacturing and Distribution in 1997. For the latest twelve months ended February 26, 1998, the Company generated net sales and pro forma net income of $313.9 million and $3.5 million, respectively. For the same period, the Company generated pro forma EBITDA (as defined herein) of $31.7 million. From fiscal 1993 through fiscal 1997, the Company's net sales and net income increased at a compound annual growth rate ("CAGR") of 50.3% and 59.7%, respectively. For the same period, the Company's EBITDA increased at a CAGR of 58.8%.


                                  THE INDUSTRY

     The EMS industry is large and growing rapidly. The worldwide EMS industry grew at a CAGR of 32.1% from 1992 to 1996 to approximately $60.0 billion and is projected to grow at a CAGR of 24.6% from 1996 to 2001, to reach revenue of approximately $178.0 billion. The table below illustrates the EMS industry's projected growth by major geographic regions.

                                                                               % OF TOTAL
                                                                             --------------
                                              1996        2001       CAGR    1996     2001
                                            --------    ---------    ----    -----    -----
                                            (DOLLARS IN BILLIONS)
US/Canada.................................   $27.2       $104.2      30.8%    45.9%    58.5%
Western Europe............................    10.5         29.8      23.2     17.7     16.7
Japan.....................................    13.0         24.0      13.1     21.9     13.5
Asia, excluding Japan.....................     6.4         16.5      20.9     10.8      9.3
Emerging Regions..........................     2.2          3.5      9.7       3.7      2.0
                                             -----       ------      ----    -----    -----
     Total................................   $59.3       $178.0      24.6%   100.0%   100.0%

     The drivers of growth in the EMS market include: (i) the underlying growth of the electronics industry in general and of the networking and telecommunications sectors in particular; (ii) the increasing global acceptance of outsourcing as a manufacturing solution in the electronics industry; and
(iii) the growing
breadth of manufacturing and distribution functions which are being outsourced by OEMs in the electronics industry.


     The worldwide EMS market is undergoing consolidation but remains highly fragmented. According to the Institute for Interconnecting and Packaging Electronic Circuits, of the over 1,000 EMS providers in the United States and Canada, only 15 to 20 had revenues in excess of $300 million in 1997. The Company believes that industry consolidation will continue as OEM customers direct their outsourcing to EMS providers who offer a broad range of services, sufficient capacity to provide sole source program production, advanced technological capabilities, and domestic and international production facilities.


                      RELATIONSHIP WITH MTI, MEI AND MEIC

     Following the consummation of the Recapitalization (as defined below) and through the date hereof, MEI's wholly owned subsidiary, MEI California, Inc. ("MEIC") owns 10.0% of the equity of the Company. MEI and MTI entered into agreements (collectively, the "Transition Services Agreement") to provide the Company with certain services, including payroll, accounting, human resources and management information systems for periods ranging from 6 to 12 months after the closing date of the Recapitalization. The Company may terminate the provision of such services at any time upon 30 days written notice. See "Certain Transactions -- Transition Services Agreement."

     In connection with the Recapitalization, MTI and the Company entered into the Memory Module Agreement whereby for a period of at least two years MTI has committed to outsource to MCMS at least one half of its industry standard memory module ("ISMM") requirements of up to 1,200,000 Equivalent Units per week. See "Certain Transactions -- Memory Module Agreement." For the fiscal quarter ending May 28, 1998, sales to MTI pursuant to the Memory Module Agreement amounted to $4,510,000 or 5.1% of total sales for the period.

                              THE RECAPITALIZATION


     On February 26, 1998, the Company consummated a recapitalization (the "Recapitalization") pursuant to an Amended and Restated Recapitalization Agreement dated as of February 1, 1998 (as amended, the "Recapitalization Agreement") by and among MEI, MEIC, Cornerstone and the Company. Pursuant to the Recapitalization, the Company redeemed from MEIC 90% of the Old Common Stock (as defined herein) for (i) $249.2 million. The 10% of Old Common Stock retained by MEIC was reclassified as part of the Recapitalization into Common Stock (as defined herein) and Convertible Preferred Stock (as defined herein), which represents 10.0% of the Company's fully-diluted Common Stock immediately after giving effect to the Transactions but before issuance of options to management. Upon redemption of the Old Common Stock, Cornerstone and certain other investors (the "Other Investors" and, together with Cornerstone, the "Cornerstone Investor Group") purchased from the Company shares of Common Stock and Convertible Preferred Stock representing 90.0% of the Company's fully-diluted Common Stock immediately after giving effect to the Transactions but before issuance of options to management. The Company has adopted its 1998 Stock Option Plan (the "Plan") for certain executives and key employees. The Plan provides for option grants representing 15% of the Company's fully diluted Common Stock. Under each option grant contemplated under the Plan for certain executive officers, 50% of the options will vest over four years from the date of grant and the other 50% will vest if certain EBITDA targets are met (or at the end of seven years if such targets are not met and if the grantee is continuously employed with the Company). Under each option grant for other key employees, all options will vest over four years from the date of grant. As of May 28, 1998, the Company's board of directors had approved option grants for 1,180,000 shares or 11.8% of the Company's fully diluted Common Stock. See "Management -- Stock Option Plan." Following the Recapitalization and through the date hereof, Cornerstone, the Other Investors and MEIC own securities representing 49.0%, 41.0% and 10.0%, respectively, of the voting power of the Company's outstanding capital stock.


     The Company used approximately $271.3 million (including cash on hand of approximately $3.3 million) to complete the Recapitalization, including a payment of $249.2 million to MEIC, the repayment of approximately $0.3 million of existing indebtedness and the payment of related estimated fees and expenses of approximately $15.0 million. The remaining funds were to be used by the Company for working capital purposes. In order to finance the Recapitalization, the Company: (i) issued $175.0 million in aggregate principal amount of Notes in the Offering; (ii) issued 250,000 shares of Preferred Stock ($25.0 million liquidation preference) in the Offering; and
(iii) received an equity contribution of $68.0 million, consisting of $61.2 million in cash from Cornerstone and the Other Investors and a rollover of equity held by MEIC having an implied value of $6.8 million (the "Equity Contribution"). The implied value of the Equity Contribution is based on the Cornerstone Investor Group's investment of $61.2 million for 90.0% of the fully-diluted Common Stock of the Company. In connection with the Recapitalization, the Company entered into a $40.0 million revolving credit facility (the "New Revolving Credit Facility") with Bankers Trust Company, which was undrawn as of February 26, 1998.

     The foregoing transactions are collectively referred to herein as the "Transactions."

                            ------------------------

     The Company's principal executive offices are located at 16399 Franklin Road, Nampa, ID 83687. The telephone number is (208) 898-2600.

                            THE SECURITIES OFFERING

NOTES......................  The Notes were sold by the Company on February 26,
                             1998 to BT Alex. Brown Incorporated (the "Initial Purchaser") pursuant to a Purchase Agreement dated February 19, 1998 (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

PREFERRED STOCK............  The Preferred Stock was sold by the Company on
                             February 26, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Preferred Stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

REGISTRATION RIGHTS
AGREEMENT..................  Pursuant to the Purchase Agreement, the Company and
                             the Initial Purchaser entered into a Registration Rights Agreement dated February 26, 1998 (the "Registration Rights Agreement"), which grants the holder of the Securities certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

SECURITIES OFFERED.........  $145,000,000 in aggregate principal amount of
                             Series B 9 3/4% Senior Subordinated Notes due March 1, 2008, $30,000,000 in aggregate principal amount of Series B Floating Interest Rate Subordinated Term Securities due March 1, 2008 and 250,000 shares ($25.0 million liquidation preference) of Series B 12 1/2% Senior Exchangeable Preferred Stock.


THE EXCHANGE OFFER.........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $145,000,000 in aggregate principal amount of Fixed Rate Notes and $30,000,000 in aggregate principal amount of Floating Rate Notes are outstanding. The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date. $100 liquidation preference per share of the Exchange Preferred Stock in exchange for each $100 liquidation preference per share of outstanding Preferred Stock. As of the date hereof, $25,000,000 in aggregate liquidation preference of Preferred Stock is outstanding. The Company will issue the Exchange Preferred Stock to holders on or promptly after the Expiration Date. The Company believes that the exchange of the Exchange Securities for the Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences." Kirkland & Ellis, counsel to the Company, has issued an opinion to such effect.


                             Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that Exchange Securities issued pursuant to the Exchange Offer in exchange for the Securities may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Securities are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Securities.

                             Each Participating Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                             Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Securities could not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder will not be indemnified by the Company.

EXPIRATION DATE............  12:00 a.m., New York City time, on             ,
                             1998 unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended.

ACCRUED INTEREST ON THE
  EXCHANGE NOTES AND
  NOTES....................  Each Exchange Note will bear interest from its issuance date. Holders of Notes that are accepted for exchange will receive, in cash, accrued and unpaid interest thereon to, but not including, the issuance date of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

ACCRUED DIVIDENDS ON THE
  EXCHANGE PREFERRED STOCK
  AND THE PREFERRED
  STOCK....................  Each share of Exchange Preferred Stock will accrue dividends from its issuance date. Holders of the Preferred Stock that are accepted for exchange will receive accrued and unpaid dividends thereon to, but not including, the issuance date of the Exchange Preferred Stock. Such dividends will be paid with the first dividend payment on the Exchange Preferred Stock. Dividends on the Preferred Stock accepted for ex-change will cease to accrue upon issuance of the Exchange Preferred Stock.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, any or all of which may be waived by the Company. See "Exchange Offer -- Conditions."

PROCEDURES FOR TENDERING
  SECURITIES...............  Each holder of the Securities wishing to accept the
                             Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Securities and any other required documentation to the Exchange Agent (as defined) at the address set forth herein and therein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Securities acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Securities, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Securities and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tendering."

UNTENDERED SECURITIES......  Following the consummation of the Exchange Offer, holders of Securities eligible to participate but who do not tender their Securities will not have any further exchange rights and such Securities will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such securities could be adversely affected.

CONSEQUENCES OF FAILURE TO
  EXCHANGE.................  The Securities that are not exchanged pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Securities may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "Exchange Offer -- Consequences of Failure to Exchange."

SHELF REGISTRATION
STATEMENT..................  If any holder of the Securities (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
                             Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Securities to the Company for use therein, the Company has agreed to register the Securities on a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a period of at least 2 years from the date the Securities were issued, to cover resales of the Securities held by any such holders.

SPECIAL PROCEDURES FOR
BENEFICIAL OWNERS..........  Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Securities, either make appropriate arrangements to register ownership of the Securities in such owner's name or obtain a properly completed securities power from the registered holder. The transfer of registered ownership may take considerable time and may not be completed in time for the beneficial owner to participate in the Exchange Offer. The Company will keep the Exchange Offer open for not less than twenty days in order to provide for the transfer of registered ownership.

GUARANTEED DELIVERY
  PROCEDURES...............  Holders of Securities who wish to tender their
                             Securities and whose Securities are not immediately available or who cannot deliver their Securities, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Securities according to the guaranteed delivery procedures set forth in "Exchange Offer -- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS..........  Tenders may be withdrawn at any time prior to 12:00
                             a.m., New York City time, on the Expiration Date.

ACCEPTANCE OF SECURITIES
AND DELIVERY OF EXCHANGE
  SECURITIES...............  The Company will accept for exchange any and all
                             Securities which are properly tendered in the Exchange Offer prior to 12:00 a.m., New York City time, on the Expiration Date. The Exchange Securities issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "Exchange Offer -- Terms of the Exchange Offer."

USE OF PROCEEDS............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT.............  United States Trust Company of New York.

                               THE EXCHANGE NOTES

GENERAL....................  The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights

                             Agreement, including the provisions providing for an increase in the interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer." The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Senior Subordinated Notes." The Notes and the Exchange Notes are referred to herein collectively as the "Senior Subordinated Notes."

SECURITIES OFFERED.........  $145,000,000 aggregate principal amount of Series B
                             9 3/4% Senior Subordinated Notes due 2008.

                             $30,000,000 aggregate principal amount of Series B Floating Interest Rate Subordinated Term Securities due 2008 (FIRSTS(SM)).

ISSUER.....................  MCMS, Inc.

MATURITY DATE..............  March 1, 2008.

INTEREST RATE AND
  PAYMENT DATES............  Interest on the Exchange Notes will accrue from the date of original issuance and is payable semi-annually on each March 1 and September 1, commencing September 1, 1998. The Fixed Rate Exchange Notes will bear interest at a rate of 9 3/4% per annum. The Floating Rate Exchange Notes will bear interest at a rate per annum equal to LIBOR plus 4 5/8%. As of May 28, 1998, the interest rate of the Floating Rate Exchange Notes was 10.28125%. Interest on the Floating Rate Exchange Notes will be reset semi-annually.

RANKING....................  The Exchange Notes will be subordinated in right of payment to all existing and future Senior Debt of the Company. The Exchange Notes will rank pari passu in right of payment with any future senior subordinated obligations of the Company and will rank senior in right of payment to all other subordinated obligations of the Company. As of February 26, 1998, the Company had approximately $1.6 million of Senior Debt outstanding for purposes of the Exchange Notes (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility).

OPTIONAL REDEMPTION........  The Fixed Rate Exchange Notes will be redeemable, in whole or in part, at the option of the Company on or after March 1, 2003, and the Floating Rate Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at any time, in each case at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, at any time on or prior to March 1, 2001, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Fixed Rate Exchange Notes issued with the net cash proceeds of one or more Public Equity Offerings, at the redemption price set forth herein, plus accrued interest to the date of redemption; provided that at least 65% of the aggregate principal amount of Fixed Rate Exchange Notes originally issued plus any additional Fixed Rate Exchange Notes issued pursuant to the Indenture remains outstanding immediately following any such redemption.

CHANGE OF CONTROL..........  Upon a Change of Control, each holder of the
                             Exchange Notes will have the right to require the Company to repurchase such holder's Exchange

                             Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds to purchase all of the Exchange Notes in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

CERTAIN COVENANTS..........  The Indenture governing the Exchange Notes (the
                             "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make investments and certain other restricted payments. consummate certain asset sales, enter into certain transactions with affiliates, incur liens, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its subsidiaries, or merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company.

  For additional information regarding the Exchange Notes, see "Description of
                          Senior Subordinated Notes."

                          THE EXCHANGE PREFERRED STOCK

GENERAL....................  The form and terms of the Exchange Preferred Stock are the same as the form and terms of the Preferred Stock (which they replace) except that (i) the Exchange Preferred Stock bears a Series B designation, (ii) the Exchange Preferred Stock has been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Preferred Stock will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the dividend rate on the Preferred Stock in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "Exchange Offer -- Purpose and Effect of the Exchange Offer." The Preferred Stock and the Exchange Preferred Stock are referred to herein collectively as the "Senior Preferred Stock."

SECURITIES OFFERED.........  250,000 shares ($25.0 million liquidation preference) of Series B 12 1/2% Senior Exchangeable Preferred Stock, (including any additional shares of such stock issued from time to time in lieu of cash dividends).

LIQUIDATION PREFERENCE.....  $100 per share.

OPTIONAL REDEMPTION........  The Exchange Preferred Stock is redeemable, at the option of the Company, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein, plus, without duplication, accumulated and unpaid dividends to the date of redemption. In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem, in whole or in part, the Exchange Preferred Stock, at the redemption prices set forth herein, plus, without duplication, all accumulated and unpaid dividends to the date of redemption.

MANDATORY REDEMPTION.......  The Company is required, subject to certain conditions, to redeem all of the Exchange Preferred Stock outstanding on March 1, 2010 at a redemption price equal to 100% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of redemption. There can be no assurance that the Company will have sufficient funds to purchase all of the Exchange Preferred Stock in the event of a mandatory redemption or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

DIVIDENDS..................  Dividends on the Exchange Preferred Stock will accumulate at a rate equal to 12 1/2% per annum of the liquidation preference per share, accrued and, when declared, payable quarterly beginning June 1, 1998 and accruing from the date of issuance. Dividends accumulating on or before March 1, 2003 may be paid, at the option of the Company, in cash or by issuing additional shares of Exchange Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends, or in any combination of the foregoing. Dividends accumulating after March 1, 2003 must be paid in cash.

DIVIDEND PAYMENT DATES.....  March 1, June 1, September 1 and December 1,
                             commencing June 1, 1998.

VOTING.....................  The Exchange Preferred Stock will be non-voting, except as otherwise required by law and except in certain circumstances described herein, including
                             (i) amending certain rights of the holders of the Exchange

                             Preferred Stock and (ii) the issuance of any class of equity securities that ranks on a parity with or senior to the Exchange Preferred Stock, other than additional shares of Exchange Preferred Stock issued in lieu of cash dividends or parity securities issued to finance the redemption by the Company of the Exchange Preferred Stock. In addition, if (i) after March 1, 2003, cash dividends are in arrears for six quarterly periods (whether or not consecutive) or (ii) the Company fails to make a mandatory redemption or a Change of Control Offer as required or fails to pay pursuant to such redemption or offer, holders of a majority of the outstanding shares of Exchange Preferred Stock, voting as a class, will be entitled to elect the lesser of (i) two directors or (ii) that number of directors constituting at least 25% of the Company's board of directors.

EXCHANGE PROVISIONS........  The Exchange Preferred Stock is exchangeable into the Exchange Debentures, at the Company's option, subject to certain conditions, in whole, but not in part, on any scheduled dividend payment date.

RANKING....................  The Exchange Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution of the Company, rank senior to all other classes of equity securities of the Company outstanding upon consummation of the Offering.

CHANGE OF CONTROL..........  In the event of a Change of Control, the Company will, subject to certain conditions, offer to purchase all outstanding shares of Exchange Preferred Stock at a purchase price equal to 101% of the then effective liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all of the Exchange Preferred Stock in the event of a Change of Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

CERTAIN COVENANTS..........  The Certificate of Designation relating to the
                             Exchange Preferred Stock (the "Certificate of Designation") contains certain restrictive provisions that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make investments and certain other restricted payments, or merge or consolidate with or sell all or substantially all of the assets of the Company.

                            THE EXCHANGE DEBENTURES

ISSUE......................  12 1/2% Subordinated Exchange Debentures due 2010
                             issuable in exchange for all, but not less than all, of the Senior Preferred Stock in an aggregate principal amount equal to the then effective liquidation preference of the Senior Preferred Stock, plus, without duplication, accumulated and unpaid dividends to the date fixed for the exchange thereof (the "Exchange Date"), plus any additional Exchange Debentures issued in lieu of cash interest.

MATURITY...................  March 1, 2010.

INTEREST...................  The Exchange Debentures will bear interest at a rate of 12 1/2% per annum. Interest will accrue from the date of issuance or from the most recent interest payment date to which interest had been paid or provided for or, if no interest has been paid or provided for, from the Exchange Date. Interest will be payable semi-annually in cash (or, at the option of the Company, on or prior to March 1, 2003, in additional Exchange Debentures in aggregate principal amount equal to the amount of interest accrued and payable, or in any combination thereof) in arrears on each March 1 and September 1, commencing with the first such date after the Exchange Date.

OPTIONAL REDEMPTION........  The Exchange Debentures are redeemable, at the option of the Company, in whole or in part, at any time on or after March 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem, in whole or in part, the Exchange Debentures at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption.


RANKING....................  The Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company, including the Exchange Notes. The Exchange Debentures will rank pari passu in right of payment with any class or series of indebtedness that expressly provides that it ranks pari passu to the Exchange Debentures. As of May 28, 1998, the Company had approximately $176.1 million of Senior Debt outstanding for purposes of the Exchange Debentures (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility). Under the terms of the New Revolving Credit Facility and the Indenture, the Company is not permitted to issue the Exchange Debentures
                             (i) in the case of the New Revolving Credit
                             Facility, without the consent of the requisite lenders and (ii) in the case of the Indenture, without the consent of the requisite holders of the Exchange Notes or unless, after giving effect to such issuance, the Company maintains a fixed charge coverage ratio of 2.0 to 1.0. See "Description of Senior Subordinated Notes -- Certain Covenants."


CHANGE OF CONTROL..........  In the event of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all outstanding Exchange Debentures at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. There can be no assurance that the Company will have sufficient funds to purchase all the Exchange Debentures in the event of a Change of

                             Control or that the Company would be able to obtain financing for such purpose on favorable terms, if at all.

CERTAIN COVENANTS..........  The Indenture governing the Exchange Debentures
                             (the "Exchange Indenture") contains certain covenants that, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make investments and certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, impose restrictions on the ability of a subsidiary to pay dividends or make certain payments to the Company and its subsidiaries or merge or consolidate with or sell all or substantially all of the assets of the Company.

     For additional information regarding the Exchange Preferred Stock and Exchange Debentures, see "Description of Senior Preferred Stock and Exchange Debentures."

                                  RISK FACTORS

     Holders of the Securities should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this Prospectus prior to tendering any Securities in exchange for the Exchange Securities.

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The summary unaudited pro forma consolidated financial data of the Company set forth below give effect, in the manner described under "Unaudited Pro Forma Consolidated Financial Data" and the notes thereto, to the Transactions and the other supplemental adjustments as if they had occurred on August 30, 1996 in the case of the pro forma consolidated statements of operations data. The unaudited pro forma consolidated statements of operations do not purport to represent what the Company's results of operations would have been if the Transactions and the other supplemental adjustments had occurred as of the date indicated or what such results will be for future periods. The information contained in this table should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data," "Summary Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and the accompanying notes thereto included elsewhere in this Prospectus.

                                                                                               LATEST
                                                FISCAL                                         TWELVE
                                                 YEAR             SIX MONTHS ENDED             MONTHS
                                                ENDED       ----------------------------       ENDED
                                              AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,    FEBRUARY 26,
                                                 1997           1997            1998          1998(1)
                                              ----------    ------------    ------------    ------------
                                                                (DOLLARS IN THOUSANDS)
PRO FORMA CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
  Net sales.................................   $292,379       $124,117        $145,681        $313,943
  Cost of goods sold........................    258,982        108,136         128,091         278,937
                                               --------       --------        --------        --------
  Gross profit..............................     33,397         15,981          17,590          35,006
  Selling, general and administrative
     expenses...............................     10,584          4,632           7,766          13,718
                                               --------       --------        --------        --------
  Operating income..........................     22,813         11,349           9,824          21,288
  Interest expense, net.....................     18,040          8,966           8,885          17,959
                                               --------       --------        --------        --------
  Income before taxes.......................      4,773          2,383             939           3,329
  Income tax provision (benefit)............      1,887          1,076          (1,013)           (202)
                                               --------       --------        --------        --------
  Net income................................   $  2,886       $  1,307        $  1,952        $  3,531
                                               ========       ========        ========        ========
PRO FORMA CONSOLIDATED OTHER FINANCIAL DATA:
  EBITDA(2).................................   $ 31,632       $ 15,254        $ 15,282        $ 31,660
  Depreciation and amortization.............      8,819          3,905           5,458          10,372
  Cash interest expense(3)..................     17,178          8,531           8,462          17,109
  Capital expenditures, manufacturing
     facilities(4)..........................      7,980          7,180           5,038           5,838
  Total capital expenditures(4).............     24,120         12,690          10,763          22,193
PRO FORMA CONSOLIDATED FINANCIAL RATIOS:
  Ratio of net debt to EBITDA(5)........................................................           5.2x
  Ratio of net debt and redeemable Preferred Stock to EBITDA(6).........................           5.9x
  Ratio of EBITDA to cash interest expense..............................................           1.9x
  Ratio of earnings to fixed charges(7).................................................            --

---------------
(1) Information for the pro forma twelve months ended February 26, 1998 represents the summation of the pro forma year ended August 28, 1997 and the pro forma six months ended February 26, 1998, less the pro forma six months ended February 27, 1997.

(2) "EBITDA" is defined in this "Summary Unaudited Pro Forma Consolidated Financial Data" as income before income taxes, depreciation, amortization, transaction expenses and net interest expense, as adjusted for certain pro forma adjustments. EBITDA is presented because the Company believes it is frequently used by investors in the evaluation of highly leveraged companies. However, EBITDA should not be used as an alternative to net income as a measure of results of operations or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.

(3) Cash interest expense includes interest on existing indebtedness net of repayment, interest on the $145,000,000 aggregate principal amount of Fixed Rate Notes at an interest rate of 9.75%, interest on the $30,000,000 aggregate principal amount of Floating Rate Notes at an assumed interest rate of 10.25% and a 0.5% commitment fee on the unused $40,000,000 under the New Revolving Credit Facility, net of interest income as adjusted for cash assumed to be used in the Recapitalization.

(4) Capital expenditures for manufacturing facilities includes expenditures relating to the design, construction and improvement of facilities. Total capital expenditures includes capital expenditures for manufacturing facilities as well as capital expenditures for equipment and all other capital items not related to the introduction of a manufacturing facility.

(5) The ratio of net debt to EBITDA represents total long-term debt, including current maturities, less cash and cash equivalents divided by EBITDA.

(6) The ratio of net debt and redeemable Preferred Stock to EBITDA represents total long-term debt, including current maturities, plus the redeemable Preferred Stock, less cash and cash equivalents divided by EBITDA.

(7) For purposes of computing this ratio, earnings consist of income before taxes plus fixed charges excluding dividends and amortization of deferred financing costs on the redeemable Preferred Stock. Fixed charges consist of interest on existing indebtedness, interest expense on the Notes, amortization of deferred financing costs associated with the Notes and the New Revolving Credit Facility, and dividends and amortization of deferred financing costs on the redeemable Preferred Stock. For the fiscal year ended August 28, 1997, the six months ended February 27, 1997 and February 26, 1998 and the latest twelve months ended February 26, 1998, earnings were insufficient to cover fixed charges by $508,000, $178,000, $1,952,000 and $2,282,000, respectively.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

    Set forth below are summary historical consolidated financial data of the Company at the dates and for the periods indicated. The summary historical consolidated statements of operations data of the Company for the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997 and the summary historical consolidated balance sheet data as of August 29, 1996 and August 28, 1997 were derived from the historical consolidated financial statements of the Company that were audited by Coopers & Lybrand L.L.P., whose report appears elsewhere in this Prospectus. The summary historical statement of operations data of the Company for the fiscal year ended September 1, 1994 and the summary historical balance sheet data as of August 31, 1995 were derived from audited financial statements of the Company which are not included in this Prospectus. The summary historical consolidated financial data of the Company as of September 1, 1994, and as of and for the fiscal year ended September 2, 1993, and as of and for the six month periods ended February 27, 1997 and February 26, 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation. The summary historical consolidated financial data should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.


                                                         FISCAL YEAR ENDED                                 SIX MONTHS ENDED
                                 ------------------------------------------------------------------   ---------------------------
                                 SEPTEMBER 2,   SEPTEMBER 1,   AUGUST 31,   AUGUST 29,   AUGUST 28,   FEBRUARY 27,   FEBRUARY 26,
                                     1993           1994          1995         1996         1997          1997           1998
                                 ------------   ------------   ----------   ----------   ----------   ------------   ------------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales....................    $57,227        $117,313      $188,782     $374,116     $292,379      $124,117       $145,681
  Cost of goods sold...........     50,588         104,857       169,758      341,110      258,982       108,136        128,091
                                   -------        --------      --------     --------     --------      --------       --------
  Gross profit.................      6,639          12,456        19,024       33,006       33,397        15,981         17,590
  Selling, general and
    administrative expenses....      3,537           5,129         6,464        9,303       12,560         5,941          6,927
                                   -------        --------      --------     --------     --------      --------       --------
  Operating income.............      3,102           7,327        12,560       23,703       20,837        10,040         10,663
  Interest income (expense),
    net........................        (46)            163           613          482          380           260            329
  Transaction expenses.........         --              --            --           --           --            --         (8,312)
                                   -------        --------      --------     --------     --------      --------       --------
  Income before taxes..........      3,056           7,490        13,173       24,185       21,217        10,300          2,680
  Income tax provision.........      1,099           2,869         5,142        9,190        8,465         4,243          2,067
                                   -------        --------      --------     --------     --------      --------       --------
  Net income...................    $ 1,957        $  4,621      $  8,031     $ 14,995     $ 12,752      $  6,057       $    613
                                   =======        ========      ========     ========     ========      ========       ========
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash equivalents....    $ 5,178        $    693      $ 15,000     $ 16,290     $ 13,636      $  8,214       $ 13,263
  Working capital, excluding
    cash and cash
    equivalents................      4,956          13,999        25,218       10,065       15,454        17,688         12,265
  Total assets.................     32,423          43,515        93,823      113,245      124,862       119,735        150,728
  Total debt...................      9,318           7,660         6,671           --        1,049            26        176,590
  Total debt plus redeemable
    preferred stock............      9,318           7,660         6,671           --        1,049            26        200,590
  Shareholders' equity
    (deficit)(1)...............     10,050          18,843        50,493       65,881       78,191        71,956       (109,241)
STATEMENTS OF CASH FLOW DATA:
  Cash provided by (used in)
    operating activities.......         NM          (2,016)        2,124       33,620       20,723         4,527          5,938
  Cash used in investing
    activities.................         NM          (4,837)       (9,931)     (25,643)     (23,969)      (12,593)       (10,544)
  Cash provided by (used in)
    financing activities.......         NM           2,368        22,114       (6,687)         592           (10)         4,434
OTHER FINANCIAL DATA:
  EBITDA(2)....................    $ 4,669        $  9,763      $ 16,029     $ 29,128     $ 29,656      $ 13,945       $ 16,121
  Depreciation and
    amortization...............      1,567           2,436         3,469        5,425        8,819         3,905          5,458
  Capital expenditures,
    manufacturing
    facilities(3)..............         NM              NM            NM       16,193        7,980         7,180          5,038
  Total capital
    expenditures(3)............      2,970           5,180        10,116       31,229       24,120        12,690         10,763
  Ratio of earnings to fixed
    charges(4).................        7.4x           17.3x         25.9x        97.3x        71.0x        234.3x          45.0x


---------------

(1) As of September 2, 1993, September 1, 1994 and August 31, 1995, shareholders' equity amounts represent division equity.



(2) "EBITDA" is defined herein as income before income taxes, depreciation, amortization, transaction expenses and net interest expense. EBITDA is presented because the Company believes it is frequently used by investors in the evaluation of companies. However, EBITDA should not be used as an alternative to GAAP measurements such as net income as a measure of results of operations or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.



(3) Capital expenditures for manufacturing facilities includes expenditures relating to the design, construction and improvement of the facilities. Total capital expenditures includes capital expenditures for manufacturing facilities as well as capital expenditures for equipment and all other capital items not related to the introduction of a manufacturing facility.



(4) For purposes of computing the ratio, earnings consist of income before taxes and transaction expenses plus fixed charges. Fixed charges consist of interest on the Company's indebtedness and amortization of deferred financing costs. For the periods indicated, the Company had no preferred stock dividend obligations.

                                  RISK FACTORS

     Holders of the Securities should consider carefully the following factors as well as the other information included in this Prospectus prior to tendering their Securities in the Exchange Offer.

RISK FACTORS ASSOCIATED WITH FINANCIAL LEVERAGE AND THE SECURITIES

High Level of Indebtedness; Ability to Service Indebtedness and Satisfy Preferred Stock Dividend Requirements


     After giving effect to the Transactions, the Company is highly leveraged. At May 28, 1998, the Company had approximately $176.1 million of total indebtedness outstanding (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility), Preferred Stock outstanding with an aggregate liquidation preference of $25.0 million and Convertible Preferred Stock outstanding with an aggregate liquidation preference of approximately $56.7 million. Subject to certain restrictions in the Indenture, the Certificate of Designation, the Exchange Indenture and the New Revolving Credit Facility, the Company may incur additional indebtedness from time to time to provide for working capital or capital expenditures or for other purposes.


     The level of the Company's indebtedness could have important consequences to holders of the Exchange Securities, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for other purposes;
(ii) the Company's ability to obtain additional financing in the future, as needed, may be limited; (iii) the Company's leveraged position and covenants contained in the Indenture, the Certificate of Designation, the Exchange Indenture and the New Revolving Credit Facility may limit its ability to grow and make capital improvements and acquisitions; (iv) the Company's level of indebtedness may make it more vulnerable to economic downturns; and (v) the Company may be at a competitive disadvantage because some of the Company's competitors are less leveraged, resulting in greater operational and financial flexibility for such competitors.


     The ability of the Company to pay cash dividends on, and to satisfy the redemption obligations in respect of, the Exchange Preferred Stock and to satisfy its debt obligations, including the Exchange Notes, will be primarily dependent upon the future financial and operating performance of the Company. Such performance is dependent upon financial, business and other general economic factors, many of which are beyond the control of the Company. If the Company is unable to generate sufficient cash flow to meet its debt service obligations or provide adequate long-term liquidity, it will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing debt, selling assets or raising equity capital. There can be no assurance that such alternatives could be accomplished on satisfactory terms, if at all, or in a timely manner. For fiscal years 1996 and 1997, cash flow from operations (before cash flows from investing and financing activities) would have been sufficient to meet the Company's pro forma debt service obligations. Net cash flows from operating, investing and financing activities would not have been sufficient to meet the Company's pro forma debt service obligations for such period. For the six months ended February 26, 1998, cash flow from operations (excluding transaction expenses) would have been sufficient to meet the Company's pro forma debt service obligations. Net cash flows from operating, investing and financing activities (including transaction expenses) would not have been sufficient to meet the Company's pro forma debt service obligations for such six-month period.


Subordination of the Exchange Notes and Exchange Debentures; Ranking of the Exchange Preferred Stock


     The Exchange Notes will be senior subordinated unsecured obligations of the Company, subordinated in right of payment to all existing and future Senior Debt of the Company. The Exchange Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company, including indebtedness under the New Revolving Credit Facility, to the extent of the liquidation value of the assets securing such indebtedness. The Exchange Preferred Stock will rank junior in right of payment upon liquidation to all existing and future indebtedness of the Company, including, without limitation, indebtedness under the New Revolving Credit Facility and the Exchange Notes. The Exchange Preferred Stock will rank senior in right of payment upon liquidation to the Convertible Preferred Stock, the Common Stock and any other class or series of common stock issued by the Company. As of May 28, 1998, the Company had approximately $1.1 million of Senior Debt outstanding for purposes of the Exchange Notes (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility). The Indenture, the Certificate of Designation, the Exchange Indenture and the New Revolving Credit Facility limit, but do not prohibit, the incurrence of additional indebtedness by the Company. See "Description of Senior Subordinated Notes -- Subordination," "Description of the Senior Preferred Stock and Exchange Debentures -- Exchange Preferred
Stock -- Ranking" and "-- Exchange Debentures -- Subordination" and "Description of New Revolving Credit Facility." The Exchange Debentures, if issued, will be subordinated to the prior payment in full of all existing and future Senior Debt of the Company, including indebtedness under the New Revolving Credit Facility and the Exchange Notes. As of May 28, 1998, approximately $176.1 million of Senior Debt was outstanding for purposes of the Exchange Debentures (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility).


     In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes and the Exchange Debentures only after all Senior Debt, as the case may be, has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes or the Exchange Debentures, as the case may be. In addition, under certain circumstances, the Company may not pay principal of, premium, if any, or interest on, or any other amounts owing in respect of, the Exchange Notes or the Exchange Debentures, as the case may be, or purchase, redeem or otherwise retire the Exchange Notes or the Exchange Debentures, as the case may be, if a payment default or a non-payment default exists with respect to certain Senior Debt and, in the case of a non-payment default, if a payment blockage notice has been received by the applicable trustee.

Possible Effects of Fraudulent Conveyance Laws

     The Company believes that the indebtedness represented by the Notes was and, if issued the Exchange Debentures will be, incurred for proper purposes and in good faith, and that, based on present forecasts and other financial information, the Company, as of the date hereof, is solvent, has sufficient capital for carrying on its business and will be able to pay its debts as they mature and become due. Notwithstanding management's belief, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time the Company consummated the Transactions, the Company (i) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (ii) did not receive fair consideration or reasonably equivalent value for issuing the Notes or, if issued, the Exchange Debentures, and the Company (a) was insolvent, (b) was rendered insolvent by reason of the Transactions, (c) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business or (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could avoid such indebtedness. A possible consequence of such avoidance would be that a court could void the Company's obligations under the Notes (or the Exchange Notes upon consummation of the Exchange Offer) and, if issued, the Exchange Debentures or alternatively subordinate the indebtedness represented by the Notes (or the Exchange Notes upon consummation of the Exchange Offer) and, if issued, the Exchange Debentures to claims of other creditors to the Company.

     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the present fair salable value of such company's assets is less than the amount that will be required to pay its probable liability on existing debts as they become absolute and mature. In rendering its opinion on the validity of the Notes and, if issued, the Exchange Debentures, counsel for the Company expressed, and in rendering its opinion on the validity of the Exchange Notes will express, no opinion as to federal or state laws relating to fraudulent transfers.

Change of Control

     Upon the occurrence of a Change of Control, the Company will, subject to certain conditions, be required to offer to purchase all of the Exchange Notes and Exchange Debentures then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date, and all of the shares of the Exchange Preferred Stock then outstanding at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, accumulated and unpaid dividends to the purchase date. See "Description of Senior Subordinated Notes -- Change of Control" and "Description of Senior Preferred Stock and Exchange Debentures -- Senior Preferred
Stock -- Change of Control" and "-- Exchange Debentures -- Change of Control." If a Change of

Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all of the Exchange Notes, all of the shares of the Exchange Preferred Stock and, if issued, the Exchange Debentures that the Company might be required to purchase. The exercise by the respective holders of the Exchange Notes, the Exchange Preferred Stock and, if issued, the Exchange Debentures of their right to require the Company to repurchase the Exchange Notes and the Exchange Preferred Stock and, if issued, the Exchange Debentures upon the occurrence of a Change of Control could also cause a default under other indebtedness of the Company including any then outstanding indebtedness under the New Revolving Credit Facility, even if the Change of Control itself does not, because of the financial effect of such repurchase on the Company. Additionally, there can be no assurance that, in the event of a Change of Control, the Company will be contractually permitted under the terms of other outstanding indebtedness and obligations, including the New Revolving Credit Facility, to pay the required purchase price for all of the Exchange Notes, and Exchange Preferred Stock and, if issued, the Exchange Debentures tendered by holders thereof upon the occurrence of a Change of Control. In addition, the Indenture and the Exchange Indenture restricts the Company's ability to repurchase the shares of the Exchange Preferred Stock and, if issued, the Exchange Debentures, including pursuant to a Change of Control.

Limitations on Ability to Pay Dividends

     The Indenture and the New Revolving Credit Facility restrict the Company from paying cash dividends on the Exchange Preferred Stock other than in certain circumstances. "See "Description of Exchange Notes -- Covenants -- Limitation on Restricted Payments," and "Description of the New Revolving Credit Facility." However, for all dividend payment dates through and including March 1, 2003, the Company may, at its option, pay dividends in additional shares of Exchange Preferred Stock in lieu of paying cash dividends.

     The Company's payment of dividends on the Exchange Preferred Stock may also be restricted by the Idaho Business Corporation Act. Under Idaho law, the Company cannot pay any distribution to its stockholders, including the payment of dividends on the Exchange Preferred Stock, if such payment would render the Company unable to pay its debts as they become due in the usual course of business or if, at the time of the distribution, the total assets of the Company would be less than the Company's total liabilities plus the amount necessary to satisfy preferential rights associated with securities ranking senior to the Exchange Preferred Stock, if any.

     In determining the Company's ability to pay dividends, Idaho law permits the Company's board of directors, as appropriate and if reasonable under the circumstances, to revalue the Company's assets and liabilities to their fair market value. The Company cannot predict what the value of its assets or the amount of its liabilities will be in the future and, accordingly, there can be no assurance that the Company will be able to pay cash dividends on the Exchange Preferred Stock.

Restrictions Imposed by Terms of Indebtedness and Exchange Preferred Stock

     The Indenture, the Certificate of Designation, the Exchange Indenture and the New Revolving Credit Facility contain certain covenants that restrict, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, issue preferred stock, incur liens, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries. A breach of any of these covenants could result in a default under the New Revolving Credit Facility, the Indenture and the Exchange Indenture and would violate certain provisions of the Certificate of Designation. See "Description of Senior Subordinated Notes -- Certain Covenants," "Description of Senior Preferred Stock and Exchange Debentures -- Exchange Debentures -- Certain Covenants" and "Description of New Revolving Credit Facility." The New Revolving Credit Facility also requires the Company to maintain specified financial ratios and to satisfy certain financial condition tests. The ability of the Company to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests.

     In the event the Company does not meet such tests, the availability of capital from bank borrowings, including but not limited to the ability to access the New Revolving Credit Facility, could be adversely affected. The inability to borrow under the New Revolving Credit Facility could have a material adverse effect on the Company's business, financial condition and results of operations.

     Upon an event of default under the New Revolving Credit Facility, the Indenture or the Exchange Indenture, the lenders thereunder could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. In the case of the New Revolving Credit Facility, if the Company were unable to repay those amounts, the lenders thereunder could proceed against the collateral granted to them to secure that indebtedness. Such collateral is comprised of substantially all of the tangible and intangible assets of the Company, including the capital stock of its subsidiaries (limited to no more than 65% of the capital stock of its foreign subsidiaries), real property, accounts receivable, contracts, inventory, equipment, marks, patents, copyrights and other intellectual property.


     On May 20, 1998, the Company and its lenders under the New Revolving Credit Facility amended certain financial covenants under the New Revolving Credit Facility. Had the New Revolving Credit Facility not been amended, the Company would not have been in compliance as of May 28, 1998 with certain of the financial covenants contained therein. As of May 28, 1998, the Company was in compliance with such financial covenants, as amended.


Absence of Public Market for the Exchange Securities

     Prior to the Exchange Offer, there has not been any public market for the Securities. The Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Securities by holders who are entitled to participate in this Exchange Offer. The holders of Securities (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Securities. The Exchange Securities will constitute new issues of securities with no established trading market. The Company does not intend to list the Exchange Securities on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Company has been advised by the Initial Purchaser that following the completion of the Exchange Offer, the Initial Purchaser currently intends to make a market in the Exchange Securities. However, they are not obligated to do so and any market-making activities with respect to the Exchange Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement (as defined herein). There can be no assurance that an active trading market for the Exchange Securities will develop or as to the liquidity of the trading market for the Exchange Securities. If a trading market does not develop or is not maintained, holders of the Exchange Securities may experience difficulty in reselling the Exchange Securities or may be unable to sell them at all. If a market were to exist, the Exchange Securities could trade at prices that may be lower than the initial offering price thereof depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company. See "Exchange Offer."

     Issuance of the Exchange Securities in exchange for the Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Securities desiring to tender such Securities in exchange for Exchange Securities should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Securities for exchange. Securities that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Securities who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Securities may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. See "Plan of

Distribution." To the extent that some but not all of the Securities are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Securities could be adversely affected. See "Exchange Offer."

RISK FACTORS ASSOCIATED WITH THE BUSINESS

Absence of Independent Operating History; Dependence on MTI and MEI

     Prior to the consummation of the Recapitalization, the Company had not operated as an independent entity, and there can be no assurance that it will be able to operate effectively as an independent company following the Recapitalization. The principal operations of the Company were established in 1984 as the Memory Applications Group of MTI. In 1995, as part of a corporate reorganization, MCMS was formed as a wholly-owned subsidiary of MEI. Following the Recapitalization and through the date hereof, MEI's wholly owned subsidiary, MEIC, continues to hold 10.0% of the capital stock (other than the Senior Preferred Stock) of the Company, but does not have a representative on the Company's board of directors. Moreover, management of the Company is independent from the board of directors and management of MEI. The Company has historically been dependent on MEI and MTI for certain financial and administrative systems and services. As part of the Recapitalization, the Company, MEI and MTI entered into the Transition Services Agreement pursuant to which MEI and MTI will continue to provide the Company with certain of such systems and services for transitional periods ranging from 6 to 12 months after the closing of the Recapitalization. See "Certain Transactions -- Transition Services Agreement."

     In addition, the Company has benefited in the past from MEI's procurement leverage in the purchase of memory components from MTI. MTI has provided full-specification RAM components to MEI and MCMS on a purchase order basis at prices generally equal to the best prices offered by MTI to customers purchasing comparable volumes. Such purchases accounted for approximately 30% of the Company's purchased memory components in fiscal 1997. Exclusive of the supply of components under the Memory Module Agreement, no long-term agreement exists or is contemplated between MTI and the Company for the supply of such components subsequent to consummation of the Recapitalization. There can be no assurance that the Company will be able to procure adequate quantities of RAM components from MTI or other memory suppliers in the future or that, if obtained, such components will be obtained at favorable prices.

Customer Concentration; Dependence on Certain Industries

     At any given time, certain customers may account for significant portions of the Company's net sales. In fiscal 1997, approximately 59% of net sales were derived from networking and telecommunications customers. For fiscal 1997, the Company's ten largest customers accounted for approximately 91.8% of net sales. The Company's top two customers, Cisco and Fore, accounted for approximately 32.4% and 20.1% of net sales, respectively, during fiscal 1997. In addition, another of the Company's customers, while accounting for less than 10% of net sales for fiscal 1997, is important to the Company because the products sold to such customer contribute significantly to the Company's margins. Decreases in sales to these or any other key customers could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company expects to continue to depend upon a relatively small number of customers for a significant percentage of its net sales. There can be no assurance that the Company's principal customers will continue to purchase services at current levels, if at all. The percentage of the Company's sales to such major customers may fluctuate from period to period. Significant reductions in sales to any of the Company's major customers as well as period-to-period fluctuations in sales and changes in product mix ordered by such customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, customer orders can be canceled and volume levels can be changed or delayed. From time to time, some of the Company's customers have terminated their manufacturing arrangements with the Company, and other customers have reduced or delayed the volume of design and manufacturing services performed by the Company. Such terminations, reductions or delays expose the Company to the risk of being unable to terminate, reduce or delay purchase orders with its suppliers and to market risks for raw materials, work in progress and finished goods. The replacement of canceled, delayed or reduced contracts with new business cannot be assured, and termination of a manufacturing relationship or changes, reductions or delays in orders could have a material adverse effect on the Company's business, financial condition and results of operations.

     In addition, the Company is dependent upon the continued growth, viability and financial stability of its OEM customers, which are in turn substantially dependent on the growth of the networking, telecommunications, computer systems and other industries. These industries are subject to rapid technological change, product obsolescence and price competition. In addition, many of the Company's customers in these industries are affected by general economic conditions. Recent currency devaluations and economic slowdowns in various Asian economies may have an adverse effect on the results of operations of certain of the Company's OEM customers, and in turn, their orders from the Company. These and other competitive factors affecting the networking, telecommunications and computer system industries in general, and the Company's OEM customers in particular, could have a material adverse effect on the Company's business, financial condition and results of operations. Moreover, any further volatility in the market for DRAM components caused by, among other things, the turmoil in the Asian economies, could have a material adverse effect on MTI, which has historically been one of the Company's major customers, and consequently the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Business -- Sales and
Marketing -- Customers and Revenue Profile."

Variability of Results of Operations

     The Company's results of operations may be affected by a number of factors including economic conditions; price competition; the level of volume and the timing of customer orders; product mix; management of manufacturing processes; materials procurement and inventory management; fixed asset utilization; the level of experience in manufacturing a particular product; customer product delivery requirements; availability and pricing of components; availability of experienced labor; the integration of acquired businesses; start-up costs associated with adding new geographical locations; research and development costs; and failure to introduce, or lack of market acceptance, of new processes, services, technologies and products. In addition, the level of net sales and gross margin can greatly shift based on whether certain projects are contracted on a turnkey basis where the Company purchases materials, versus on a consignment basis, where materials are provided by the customer (turnkey manufacturing tends to result in higher net sales and lower gross margins than consignment manufacturing). There can be no assurance that such decreases will not continue in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Certain Historical Financial Performance." An adverse change in one or more of these factors could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Management of Growth

     The Company opened a new manufacturing facility in Penang, Malaysia in October 1996 and completed the Alcatel Acquisition in November 1997. Expansion has caused, and is expected to cause, strain on the Company's infrastructure, including its managerial, technical, financial, information systems and other resources. To manage further growth, the Company must continue to enhance financial and operational controls, develop or hire additional executive officers and other qualified personnel. Continued growth will also require increased investments to add manufacturing capacity and to enhance management information systems. In October 1997, the Company began implementation of an enterprise resource planning software provided by Baan U.S.A., Inc. (the "Baan ERP System") to, among other things, accommodate the future growth and requirements of the Company and ensure that the Company's business management system is Year 2000 compliant. There can be no assurance that the Company will be able to implement the Baan ERP System successfully and on a timely basis and the failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations.

     Since the end of fiscal 1997, the Company has incurred increased operating expenses as the Company has increased the number of prototype and new product introductions. The Company expects to continue to experience certain inefficiencies as it integrates new operations and manages geographically dispersed operations. There can be no assurance that the Company will be able to manage its expansion effectively, and a failure to do so could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Developments."

     New operations, whether foreign or domestic, can require significant start-up costs and capital expenditures. In the event that the Company continues to expand its domestic or international operations, there can be no assurance that the Company will be successful in generating revenue to recover start-up and operating costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Growth Strategies."

Competition

     The electronics manufacturing services industry is intensely competitive and subject to rapid change, and includes numerous regional, national and international companies, a number of which have achieved substantial market share. The Company believes that the primary competitive factors in its targeted markets are manufacturing technology, product quality, responsiveness and flexibility, consistency of performance, range of services provided, the location of facilities and price. To be competitive, the Company must provide technologically advanced manufacturing services, high quality products, flexible production schedules and reliable delivery of finished products on a timely and price competitive basis. Failure to satisfy any of the foregoing requirements could materially and adversely affect the Company's competitive position. The Company competes against numerous domestic and foreign manufacturers, including Jabil Circuits, Inc., Solectron Corporation, Flextronics International, Ltd., SCI Systems, Inc. and Celestica International Holdings, Inc. The Company also faces indirect competition from the captive manufacturing operations of its current and prospective customers, which continually evaluate the merits of manufacturing products internally rather than using the services of EMS providers. Many of the Company's competitors have more geographically diversified international procurement, research and development, and capital and marketing resources than the Company. In recent years, the EMS industry has attracted new entrants, including large OEMs with excess manufacturing capacity, and many existing participants have substantially expanded their manufacturing capacity by expanding their facilities through both internal expansion and acquisitions. In the event of a decrease in overall demand for EMS services, this increased capacity could result in substantial pricing pressures, which could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Competition."

Availability of Components and Material Cost Fluctuations

     A substantial portion of the Company's net sales is derived from turnkey manufacturing in which the Company provides both materials procurement and assembly and bears the risk of component price increases. Almost all of the Company's products require one or more components that are available from a limited number of sources. Some of these materials are allocated by such single or sole sources in response to supply shortages. Such shortages may cause the Company to curtail the production of assemblies using a particular component. In the past, there have been industry-wide supply shortages of electronic components such as DRAM and microprocessors. There can be no assurance that such shortages will not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, historical fluctuations in materials costs, such as DRAM costs, have had adverse effects on the Company's results of operations in the past. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations." Moreover, there can be no assurance that the recent volatility in the Korean economy will not affect DRAM pricing or demand in world markets. Such volatility could adversely affect the Company's business, financial condition and results of operations.

Capital Requirements

     The Company believes that, in order to achieve its long-term expansion objectives and maintain and enhance its competitive position, it will need significant financial resources over the next several years for capital expenditures, including investments in manufacturing facilities, management information systems, working capital and debt service. The Company has added significant manufacturing capacity and increased capital expenditures since 1995. In April 1995, it opened its Durham, North Carolina facility. In October 1996, it opened its first international facility in Penang, Malaysia and moved from its former Boise, Idaho facility to a new facility in Nampa, Idaho. In November 1997, it purchased its first European facility in Colfontaine, Belgium from Alcatel. The Company anticipates that its capital expenditures will continue to increase as the Company expands its facilities in Asia and Europe, invests in necessary equipment to continue new product production, and continues to invest in new technologies and equipment to increase the performance and the cost efficiency of its manufacturing operations. The precise amount and timing of the

Company's future funding needs cannot be determined at this time and will depend upon a number of factors, including the demand for the Company's services and the Company's management of its working capital. The Company may not be able to obtain additional financing on acceptable terms or at all. If the Company is unable to obtain sufficient capital, it could be required to reduce or delay its capital expenditures and facilities expansion, which could materially adversely affect the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

International Operations

     The Company currently offers EMS capabilities in North America, Asia and Europe. Management believes that the percentage of the Company's revenue derived from international sales will increase in the future as international OEMs increasingly adopt the outsourcing model as a manufacturing solution. International sales accounted for 7.1% of the Company's net sales in fiscal 1997. The Company may be affected by economic and political conditions in each of the countries in which it operates and certain other risks of doing business abroad, including fluctuations in the value of currencies, import duties, changes to import and export regulations (including quotas), possible restrictions on the transfer of funds, employee turnover, labor or civil unrest, long payment cycles, greater difficulty in collecting accounts receivable, the burdens, cost and risk of compliance with a variety of foreign laws, and, in certain parts of the world, political and economic instability. In addition, the attractiveness of the Company's services to its United States customers is affected by United States trade policies, such as "most favored nation" status and trade preferences, which are reviewed periodically by the United States government. Changes in policies by the United States or foreign governments could result in, for example, increased duties, higher taxation, currency conversion limitations, hostility toward United States-owned operations, limitations on imports or exports, or the expropriation of private enterprises, any of which could have a material adverse effect on the Company's business, financial condition or results of operations. The Company's Belgian operations are subject to labor union agreements covering both white-collar and blue-collar employees, which set standards for, among other things, the maximum number of working hours and minimum compensation levels. The Company's Malaysian operations and assets are subject to significant political, economic, legal and other uncertainties customary for businesses located in Southeast Asia.


     The Company's international operations are based in Belgium and Malaysia. The functional currencies of the Company's international operations are the Belgian Franc and the Malaysian Ringgit. The Company's financial performance may be adversely impacted by changes in exchange rates between these currencies and the U.S. dollar. Fixed assets for the Belgian and Malaysian operations are denominated in each entity's functional currency and translation gains or losses will occur as the exchange rate between the local functional currency and the U.S. dollar fluctuates on each balance sheet reporting date. The Company's investments in fixed assets as of May 28, 1998 were $8.8 million (13.7% of total fixed assets) and $2.6 million (4.0% of total fixed assets) in Belgium and Malaysia, respectively. The Company's cumulative translation losses as of May 28, 1998 were $0.0 million and $2.3 million for the Belgian and Malaysian operations, respectively. The Company's investments in Belgium and Malaysia are long-term in nature and, therefore, the translations adjustments are shown as a separate component of shareholders' equity and do not effect the Company's net income. An additional risk is that certain working capital accounts such as accounts receivable and accounts payable are denominated in currencies other than the functional currency and may give rise to exchange gains or losses upon settlement or at the financial statement reporting date. Sales in currencies other than the functional currency were approximately 2.4% and 4.3% of consolidated sales for the nine months ended May 28, 1998 for Belgium and Malaysia, respectively. The Company's transaction gains for the nine months ended May 28, 1998 were $0.0 million and $0.3 million for the Belgian and Malaysian operations, respectively. The exchange rate between the Malaysian Ringgit and U.S. dollar has been extremely volatile over the last year. The Company attempts to minimize the impact of exchange rate volatility by entering into U.S. dollar denominated transactions whenever possible for purchases of raw materials and capital equipment and by keeping minimal cash balances of foreign currencies. Direct labor, manufacturing overhead, and selling, general and administrative costs of the international operations are also denominated in the local currencies. Transaction losses are reflected in the Company's net income. As exchange rates fluctuate, the Company will continue to experience translation and transaction adjustments related to its investments in Belgium and Malaysia.

Dependence on Key Personnel

     The Company's continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The Company's business will also depend upon its ability to continue to attract and retain qualified employees. Although the Company has been successful in attracting and retaining key managerial and technical employees to date, the loss of services of certain key employees, in particular any of its four executive officers, or the Company's failure to continue to attract and retain other key managerial and technical employees could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management -- Employment Agreements."

Year 2000 Compliance

     The Company has conducted a comprehensive review of its information systems that could be affected by Year 2000 compliance issues and has determined that a substantial portion of such systems are not Year 2000 compliant. The Company is developing a plan to resolve the issue which includes, among other things, implementing the Baan ERP System. The implementation of the Baan ERP System is anticipated to be completed by the end of 1998 at an estimated cost of $8.4 million. The Company presently believes that by modifying existing software and converting to new software, the Year 2000 problem will not pose significant operational problems for the Company's information systems. However, if such modifications and conversions are not timely or not properly implemented, the Year 2000 problem could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, the Company has been reviewing the Year 2000 compliance of the products or services provided by and the systems of, its material suppliers and, in some cases, will ask such suppliers to warrant to the Company that they are Year 2000 compliant. The Company believes that many of such suppliers are providing products or services to the Company or have internal systems that are not Year 2000 compliant. The failure of such suppliers to become Year 2000 compliant on a timely basis could impair the timely sourcing of components, raw materials or services to the Company or the functionality of such components or raw materials, which could have a material adverse effect on the Company's business, financial condition and results of operations.

Environmental Regulations

     The Company is subject to a variety of environmental laws and regulations governing, among other things, air emissions, waste water discharge, waste storage, treatment and disposal, and remediation of releases of hazardous materials. While the Company believes that it is currently in material compliance with all such environmental requirements, any failure to comply with present and future requirements could have a material adverse effect on the Company's business, financial conditions and results of operations. Such requirements could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations. The imposition of additional or more stringent environmental requirements, the results of future testing at the Company's facilities, or a determination that the Company is potentially responsible for remediation at other sites where problems are not presently known, could result in expenditures in excess of amounts currently estimated to be required for such matters. See "Management's Discussion and Analysis of Financial Condition and Result of
Operations -- Liquidity and Capital Resources" and "Business -- Environmental."

Concentration of Ownership

     Upon consummation of the Recapitalization, Cornerstone and the Other Investors beneficially owned in the aggregate approximately 90.0% of the outstanding capital stock (other than the Senior Preferred Stock) of the Company. As a result, although no single investor has more than 49.0% of the voting power of the Company's outstanding securities or the ability to appoint a majority of the directors, the aggregate votes of these investors could determine the composition of a majority of the board of directors and, therefore, influence the management and policies of the Company. The interests of Cornerstone or the Other Investors may, in certain circumstances, differ from the interests of holders of the Exchange Securities. See "Management" and "Principal Stockholders."

                              THE RECAPITALIZATION


     On February 26, 1998, the Company effected the Recapitalization pursuant to the Recapitalization Agreement. Prior to the Recapitalization, all of the Company's capital stock was held by MEI. The Recapitalization was undertaken to permit MEI, through its wholly-owned subsidiary MEIC, to divest 90% of its equity interest in the Company in order to focus on its core business of personal computers. Pursuant to the Recapitalization, the Company redeemed from MEIC 90% of the Company's existing shares of common stock, par value $.01 per share (the "Old Common Stock") for $249.2 million. The 10% of Old Common Stock retained by MEIC was reclassified as part of the Recapitalization into Common Stock (as defined below) and Convertible Preferred Stock (as defined below), representing 10.0% of the Company's fully-diluted Common Stock immediately after giving effect to the Transactions but before issuance of options to management. Upon redemption of the Old Common Stock, the Cornerstone Investor Group purchased from the Company shares of Class A Common Stock ("Class A Common"), Class B Common Stock ("Class B Common"), Class C Common Stock ("Class C Common," and together with the Class A Common and Class B Common, the "Common Stock"), Series A Convertible Preferred Stock ("Series A Preferred"), Series B Convertible Preferred Stock ("Series B Preferred"), and Series C Convertible Preferred Stock ("Series C Preferred," and together with the Series A Preferred and the Series B Preferred, the "Convertible Preferred Stock"), representing, in the aggregate, 90.0% of the Company's fully-diluted Common Stock immediately after giving effect to the Transactions but before issuance of options to management. See "Management -- Stock Option Plan." Following the Recapitalization, Cornerstone, the Other Investors and MEIC owned securities representing 49.0%, 41.0% and 10.0%, respectively, of the voting power of the Company's outstanding capital stock.


     The Company used approximately $271.3 million (including cash on hand of approximately $3.3 million) to complete the Recapitalization, including a payment of $249.2 million to MEIC, the repayment of approximately $0.3 million of existing indebtedness and the payment of related estimated fees and expenses of approximately $15.0 million. The remaining funds were to be used by the Company for working capital purposes. In order to finance the Recapitalization, the Company (i) issued $175.0 million in aggregate principal amount of Notes in the Offering; (ii) issued 250,000 shares of Preferred Stock ($25.0 million liquidation preference) in the Offering; and (iii) received an equity contribution (the "Equity Contribution") of $68.0 million, consisting of $61.2 million in cash from Cornerstone and the Other Investors and a rollover of equity held by MEIC having an implied value of $6.8 million (based on the equity contribution of Cornerstone Investor Group of $61.2 million for 90.0% of the Company's fully-diluted Common Stock). In connection with the Recapitalization, the Company entered into the $40.0 million New Revolving Credit Facility with Bankers Trust Company, which was undrawn as of February 26, 1998.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Securities in the Exchange Offer. In consideration for issuing the Exchange Securities contemplated in this Prospectus, the Company will receive the Securities, the forms and terms of which are the same as the form and terms of the Exchange Securities (which replace the Securities), except as described herein. The gross proceeds of $200.0 million from the issuance of the Notes and the Preferred Stock together with the Equity Contribution and cash on hand, were used to consummate the Recapitalization and pay the related estimated fees and expenses. See "The Recapitalization."

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company on a historical basis as of February 26, 1998. This table should be read in conjunction with the "Selected Historical Consolidated Financial Data" and "Unaudited Pro Forma Consolidated Financial Data" included elsewhere in this Prospectus.

                                                                      ACTUAL
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
                                                                   (UNAUDITED)
Cash and cash equivalents...................................        $  13,263
                                                                    =========
Long-term debt (including current maturities):
  Existing debt.............................................        $   1,590
  Notes.....................................................          175,000
                                                                    ---------
          Total long-term debt..............................          176,590
Preferred Stock.............................................           24,000(1)
Shareholders' equity (deficiency):
  Common Stock, Convertible Preferred Stock and retained
     earnings (deficiency)..................................         (109,241)
                                                                    ---------
          Total capitalization..............................        $  91,349
                                                                    =========

---------------
(1) Reflects the gross proceeds of $25,000,000, net of $1,000,000 of financing costs, from the issuance of the Preferred Stock.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data of the Company (the "Pro Forma Consolidated Financial Data") has been prepared to give effect to the Transactions and to reflect certain of the Company's corporate overhead charges on a separate company basis. The pro forma adjustments presented are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances.

     The unaudited pro forma condensed consolidated statement of operations of the Company for the year ended August 28, 1997 and the unaudited pro forma condensed consolidated statements of operations for the six months ended February 27, 1997 and February 26, 1998 and for the latest twelve months ended February 26, 1998 (the "Pro Forma Statements of Operations") give effect to the Transactions as if they had occurred as of August 30, 1996.

     The Recapitalization has been accounted for as a leveraged recapitalization which will have no impact on the historical basis of the Company's assets and liabilities. The Pro Forma Consolidated Financial Data should be read in conjunction with "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements of the Company and notes thereto all included elsewhere in the Prospectus. The Pro Forma Consolidated Financial Data and related notes are provided for informational purposes only and do not purport to be indicative of the Company's financial condition or results of operations that would have actually been obtained had the Transactions been consummated as of the assumed dates and for the periods presented, nor are they indicative of the Company's financial condition or results of operations for any future period.

                                   MCMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       FISCAL YEAR ENDED AUGUST 28, 1997

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    ---------
                                                                      (DOLLARS IN THOUSANDS)
Net sales...................................................   $292,379      $     --      $292,379
Cost of goods sold..........................................    258,982            --       258,982
                                                               --------      --------      --------
Gross profit................................................     33,397            --        33,397
Selling, general and administrative expenses................     12,560        (1,976)(a)    10,584
                                                               --------      --------      --------
Operating income............................................     20,837         1,976        22,813
Interest income (expense), net..............................        380       (18,420)(b)   (18,040)
                                                               --------      --------      --------
Income before taxes(e)......................................     21,217       (16,444)        4,773
Income tax provision........................................      8,465        (6,578)(d)     1,887
                                                               --------      --------      --------
Net income..................................................   $ 12,752      $ (9,866)     $  2,886
                                                               ========      ========      ========
OTHER DATA:
EBITDA(f)...................................................   $ 29,656                    $ 31,632
Depreciation and amortization...............................      8,819                       8,819
Ratio of earnings to fixed charges(g).......................       71.0x                         --

                                   MCMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED FEBRUARY 27, 1997

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    ---------
                                                                      (DOLLARS IN THOUSANDS)
Net sales...................................................   $124,117      $     --      $124,117
Cost of goods sold..........................................    108,136            --       108,136
                                                               --------      --------      --------
Gross profit................................................     15,981            --        15,981
Selling, general and administrative expenses................      5,941        (1,309)(a)     4,632
                                                               --------      --------      --------
Operating income............................................     10,040         1,309        11,349
Interest income (expense), net..............................        260        (9,226)(b)    (8,966)
                                                               --------      --------      --------
Income before taxes(e)......................................     10,300        (7,917)        2,383
Income tax provision........................................      4,243        (3,167)(d)     1,076
                                                               --------      --------      --------
Net income..................................................   $  6,057      $ (4,750)     $  1,307
                                                               ========      ========      ========
OTHER DATA:
EBITDA(f)...................................................   $ 13,945                    $ 15,254
Depreciation and amortization...............................      3,905                       3,905
Ratio of earnings to fixed charges(g).......................      234.3x                         --

                                   MCMS, INC.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED FEBRUARY 26, 1998

                                                                              PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS(A)    PRO FORMA
                                                              ----------    --------------    ---------
                                                                       (DOLLARS IN THOUSANDS)
Net sales...................................................   $145,681        $    --        $145,681
Cost of goods sold..........................................    128,091             --         128,091
                                                               --------        -------        --------
Gross profit................................................     17,590             --          17,590
Selling, general and administrative expenses................      6,927            839(a)        7,766
                                                               --------        -------        --------
Operating income............................................     10,663           (839)          9,824
Interest income (expense), net..............................        329         (9,214)(b)      (8,885)
Transactions expense........................................     (8,312)         8,312(c)           --
                                                               --------        -------        --------
Income before taxes(e)......................................      2,680         (1,741)            939
Income tax provision (benefit)..............................      2,067         (3,080)(d)      (1,013)
                                                               --------        -------        --------
Net income..................................................   $    613        $ 1,339        $  1,952
                                                               ========        =======        ========
OTHER DATA:
EBITDA(f)...................................................   $ 16,121                       $ 15,282
Depreciation and amortization...............................      5,458                          5,458
Ratio of earnings to fixed charges(g).......................       45.0x                            --

                                   MCMS, INC.

             UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
              FOR THE LATEST TWELVE MONTHS ENDED FEBRUARY 26, 1998

                                                                             PRO FORMA
                                                              HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                              ----------    -----------    ---------
                                                                      (DOLLARS IN THOUSANDS)
Net sales...................................................   $313,943      $     --      $313,943
Cost of goods sold..........................................    278,937            --       278,937
                                                               --------      --------      --------
Gross profit................................................     35,006            --        35,006
Selling, general and administrative expenses................     13,546           172(a)     13,718
                                                               --------      --------      --------
Operating income............................................     21,460          (172)       21,288
Interest income (expense), net..............................        449       (18,408)(b)   (17,959)
Transactions expense........................................     (8,312)        8,312(c)         --
                                                               --------      --------      --------
Income before taxes(e)......................................     13,597       (10,268)        3,329
Income tax provision (benefit)..............................      6,289        (6,491)(d)      (202)
                                                               --------      --------      --------
Net income..................................................   $  7,308      $ (3,777)     $  3,531
                                                               ========      ========      ========
OTHER DATA:
EBITDA(f)...................................................   $ 31,832                    $ 31,660
Depreciation and amortization...............................     10,372                      10,372
Ratio of earnings to fixed charges(g).......................      43.9x                          --

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Pro forma adjustments to selling, general and administrative expenses are as follows:


                                                              SIX MONTHS ENDED          LATEST TWELVE
                                          YEAR ENDED    ----------------------------    MONTHS ENDED
                                          AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,    FEBRUARY 26,
                                             1997           1997            1998            1998
                                          ----------    ------------    ------------    -------------
                                                            (DOLLARS IN THOUSANDS)
Management fee..........................   $   250        $   125          $  125           $ 250
Increase (decrease) in employee bonus
  and profit-sharing expense(1).........    (1,820)        (1,230)          1,093             503
Other, net(2)...........................      (406)          (204)           (379)           (581)
                                           -------        -------          ------           -----
  Net adjustments.......................   $(1,976)       $(1,309)         $  839           $ 172
                                           =======        =======          ======           =====


---------------


     (1) Reflects an adjustment to record the Company's employee bonus and profit-sharing expense on a separate company basis. Prior to the Recapitalization, the Company's employee bonus and profit sharing pools were computed based upon a percentage of MEI's consolidated net income and return on equity. Subsequent to the Recapitalization, the Company executed new bonus and profit sharing arrangements whereby the aggregate bonus and profit sharing pools are calculated up to a maximum of 7% of the Company's stand-alone EBITDA.



     (2) Other, net includes adjustments to reflect certain corporate charges on a separate company basis: (i) management's estimates of increased insurance costs based on policies and coverages which will be in effect immediately after the Transactions; (ii) reduction of stock based compensation to executives based on revisions to the Company's stock option program which will be in effect immediately after the Transactions; (iii) management's estimates of the net increase in the Company's telecommunications costs which will be in effect immediately after the Transactions; (iv) management's estimate of the changes in the Company's third party payroll provider costs which will be in effect immediately after the Transactions; and (v) an adjustment to reflect the termination of corporate services relationships among MEI, MTI and the Company and to record the Company's anticipated costs of replacing these services on a separate company basis.


(b) The increase to pro forma interest expense as a result of the Transactions is as follows:

                                                                 SIX MONTHS ENDED         LATEST TWELVE
                                              YEAR ENDED   ----------------------------   MONTHS ENDED
                                              AUGUST 28,   FEBRUARY 27,    FEBRUARY 26,   FEBRUARY 26,
                                                 1997          1997            1998           1998
                                              ----------   ------------    ------------   -------------
                                                               (DOLLARS IN THOUSANDS)
Interest on the Fixed Rate Notes (9.75% on
  $145.0 million)...........................   $14,138        $7,069          $7,069         $14,138
Interest on the Floating Rate Notes (assumed
  10.25% on $30.0 million)..................     3,075         1,538           1,538           3,075
Amortization of assumed financing costs on
  Notes.....................................       629           315             315             629
Amortization of assumed financing costs on
  New Revolving Credit Facility.............       240           120             120             240
Commitment fee on New Revolving Credit
  Facility (assumed 0.5% on unused
  portion)..................................       200           100             100             200
Elimination of interest expense and
  financing cost amortization related to the
  assumed repayment of the Company's
  existing indebtedness.....................       (29)           --             (12)            (41)
Elimination of interest income
  on cash used for
  the Transactions..........................       167            84              84             167
                                               -------        ------          ------         -------
  Net adjustment............................   $18,420        $9,226          $9,214         $18,408
                                               =======        ======          ======         =======

    A 1/8% variance in interest rates for the Floating Rate Notes would change annual interest expense by approximately $38,000.


(c) Reflects the elimination of non-recurring transaction fees and expenses and other considerations incurred in connection with the Transactions. Included in the non-recurring transaction fees and expenses is a $662,000 charge to earnings relating to the cancellation of the old MEI and MTI options.


(d) Reflects the income tax effect of the pro forma adjustments at an assumed statutory tax rate of 40.0%.


(e) In connection with the Recapitalization, the Company executed a new incentive stock option plan. The Company measures compensation expense for its stock-based employee compensation plan using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees." Stock based compensation expense would have reduced pretax income by $181,000 ($109,000 net of taxes) for the fiscal year ended August 28, 1997 and the latest twelve months ended February 26, 1998, and $91,000 ($54,000 net of taxes) for the six months ended February 27, 1997 and February 26, 1998, if the fair values of all options granted to the Company's employees had been recognized as a compensation expense on a straight-line basis over the vesting period of the grants.


(f) EBITDA, as presented, represents operating income plus depreciation and amortization. EBITDA is included because management understands that such information is considered by certain investors to be an additional basis on which to evaluate the Company's ability to pay interest expense, repay debt and make capital expenditures. Excluded from EBITDA are interest expense, interest income, income taxes, and depreciation and amortization, each of which can significantly affect the Company's results of operations and liquidity and should be considered in evaluating the Company's financial performance. EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles.

(g) For purposes of computing this ratio, earnings consist of income before taxes plus fixed charges excluding dividends and amortization of deferred financing costs on the redeemable Preferred Stock. Fixed charges consist of interest on existing indebtedness, interest expense on the Notes, amortization of deferred financing costs associated with the Notes and the New Revolving Credit Facility, and dividends and amortization of deferred financing costs on the redeemable Preferred Stock. For the fiscal year ended August 28, 1997, the six months ended February 27, 1997 and February 26, 1998 and the latest twelve months ended February 26, 1998, earnings were insufficient to cover fixed charges by $508,000, $178,000, $1,952,000 and $2,282,000, respectively.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     Set forth below are selected historical consolidated financial data of the Company at the dates and for the periods indicated. The selected historical consolidated statements of operations data of the Company for the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997 and the selected historical consolidated balance sheet data as of August 29, 1996 and August 28, 1997 were derived from the historical consolidated financial statements of the Company that were audited by Coopers & Lybrand L.L.P., whose report appears elsewhere in this Prospectus. The summary historical statement of operations data of the Company for the fiscal year ended September 1, 1994 and the summary historical balance sheet data as of August 31, 1995 were derived from audited financial statements of the Company which are not included in this Prospectus. The selected historical consolidated financial data of the Company as of September 1, 1994, and as of and for the fiscal year ended September 2, 1993 and as of and for the six month periods ended February 27, 1997 and February 26, 1998 are derived from unaudited consolidated financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited consolidated financial statements and accompanying notes thereto included elsewhere in this Prospectus.

                                                         FISCAL YEAR ENDED                                 SIX MONTHS ENDED
                                 ------------------------------------------------------------------   ---------------------------
                                 SEPTEMBER 2,   SEPTEMBER 1,   AUGUST 31,   AUGUST 29,   AUGUST 28,   FEBRUARY 27,   FEBRUARY 26,
                                     1993           1994          1995         1996         1997          1997           1998
                                 ------------   ------------   ----------   ----------   ----------   ------------   ------------
                                                                      (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales....................    $57,227        $117,313      $188,782     $374,116     $292,379      $124,117       $145,681
  Cost of goods sold...........     50,588         104,857       169,758      341,110      258,982       108,136        128,091
                                   -------        --------      --------     --------     --------      --------       --------
  Gross profit.................      6,639          12,456        19,024       33,006       33,397        15,981         17,590
  Selling, general and
    administrative expenses....      3,537           5,129         6,464        9,303       12,560         5,941          6,927
                                   -------        --------      --------     --------     --------      --------       --------
  Operating income.............      3,102           7,327        12,560       23,703       20,837        10,040         10,663
  Interest income (expense),
    net........................        (46)            163           613          482          380           260            329
  Transaction expenses.........         --              --            --           --           --            --         (8,312)
                                   -------        --------      --------     --------     --------      --------       --------
  Income before taxes..........      3,056           7,490        13,173       24,185       21,217        10,300          2,680
  Income tax provision.........      1,099           2,869         5,142        9,190        8,465         4,243          2,067
                                   -------        --------      --------     --------     --------      --------       --------
  Net income...................    $ 1,957        $  4,621      $  8,031     $ 14,995     $ 12,752      $  6,057       $    613
                                   =======        ========      ========     ========     ========      ========       ========
BALANCE SHEET DATA (END OF
  PERIOD):
  Cash and cash equivalents....    $ 5,178        $    693      $ 15,000     $ 16,290     $ 13,636      $  8,214       $ 13,263
  Working capital, excluding
    cash and cash
    equivalents................      4,956          13,999        25,218       10,065       15,454        17,688         12,265
  Total assets.................     32,423          43,515        93,823      113,245      124,862       119,735        150,728
  Total debt...................      9,318           7,660         6,671           --        1,049            26        176,590
  Total debt plus redeemable
    preferred stock............      9,318           7,660         6,671           --        1,049            26        200,590
  Shareholders' equity
    (deficit)(1)...............     10,050          18,843        50,493       65,881       78,191        71,956       (109,241)
STATEMENTS OF CASH FLOW DATA:
  Cash provided by (used in)
    operating activities.......         NM          (2,016)        2,124       33,620       20,723         4,527          5,938
  Cash used in investing
    activities.................         NM          (4,837)       (9,931)     (25,643)     (23,969)      (12,593)       (10,544)
  Cash provided by (used in)
    financing activities.......         NM           2,368        22,114       (6,687)         592           (10)         4,434
OTHER FINANCIAL DATA:
  EBITDA(2)....................    $ 4,669        $  9,763      $ 16,029     $ 29,128     $ 29,656      $ 13,945       $ 16,121
  Depreciation and
    amortization...............      1,567           2,436         3,469        5,425        8,819         3,905          5,458
  Capital expenditures,
    manufacturing
    facilities(3)..............         NM              NM            NM       16,193        7,980         7,180          5,038
  Total capital
    expenditures(3)............      2,970           5,180        10,116       31,229       24,120        12,690         10,763
  Ratio of earnings to fixed
    charges(4).................        7.4x           17.3x         25.9x        97.3x        71.0x        234.3x          45.0x


---------------

(1) As of September 2, 1993, September 1, 1994 and August 31, 1995, shareholders' equity amounts represent division equity.



(2) "EBITDA" is defined herein as income before income taxes, depreciation, amortization, transaction expenses and net interest expense. EBITDA is presented because the Company believes it is frequently used by investors in the evaluation of highly leveraged companies. However, EBITDA should not be used as an alternative to GAAP measures such as net income as a measure of results of operations or to cash flows as a measure of liquidity in accordance with generally accepted accounting principles.



(3) Capital expenditures for manufacturing facilities includes expenditures relating to the design, construction and improvement of the facilities. Total capital expenditures includes capital expenditures for manufacturing facilities as well as capital expenditures for equipment and all other capital items not related to the introduction of a manufacturing facility.



(4) For purposes of computing the ratio, earnings consist of income before taxes and transaction expenses plus fixed charges. Fixed charges consist of interest on the Company's indebtedness and amortization of deferred financing costs. For the periods indicated, the Company had no preferred stock dividend obligations.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Many of the statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations are forward-looking in nature and, accordingly, whether they prove to be accurate is subject to many risks and uncertainties. The actual results that the Company achieves may differ materially from any forward-looking statements in this Management's Discussion and Analysis of Financial Condition and Results of Operations. See "Risk Factors."

     MCMS is a leading EMS provider serving OEMs in the networking, telecommunications, computer systems and other rapidly growing sectors of the electronics industry. The Company offers a full range of capabilities and manufacturing management services, including product design and prototype manufacturing; materials procurement and inventory management; the manufacture and testing of PCBAs, memory modules and systems; quality assurance; and end-order fulfillment.

     MCMS provides services on both a turnkey and consignment basis. Under a consignment arrangement, the OEM procures the components and the Company assembles them in exchange for a process fee. Under a turnkey arrangement, the Company assumes responsibility for both the procurement of components and their assembly. Turnkey manufacturing generates higher net sales than consignment manufacturing due to the generation of revenue from materials as well as labor and manufacturing overhead, but also results in lower gross margins than consignment manufacturing because the Company generally realizes lower gross margins on materials-based revenue than on manufacturing-based revenue. The Company also provides services on a partial consignment basis, whereby the OEM procures certain materials and the Company procures the remaining materials. Consignment revenues (excluding partial consignment revenues) accounted for 5.2% of the Company's fiscal 1997 net sales.

     In fiscal 1997, approximately 7.0% of the Company's net sales were foreign, with less than 3.6% direct into the Southeast Asian market, which is currently experiencing unfavorable currency and economic conditions. Certain of the Company's major customers sell products into the Southeast Asian market although the Company estimates, based on conversations with its customers, that less than 5.0% of its sales in fiscal 1997 were directly or indirectly into the Southeast Asian market. These and other factors which affect the industries or the markets that the Company serves, and which affect any of the Company's major customers in particular, could have a material adverse effect on the Company's results of operations.

RECENT DEVELOPMENTS


     Due to a decrease in demand for the products of two of the Company's major customers, in addition to a shift in mix from higher to lower margin products for another significant customer, net sales of $88.6 million for the three months ending May 28, 1998 were lower than originally expected. Moreover, operating expenses for the same period increased 7.3% from the same period in fiscal 1997, primarily due to increased staffing expenses incurred in anticipation of increased production requirements that did not materialize as scheduled, as well as to integration of new products and prototypes. As a result of the foregoing, the Company laid off 118 employees at its Nampa facility and 112 employees at its Durham facility in the fiscal quarter ended May 28, 1998. Despite this reduction in staffing expenses, a net loss of $1.4 million was larger than expected and cash flow from operations of $10.3 million was lower than expected for the nine months ended May 28, 1998. In addition, EBITDA of $20.9 million was also lower than anticipated for the same period. As of June 15, 1998, the Company had borrowed $3.5 million under the New Revolving Credit Facility. Furthermore, because of the cyclical nature of the technology sector, there can be no assurance that net sales results will improve for the remainder of fiscal 1998, nor that operating expenses as a percentage of net sales can be reduced for the remainder of fiscal 1998. Consequently, cash flow from operations and net income for the remainder of fiscal 1998 may fall below cash flow from operations and net income for fiscal 1997. Similarly, EBITDA for the remainder of fiscal 1998 may fall below EBITDA for fiscal 1997. See "Risk Factors -- Risk Factors Associated with the Business."



     In recent months, the Company has become aware of certain published reports attributable to an officer of the Company regarding the future financial results of the Company as well as possible acquisition plans regarding a Silicon Valley-based contract electronics manufacturer. The Company believes such reports to be inaccurate and do not reflect the Company's own financial projections which are confidential. While the Company is continually evaluating possible acquisitions to broaden the geographical scope of its services, no particular acquisitions are currently contemplated.


DISCUSSION OF CERTAIN HISTORICAL FINANCIAL PERFORMANCE


     From fiscal 1993 to fiscal 1996, the Company's net sales and net income increased at CAGRs of 87.0% and 97.1%, respectively. For the same period, the Company's EBITDA increased at a CAGR of 84.1%. In fiscal 1997, however, the Company's net sales declined by $81.7 million from fiscal 1996. The decline was primarily attributable to a $155.2 million decrease in turnkey memory module net sales caused by the substantial decline in the price of DRAM, the major cost component of a memory module, despite an increase in memory modules shipped. In addition, net sales for fiscal 1997 from memory modules produced on a consignment basis declined by $16.5 million from fiscal 1996 primarily as a result of price decreases negotiated with MTI. These decreases were partially offset by an increase of $93.5 million in net sales primarily related to increased sales of complex PCBAs and system level manufacturing services. Cash flows from operations declined from $33.6 million to $20.7 million and net income declined from $15.0 million to $12.8 million from fiscal 1996 to fiscal 1997 primarily as a result of a decline in net sales due to the DRAM price decline as well as a reduction of sales from memory modules produced on a consignment basis during this period. Fiscal 1997 EBITDA was $29.7 million, a slight increase compared to $29.1 million in fiscal 1996. EBITDA as a percentage of net sales increased to 10.1% in fiscal 1997 from 7.8% in fiscal 1996 as a result of reduced net sales, an increase in consignment and partial consignment net sales, and improved capacity utilization.


     The Company believes that its efforts to expand its OEM customer base to include networking and telecommunications OEMs and to broaden its services to include PCBA and system level manufacturing have been successful. Sales to computer systems OEMs represented approximately 37% of net sales in fiscal 1997 compared to approximately 82% of net sales in fiscal 1996 while sales to networking and telecommunications OEMs represented approximately 59% of net sales in fiscal 1997 compared to approximately 10% of net sales in fiscal 1996. By diversifying its product and customer base, the Company believes it has been able to reduce its exposure to the volatility in DRAM pricing.

RESULTS OF OPERATIONS

                                              FISCAL YEAR ENDED                     SIX MONTHS ENDED
                                    --------------------------------------    ----------------------------
                                    AUGUST 31,    AUGUST 29,    AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,
                                       1995          1996          1997           1997            1998
                                    ----------    ----------    ----------    ------------    ------------
Net sales.........................    100.0%        100.0%        100.0%         100.0%          100.0%
Cost of sales.....................     89.9          91.2          88.6           87.1            87.9
                                      -----         -----         -----          -----           -----
Gross margin......................     10.1           8.8          11.4           12.9            12.1
Selling, general and
  administrative expenses.........      3.4           2.5           4.3            4.8             4.8
                                      -----         -----         -----          -----           -----
Operating income..................      6.7           6.3           7.1            8.1             7.3
Interest income, net..............      0.3           0.1           0.1            0.2             0.2
Transaction expenses..............       --            --            --             --             5.7
                                      -----         -----         -----          -----           -----
Income before taxes...............      7.0           6.4           7.2            8.3             1.8
Provision for taxes...............      2.7           2.4           2.8            3.4             1.4
                                      -----         -----         -----          -----           -----
Net income........................      4.3%          4.0%          4.4%           4.9%            0.4%
                                      =====         =====         =====          =====           =====
Depreciation and amortization.....      1.8%          1.5%          3.0%           3.1%            3.7%

SIX MONTHS ENDED FEBRUARY 26, 1998 COMPARED TO SIX MONTHS ENDED FEBRUARY 27,
1997

     Net Sales. Net sales for the six months ended February 26, 1998 increased by $21.6 million, or 17.4%, to $145.7 million from $124.1 million for the six months ended February 27, 1997. The increase in net sales was primarily attributable to an increase in the number of PCBAs and system assemblies shipped to the Company's two largest customers and, to a lesser extent, an increase in sales of consigned memory modules. The Company's ability to meet demand for increased shipments was the result of an expansion of manufacturing capacity at its Nampa and Durham facilities as well as the continued ramp-up of the Malaysian facility which began operations in the second quarter of fiscal 1997. The increase in net sales was partially offset by a decline in net sales derived from turnkey memory modules as a result of lower DRAM prices and also as a result of a shift in the mix of revenue toward consignment or partial consignment sales compared to the six months ended February 27, 1997.

     Gross Profit. Gross profit for the six months ended February 26, 1998 increased by $1.6 million, or 10.1%, to $17.6 million from $16.0 million for the six months ended February 27, 1997 as a result of increased unit sales of PCBAs and consigned memory modules. Gross margin for the six months ended February 26, 1998 decreased to 12.1% of net sales from 12.9% for the comparable period ended February 27, 1997. The decrease in gross margin was principally attributable to increased staffing expenses incurred in anticipation of increased production requirements that did not materialize as scheduled and, to a lesser extent, start-up costs in the Company's Belgian operation. The gross margin decrease was partially offset by a shift in mix toward consignment or partial consignment sales as well as the increased utilization of manufacturing capacity in Malaysia.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses ("SG&A") for the six months ended February 26, 1998 increased by $1.0 million, or 16.6%, to $6.9 million from $5.9 million for the six months ended February 27, 1997. This increase for the six months ended February 26, 1998 was the result of additional headcount in senior management, finance and administration, sales and marketing, and information technology which collectively amounted to $0.9 million, as well as additional SG&A in the Malaysian and Belgian operations in the amount of $0.1 million. This increase in SG&A was partially offset by a favorable foreign currency adjustment of $0.3 million that resulted from the strengthening of the U.S. dollar relative to the Malaysian Ringgit. As a percentage of net sales, SG&A was 4.8% during both periods.


     Transaction Expenses. In connection with the Recapitalization, the Company incurred transaction expenses of $8.3 million. Of this amount, $2.7 million was attributable to a transaction fee payable to Cornerstone, $2.2 million to commitment fees to Bankers Trust, $1.4 million was related to termination agreements of certain executives of the Company from employment contracts with MEI, $0.7 million was paid in connection with the buyout of certain MTI and MEI options held by certain executives and $1.4 million was payable in respect of accounting fees, legal fees and other transaction costs.


     Provisions for Income Taxes. Income taxes for the six months ended February 26, 1998 decreased by $2.1 million, or 51.3%, to $2.1 million from $4.2 million for the six months ended February 27, 1997. The Company's effective income tax rate for the six months ended February 26, 1998 increased to 77.1% from 41.2% for the comparable period in 1997 principally as a result of certain transaction expenses for which no tax deduction is allowed, offset in part, by certain changes in estimates for accrued tax liabilities. The Company's effective income tax rate is a function of the mix of income in the various countries and states in which it operates and the applicable income tax rates in such countries and states. During the six months ended February 26, 1998, $1.8 million of the Company's taxable income was attributable to its Malaysian subsidiary for which the Company provided income taxes at an effective tax rate of 27.8%. The Company's Malaysian subsidiary was not profitable during the six months ended February 27, 1997.

     Net Income. For the reasons stated above, net income for the six months ended February 26, 1998 decreased by $5.5 million, or 89.9%, to $0.6 million from $6.1 million for the six months ended February 27, 1997. As a percentage of net sales, net income for the six month period ended February 26, 1998 decreased to 0.4% from 4.9% for the six months ended February 27, 1997.

FISCAL 1997 COMPARED TO FISCAL 1996

     Net Sales. Net sales for fiscal 1997 decreased by $81.7 million, or 21.8%, to $292.4 million from $374.1 million for fiscal 1996. As previously discussed, this decline was primarily attributable to the substantial decline in the price of DRAM, which resulted in a $155.2 million decrease in turnkey memory module net sales, despite an increase in volume. In addition, $16.5 million of the net sales decline was attributable to a price decrease in consignment memory modules. These decreases were partially offset by an increase of $93.5 million in net sales primarily related to increased revenue from complex PCBA and system level manufacturing. This increase was attributable to an increase in volume in complex PCBAs and system level manufacturing.

     Gross Profit. Gross profit for fiscal 1997 increased by $0.4 million, or 1.2% to $33.4 million from $33.0 million for fiscal 1996. Gross profit increased slightly despite a decline in net sales as a result of increased unit volumes of complex PCBAs, partially offset by declines related to turnkey memory modules. Gross margin for fiscal 1997 increased to 11.4% of net sales from 8.8% in fiscal 1996 primarily as a result of the reduced revenue base from the DRAM price decline and shift in revenues towards consignment and partial consignment sales. In addition, gross margins improved as a result of increased utilization at the Durham and Nampa facilities for fiscal 1997.

     Selling, General and Administrative Expenses. SG&A for fiscal 1997 increased by $3.3 million, or 35.0%, to $12.6 million from $9.3 million in fiscal 1996. This increase was principally attributable to increased head count in senior management, finance and administration, and sales and marketing, and information technology which collectively amounted to $2.8 million, as well as start-up costs associated with the Malaysian facility in the amount of $0.5 million. As a percentage of net sales, SG&A increased to 4.3% for fiscal 1997 from 2.5% for fiscal 1996. The increase in SG&A as a percentage of net sales was primarily attributable to factors noted above as well as the decreased absorption of fixed costs.


     Provision for Income Taxes. Income taxes for fiscal 1997 decreased by $0.7 million, or 7.9%, to $8.5 million from $9.2 million for fiscal 1996. The Company's effective income tax rate for fiscal 1997 increased to 39.9% from 38.0% for fiscal 1996. For fiscal 1997, the Company is included in the U.S. federal income tax return of MEI. Income tax expenses for all years were computed as if the Company were a separate taxpayer. The increase in effective tax rate is principally due to operating losses of the Malaysian facility for which related deferred tax assets were fully reserved.


     Net Income. For the reasons stated above, net income for fiscal 1997 decreased by $2.2 million, or 15.0%, to $12.8 million, compared to $15.0 million for fiscal 1996. As a percentage of net sales, net income for fiscal 1997 increased to 4.4% from 4.0% for fiscal 1996.

FISCAL 1996 COMPARED TO FISCAL 1995

     Net Sales. Net sales for fiscal 1996 increased by $185.3 million, or 98.2%, to $374.1 million from $188.8 million in fiscal 1995. The increase in net sales was due primarily to an increase in volume of turnkey memory modules, partially offset by substantial declines in DRAM pricing in the second half of fiscal 1996.

     Gross Profit. Gross profit for fiscal 1996 increased $14.0 million, or 73.5% to $33.0 million from $19.0 million in fiscal 1995 primarily due to an increase in the volume of memory modules shipped in fiscal 1996. Gross margin for fiscal 1996 decreased to 8.8% from 10.1% in fiscal 1995 primarily as a result of the Company's investment in additional labor and infrastructure to support its product mix transition from relatively simple memory intensive products to more complex PCBAs and system level manufacturing.


     Selling, General and Administrative Expenses. SG&A for fiscal 1996 increased $2.8 million, or 43.9%, to $9.3 million from $6.5 million in fiscal 1995. Such increase was attributable to increased expenses associated with the Company's shift to complex PCBA manufacturing. As a percentage of net sales for fiscal 1996, SG&A decreased to 2.5% from 3.4% for fiscal 1995 as a result of the increased leverage of the fixed component of these costs.


     Provision for Income Taxes. Income taxes for fiscal 1996 increased $4.1 million, or 78.7%, to $9.2 million from $5.1 million in fiscal 1995. The Company's effective income tax rate for fiscal 1996 decreased to 38.0% from 39.0% for fiscal 1995. For fiscal 1996, the Company is included in the U.S. federal income tax return of its parent. Income tax expenses for all years were computed as if the Company were a separate taxpayer.

     Net Income. For the reasons stated above, net income for fiscal 1996 increased by $7.0 million, or 86.7%, to $15.0 million, compared to $8.0 million for fiscal 1995. As a percentage of net sales, net income for fiscal 1996 decreased to 4.0% from 4.3% for fiscal 1995.

LIQUIDITY AND CAPITAL RESOURCES

     The Company has historically funded its operations through cash generated from operations, capital contributions from MEI and bank borrowings. During the fiscal year ended August 28, 1997, the Company's net decrease of cash and cash equivalents of $2.7 million was composed of cash flow generated from operating activities of $20.7 million, cash used in investing activities of $24.0 million and cash provided by financing activities of $0.6 million. Cash generated from operations primarily consisted of earnings before depreciation and amortization of $21.6 million offset principally by a net increase in working capital. Cash used in investing activities during the fiscal year ended August 27, 1997 was primarily attributable to capital expenditures. Cash generated from financing activities principally resulted from net borrowings under the Company's existing credit facilities.


     For the six months ended February 26, 1998, the Company's net decrease of cash and cash equivalents of $0.2 million was composed of cash flow generated from operating activities of $5.9 million, cash used in investing activities of $10.5 million and cash provided by financing activities of $4.4 million. For the fiscal years 1996 and 1997, the Company had sufficient cash flows from operations to meet its pro forma debt service obligations. Net cash flows from operating, investing and financing activities would not have been sufficient to meet the Company's pro forma debt service obligations for such period. For the six months ended February 28, 1998, such cash flows (excluding transaction expenses) would also have been sufficient to meet such pro forma debt service obligations. Net cash flows from operating, investing and financing activities (including transaction expenses) would not have been sufficient to meet the Company's pro forma debt service obligations for such six-month period.



     During this same period, receivables, inventory, accounts payable, and accrued expenses decreased by $0.6 million. The average collection period for accounts receivable and the average inventory turns were 50.8 days and 12.4 turns, respectively, for the six months ended February 26, 1998 compared to 47.9 days and 8.6 turns for the six months ended February 27, 1997. The average collection period and average inventory turn level vary as a function of sales volume, sales volatility, product mix, payment terms with customers and suppliers and the mix of consigned and turnkey business. For the six months ended February 26, 1998, while the average collection period was relatively comparable to the same period in fiscal 1997, the higher number of inventory turns was primarily attributable to consignment arrangements with suppliers which reduced the Company's inventory levels. The Company does not believe the foregoing trends significantly affected liquidity.


     From September 1, 1994 through August 28, 1997, the Company has made approximately $65.4 million of capital expenditures principally to build and/or outfit and equip its facilities in Nampa, Idaho, Durham, North Carolina and Penang, Malaysia. The Company commenced operations in its Nampa, Durham and Malaysian facilities in September 1996, April 1995 and December 1996, respectively. Capital expenditures during the six months ended February 26, 1998 were $10.8 million of which $6.1 million related to the Alcatel Acquisition. The Company expects to make additional capital expenditures of approximately $15.8 million during the remainder of the fiscal year ending September 3, 1998. Approximately $7.8 million of the Company's total anticipated capital expenditures during the fiscal year ending September 3, 1998 are related to the implementation of the Baan ERP System which, among other things, is being implemented to address any Year 2000 compliance issues with the remaining expenditures principally related to new equipment purchases. See "Risk
Factors -- Risk Factors Associated with the Business -- Management Growth" and "-- Year 2000 Compliance."

     In conjunction with the Recapitalization, the Company entered into the New Revolving Credit Facility with Bankers Trust Company, which provides for borrowings of up to $40.0 million for working capital, capital expenditures and other general corporate purposes. The Company did not draw upon the New Revolving

Credit Facility in connection with consummation of the Transactions. As of May 28, 1998, the Company's total debt was approximately $176.1 million and the Company had a shareholders' deficit of $111.1 million.



     For the second half of fiscal 1998, the Company's interest obligations will be $8.9 million and its dividend obligations would be $1.6 million if the Company elects to pay the dividends on the Preferred Stock in cash. On June 1, 1998, the Company elected to pay its first quarterly dividend on the Preferred Stock in-kind. The Company has not definitively determined if it will pay future dividends in cash or in-kind.


     The Company's principal sources of funds following the Transactions are anticipated to be cash flows from operating activities and borrowings under the New Revolving Credit Facility. The Company believes that these funds should provide sufficient liquidity and capital resources to meet its current and future obligations, including payment of interest on the Notes, dividends on the Preferred Stock, as well as to provide funds for the Company's working capital, capital expenditures and other needs. No assurance can be given, however, that this will be the case. Depending upon rate of growth and profitability and the ability of the Company to manage its working capital effectively, including its inventory turns and accounts receivable collection period, the Company may require additional equity or debt financing to meet its working capital requirements or capital equipment needs. There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to the Company. The Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance the New Revolving Credit Facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors -- Risk Factors Associated with Financial Leverage and the Securities."

                                    INDUSTRY

     The electronics manufacturing industry consists of two major sectors: the first is the manufacture of PCBs and the second primarily involves the attachment to PCBs of semiconductors, resistors, capacitors, diodes and other electronic components. The latter category is referred to as contract manufacturing or EMS and is the primary market served by MCMS.

     The EMS industry is large and growing rapidly. The worldwide EMS industry grew at a CAGR of 32.1% from 1992 to 1996 to approximately $60.0 billion and is projected to grow at a CAGR of 24.6% from 1996 to 2001, to reach revenue of approximately $178.0 billion. The table below illustrates the EMS industry's projected growth by major geographic regions:

                                                                               % OF TOTAL
                                                                             --------------
                                              1996        2001       CAGR    1996     2001
                                            --------    ---------    ----    -----    -----
                                            (DOLLARS IN BILLIONS)
US/Canada.................................   $27.2       $104.2      30.8%    45.9%    58.5%
Western Europe............................    10.5         29.8      23.2     17.7     16.7
Japan.....................................    13.0         24.0      13.1     21.9     13.5
Asia, excluding Japan.....................     6.4         16.5      20.9     10.8      9.3
Emerging Regions..........................     2.2          3.5       9.7      3.7      2.0
                                             -----       ------      ----    -----    -----
Total.....................................   $59.3       $178.0      24.6%   100.0%   100.0%

     Growth in the EMS market is being driven by three factors. The first factor is the underlying growth of the electronics industry in general and of the networking and telecommunications sectors in particular. The second factor is the increasing global acceptance of outsourcing as a manufacturing solution in the electronics industry. The third factor is the trend by OEMs to outsource a broader array of manufacturing and distribution functions. EMS revenues as a percentage of the electronics estimated cost of goods sold of OEMs in the electronics industry was 12.4% in 1996 and is projected to increase to 26.1% in 2001.

INDUSTRY HISTORY

     Growth in the EMS industry was initially driven by the dependence of electronics OEMs with large, captive production facilities on EMS providers as a source of additional or overflow manufacturing capacity. Initially, OEMs contracted with outsourcing providers on a consignment basis, and primarily outsourced only the manufacture of simple PCBAs used in consumer electronic goods and personal computers. In the mid-1980s, the relationship between electronics OEMs and EMS providers underwent a fundamental, strategic shift with the evolution from pin-through-hole ("PTH") technology to SMT. PTH technology is heavily dependent upon manual labor and involves the insertion of pins, or leads, into pre-drilled holes in PCBs with the leads then connected to the circuitry through soldering. Using automated SMT equipment, components are attached directly to both sides of the PCB without leads. SMT facilitates the placement of more components on a single PCB, resulting in significant advancements in functionality and miniaturization of electronic products. Due to the high cost of SMT, economies of scale and asset utilization became critical to the manufacturing process causing OEMs to increase their level of outsourcing to EMS providers. This increased demand for outsourced manufacturing services made investment in SMT equipment and subsequent upgrades economical for EMS providers with sufficient volume. In the early 1990s, as the relationship between OEMs and EMS providers further evolved, OEMs began to rely on their EMS providers to procure and manage materials on a turnkey basis. In recent years, heightened competition, greater product complexity, rapid technological advancement and shorter product lifecycles have required electronics OEMs to outsource an even broader array of manufacturing and distribution functions in order to focus their capital and resources on their core competencies of research and product development, marketing and sales. An increasing number of OEMs are adopting a "virtual" manufacturing strategy in which they maintain no internal production capabilities and rely solely on EMS providers for a comprehensive array of manufacturing services. Many OEMS have divested their captive manufacturing facilities and others have outsourced their EMS requirements from inception.

SERVICES AND CAPABILITIES

     EMS providers offer the services and capabilities described below. Large, sophisticated EMS providers generally are differentiated from smaller EMS providers in that they are able to provide the full range of these services because of their technological expertise, greater capital resources and state-of-the-art equipment.

- PRODUCT DESIGN AND ENGINEERING. EMS providers have product development groups, consisting of design, product and test engineering personnel, which work with customers on initial product design in order to reduce the time from design to prototype, improve product manufacturability and reliability and reduce product costs through both manufacturing and purchasing efficiencies.

- MATERIALS PROCUREMENT AND INVENTORY MANAGEMENT. Turnkey EMS providers provide a full range of materials management services including procurement, planning, expediting, incoming quality inspection and warehousing to promote continuous supplier improvement and to reduce costs.

- PCBA MANUFACTURING SERVICES. The manufacture of PCBAs involves the attachment of various electronic components such as resistors, diodes, connectors, logic and RAM components and processors to a PCB through various interconnect technologies including SMT, PTH, and BGA.

- SYSTEM LEVEL ASSEMBLY/BOX BUILD SERVICES. System level assembly, or box build, is the connection of two or more subsystems (such as PCBAs) into a finished enclosure that is sold in its completed form. System level assembly requires engineering, materials sourcing, manufacturing capabilities and capacity beyond those needed for manufacturing PCBAs. OEMs entrust box build activities to selected EMS providers with the requisite expertise, technological capabilities and available capacity.

- TEST SERVICES. In-circuit testing is used to verify that the PCBA has been correctly assembled and that all electrical components are connected appropriately. Functional and environmental tests verify that the PCBA performs to customer specifications and maintains its integrity in varying conditions. Only those EMS providers with comprehensive test service capabilities can also provide end-order fulfillment.

- END-ORDER FULFILLMENT. End-order fulfillment encompasses the shipment of finished products directly to the OEM's end-user customers from the EMS provider's factory floor. End-order fulfillment requires a high level of trust and coordination between the OEM and its EMS provider. The EMS provider performs all quality and testing functions without the OEM's direct involvement, and is charged with ensuring that the products conform to the OEM's standards of functionality, performance and durability. In addition, in order to provide end-order fulfillment, the EMS provider must possess the flexibility and manufacturing expertise to reconfigure its production to manufacture custom orders.

- MEMORY MODULE ASSEMBLY. A limited number of EMS providers have significant memory module design, assembly and test capabilities. Memory modules are compact PCBAs consisting of semiconductor memory devices (such as DRAM) and related circuitry. EMS providers who assemble memory modules obtain memory components from semiconductor manufacturers and attach them to PCBs. Memory modules are most commonly used in desktop personal computers, laptop computers, workstations, printers and telecommunications devices. There has been significant growth in memory module production over the last several years due to the demand for enhanced electronic system performance, the overall growth in computer, workstation and server sales volumes as well as the increased memory requirements (measured in megabytes) per system. Similar to other types of PCBA manufacturing, memory module manufacturing is increasing in technological complexity and capital intensiveness. As a result, many OEMs are outsourcing their memory module requirements.

BENEFITS TO OEMS OF OUTSOURCING

     OEMs are increasingly outsourcing their manufacturing requirements in order to realize the following benefits:

- FOCUS ON CORE COMPETENCIES. As competition in the electronics industry has intensified, OEMs have sought to concentrate their limited resources on the activities which enable them to maximize value, including research and product development, marketing and sales. Large, sophisticated EMS providers offer comprehensive turnkey services which better enable OEMs to focus on their core competencies.

- ACCESS TO LEADING TECHNOLOGIES WITH LOWER INVESTMENT AND OVERALL
  COSTS. Outsourcing to EMS providers enables OEMs to access high volume manufacturing technologies with lowered costs and increased responsiveness without large capital investments.

- ENHANCED INVENTORY MANAGEMENT AND IMPROVED PURCHASING POWER. EMS providers' volume procurement and inventory management capabilities allow OEMs to control inventory levels and costs which both enhances OEMs' ability to respond to competitive pressures and increases their return on assets.

- SHORTER TIME-TO-MARKET. The electronics industry is increasingly characterized by rapid technological change, shorter product lifecycles and a critical need to reduce time-to-market. OEMs can shorten their product introduction and time-to-volume cycles by utilizing EMS providers' design, engineering and prototyping services, established infrastructure and advanced manufacturing capabilities.

- VOLUME FLEXIBILITY. EMS providers can efficiently manage short production runs for lower volume products and ramp up to higher volume production quickly because of their manufacturing expertise and the quality of their equipment. This flexibility enables OEMs to pursue opportunities in niche markets, to produce profitably products with shorter lifecycles and to exploit products at the end of their lifecycles.

INDUSTRY CONSOLIDATION

     The worldwide EMS market is undergoing consolidation but remains highly fragmented. According to the Institute for Interconnecting and Packaging Electronic Circuits, of the over 1,000 EMS providers in the United States and Canada, only 15 to 20 had revenues in excess of $300 million in 1997. The Company believes that industry consolidation will continue as OEM customers direct their outsourcing to EMS providers who offer a broad range of services, sufficient capacity to provide sole source program production, advanced technological capabilities, and domestic and international production facilities.

                                    BUSINESS


     MCMS is a leading EMS provider serving OEMs in the networking, telecommunications, computer systems and other rapidly growing sectors of the electronics industry. The Company offers a full range of capabilities and manufacturing management services, including product design and prototype manufacturing; materials procurement and inventory management; the manufacturing and testing of PCBAs, memory modules and systems; quality assurance; and end-order fulfillment. By delivering this comprehensive range of manufacturing and customer service capabilities through its strategically located facilities in the United States, Asia and Europe, the Company enables its OEM customers to focus their capital and resources on their core competencies of research and product development, marketing and sales. The Company forges long-term strategic relationships as a manufacturing and customer service partner for leading OEMs such as Cisco, Fore, Alcatel and MTI. As evidence of its ability to partner successfully with its customers, the Company served as the sole source program provider for many of its customers and has received numerous quality and service awards, including Cisco's Supplier of the Year Award for Contract Manufacturing and Distribution in 1997. For the latest twelve months ended February 26, 1998, the Company generated net sales and pro forma net income of $313.9 million and $3.5 million, respectively. For the same period, the Company generated pro forma EBITDA of $31.7 million. From fiscal 1993 through fiscal 1997, the Company's net sales and net income increased at a CAGR of 50.3% and 59.7%, respectively. For the same period, the Company's EBITDA increased at a CAGR of 58.8%.


     The Company's principal operations were established in 1984 as the Memory Applications Group of MTI. The Company began providing electronic manufacturing services to external customers in 1989, was incorporated as a wholly owned subsidiary of MTI in 1992 and became a wholly owned subsidiary of MEI, which is a majority owned subsidiary of MTI, in 1995. Initially, the Company established itself as a leading EMS provider by developing an expertise in custom memory module design, assembly and testing for computer systems customers. In recent years, management has broadened the Company's market focus to include networking and telecommunications customers, and has expanded its services to offer design, materials procurement, inventory management, the manufacture and testing of complex PCBAs and systems, and end-order fulfillment.

COMPETITIVE ADVANTAGES

     The Company attributes its leading position in the EMS industry and its strong profitability to the following competitive advantages:


     - STRONG RELATIONSHIPS WITH LEADING TECHNOLOGY OEMS. The Company has established strong relationships with leading OEMs, such as Cisco and Fore, in the high growth networking and telecommunications industries. Many OEMs in these sectors are increasingly outsourcing their manufacturing and distribution functions and require high value-added products and comprehensive services from their EMS providers. The Company has increased the percentage of its net sales generated by networking and telecommunications OEMs from approximately $38.4 million or 10% in fiscal 1996 to approximately $169.9 million or 58% in fiscal 1997. This percentage increase in net sales to networking and telecommunications OEMs was attributable both to an increase in volume sales to such OEMs as well as a decrease in memory module sales to computer systems manufacturers from approximately $282.9 million or 76% in fiscal 1996 to approximately $111.2 million or 38% in fiscal 1997. Such decrease was primarily due to a significant decrease in DRAM pricing. In addition, in connection with its acquisition of a European manufacturing facility, the Company recently entered into a three-year supply agreement with Alcatel, a leading supplier of telecommunications services. The terms of the agreement provide for two years of production load spread over three years. The production load is defined in direct labor hours and is priced at a fixed rate per direct labor hour. The hourly rate reflects market conditions at the time of execution. The Company's other customers include MTI, Comverse Technology, Inc. ("Comverse"), Tektronix, Inc. ("Tektronix"), Dell Computer Corporation ("Dell"), Hewlett-Packard Co. ("HP"), International Business Machines Corporation ("IBM") and Sequent Computer Systems, Inc. ("Sequent"). The Company has also established relationships with smaller companies whom it believes have superior and innovative products with high growth potential. See "Business -- Sales and Marketing -- Customer and Revenue Profile."

     - MEMORY MODULE EXPERTISE. The Company has been a leading provider of standard and custom memory modules since its inception in 1984. Semico Research Corp. estimates that the overall market for DRAM memory modules was $21.0 billion in 1997 and projects that the market will grow at a CAGR of 25.0% to $41.0 billion in 2000. The Company believes its memory module expertise is a competitive advantage because it is one of a limited number of EMS providers with significant memory module design, assembly and test capabilities. The Company uses its distinct memory module capabilities as a means of obtaining new OEM customers in the networking, telecommunications and computer systems segments. Once established as an OEM's memory module assembler, the Company strives to expand the services and programs it provides for that customer. In addition, the Company is the primary outside memory module supplier for MTI (which also produces memory modules internally), the largest DRAM manufacturer in the United States. See "Certain Transactions -- Memory Module Agreement."

     - BREADTH OF VALUE-ADDED SERVICES. OEMs are increasingly requiring a broader range of manufacturing and value-added services from their EMS providers as they seek to reduce their time-to-market and capital asset and inventory costs. Building on its integrated engineering and manufacturing capabilities, the Company offers its customers a full range of pre-production and post-production services for the manufacture of complex PCBAs, memory modules and systems. The Company believes that its range of services: (i) provides greater control over quality and delivery; (ii) offers customers complete and cost-effective manufacturing solutions; (iii) increases the Company's integration into the manufacturing processes of its customers; (iv) positions the Company to be a leading provider of its customers' next generation products; and (v) increases customers' switching costs.


     - STATE-OF-THE-ART GLOBAL MANUFACTURING CAPABILITY. From September 1, 1994 through February 26, 1998, the Company made approximately $76.2 million of capital expenditures principally to build and/or outfit and equip its state-of-the-art facilities in Nampa, Idaho, Durham, North Carolina and Penang, Malaysia, and to purchase a facility from Alcatel in Colfontaine, Belgium in November 1997 (the "Alcatel Acquisition"). The Company's facilities are strategically located to serve its customers' global needs and to capitalize on the increasing acceptance of EMS worldwide. In addition, the Company has the ability to expand capacity by adding new SMT lines in certain of its existing facilities and shifting production among its facilities. Each of its four facilities utilizes SMT manufacturing, which requires sophisticated capital equipment and expertise, and is the dominant PCBA manufacturing process technology worldwide. The Company maintains standard manufacturing equipment, processes and techniques across its facilities and integrates its operations through information systems and operational infrastructure allowing it to provide its OEM customers with seamless, flexible and responsive manufacturing services.


     - EMPHASIS ON CUSTOMER SERVICE AND QUALITY. The Company places a strong emphasis on customer service and quality, which it believes are key factors to OEMs in their selection of EMS providers. The Company has received numerous awards in the areas of manufacturing quality, technology, dependability and timely delivery, including Cisco's Supplier of the Year Award for Contract Manufacturing and Distribution in 1997 and Fore's highest award for supplier performance in 1997. As evidence of its high quality customer service, the Company has been selected as the sole EMS provider in selected programs for many of its customers, including MTI, Cisco, Fore and several other OEMs, and believes it will continue to be a preferred supplier to such customers. The Company's facilities in Nampa, Idaho, Durham, North Carolina and Penang, Malaysia are ISO 9001 certified, and the Company intends to seek ISO 9001 certification for its newly acquired Colfontaine, Belgium facility.

     - EXPERIENCED MANAGEMENT TEAM WITH SIGNIFICANT EQUITY INCENTIVES. The Company's senior management team has an average of 11 years of experience in the electronics industry and has successfully managed the Company's revenue and EBITDA growth while constructing new facilities and diversifying into new markets. Following the Recapitalization, the senior management team will have a substantial financial interest in the Company's continued success through its participation in an incentive option program constituting up to 15.0% of the Company's equity ownership.

GROWTH STRATEGIES

     The Company's objective is to be a global supplier of a complete set of advanced manufacturing solutions to a diverse group of leading OEMs operating in the fastest growing segments of the electronics industry. In order to achieve this objective, the Company has employed the following key strategies:

     - TARGET LEADING OEMS IN HIGH GROWTH MARKETS. The Company seeks to develop strategic relationships with leading OEMs in the networking, telecommunications and other rapidly growing electronics industry sectors. Certain of these OEMs are reducing their base of EMS providers and are focusing each provider on specific programs and requiring each to provide a broader range of services. The Company seeks to develop strong ties with its customers through its design capabilities, engineering and manufacturing expertise, strong service record and breadth of capabilities. In addition to current market leaders, the Company targets OEMs with emerging technologies or products that have the potential to make these OEMs market leaders in the future.

     - LEVERAGE MEMORY MODULE CAPABILITIES. MCMS has extensive expertise in designing, assembling and testing memory modules. The Company has utilized this expertise to develop relationships with new OEM customers. The Company will continue to aggressively pursue these opportunities. Once an OEM has selected the Company as a provider of these services, the Company seeks to leverage and expand the relationship to include a broader array of services. For example, the Company's relationship with Cisco began in 1995 and has evolved from producing a modest volume of custom memory modules to providing a range of services from memory modules to prototype and volume production of highly complex PCBAs. The Company anticipates that its ability to grow its memory module business will improve as a result of the elimination of control of the Company by MEI, which is a competitor of many of the Company's targeted personal computer memory module customers.

     - OFFER A BROAD RANGE OF ADVANCED MANUFACTURING SERVICES. MCMS offers a full spectrum of manufacturing services including product design and prototype manufacturing, materials procurement and inventory management, the manufacture and testing of PCBAs, memory modules and systems, quality assurance and end-order fulfillment. The Company's ability to manage the complete manufacturing process from design through end-order fulfillment reduces a product's time-to-market and enables OEMs to concentrate on their core competencies of research and product development, marketing and sales.

     - MAINTAIN POSITION AS A MANUFACTURING TECHNOLOGY LEADER. The Company believes that staying at the leading edge of production technology and delivering excellence in manufacturing are critical success factors in providing electronics manufacturing services to networking, telecommunications and computer systems OEMs. MCMS has invested a significant amount of capital in new facilities and equipment over the last three years and has developed the manufacturing infrastructure and expertise necessary to produce assemblies incorporating complex, high density chip packages including BGA, COB and MCM. Additionally, the Company is developing new manufacturing technologies including PC100 testing for SDRAM modules, expanded design-from-concept capabilities, no-clean wave soldering, micro-BGA, and flip chip assembly.

     - LEVERAGE INTEGRATED GLOBAL PRESENCE. The Alcatel Acquisition provides the Company with a European platform which complements its presence in North America and Asia and positions the Company to serve multinational and regional OEMs. By maintaining a standard manufacturing platform and integrated operations, the Company seeks to provide its OEM customers with seamless, flexible and responsive manufacturing services. MCMS intends to continue to broaden its engineering and manufacturing capabilities worldwide through the expansion of existing facilities, development of manufacturing sites in other strategic locations and through strategic acquisitions.

SERVICES AND CAPABILITIES

     The Company provides a comprehensive array of technologically advanced services which require the Company and its OEM customers to make a substantial investment of time and resources in their relationships. The Company becomes an integral partner with OEMs who are evolving toward a new paradigm of "virtual" manufacturing in which the OEMs maintain no internal production capabilities and rely solely on EMS providers for a comprehensive array of manufacturing services. The Company's two largest customers, Cisco and Fore, perform some final system level assembly and test, but the majority of their manufacturing requirements are now outsourced to EMS providers. The Company believes that this trend in which OEMs outsource increasing levels of their manufacturing requirements to EMS providers should continue, as OEMs realize the benefits of focusing on their core competencies of research and development, and sales and marketing. The Company's services, which are provided on both a turnkey and consignment basis, include:

Pre-production Services

     The Company's pre-production electronics manufacturing services include product development and materials procurement and inventory management.

     - Product Development. The Company's product development group interacts frequently with OEM customers early in the design process to optimize product design and product manufacturability. For each project, MCMS creates a design strategy based on a particular customer's requirements, product attributes, design guidelines and previous experience with similar products. After design, the Company often provides quick-turn prototype assembly. By participating in product design and prototype development, the Company reduces an OEM's manufacturing costs, accelerates time-to-volume production and ensures that new designs can be properly tested at a reasonable cost.

     - Materials Procurement and Inventory Management. Because MCMS provides full turnkey services to the majority of its customers, procurement is one of the key factors contributing to the Company's competitive and financial success. The Company provides a full range of materials management services and works in partnership with a variety of key component manufacturers and distributors through the deployment of programs such as schedule sharing, electronic data interface and Internet links as well as a comprehensive supplier review and ratings program. Component manufacturers and distributors are either specified by customers or qualified by the Company. In general, the Company has been able to source the raw materials and components it needs. However, almost all of the Company's products require at least one or more components that are available from only a limited number of sources. Some of these materials are allocated by such single or sole sources in response to supply shortages. Such shortages may cause the Company to curtail the production of assemblies using a particular component. In order to protect itself from fluctuations in materials costs, MCMS purchases material and components, including long lead time items, based either on purchase orders received and accepted from customers or through manufacturing services agreements with its customers. The Company manages its inventory through automated materials handling processes including bar coding and automated, vertical carousel storage systems that both reduce the amount of floor space required to store inventory and minimize errors in inventory handling. In addition, the Company has consignment and other just-in-time inventory programs in place with a number of its suppliers pursuant to which such suppliers consign or deliver materials and components to the Company for purchase by the Company as and if necessary to meet manufacturing requirements.

PCBA Manufacturing and Test Services

     The majority of the products assembled by MCMS utilize SMT interconnection technology or a combination of SMT and PTH interconnection technologies. In addition, the Company has expertise in such advanced technologies as COB, MCM and BGA. The Company employs a standard manufacturing platform, which incorporates "pick and place" equipment manufactured by Fuji Corporation, at its Nampa, Durham, Penang and Colfontaine facilities. This standardization allows the Company to deliver uniform products on a worldwide basis to its OEM customers. The Company also offers a comprehensive range of test services, including automated in-circuit testing of PCBAs, as well as functional and environmental stress testing of both PCBAs and system level assemblies. MCMS, in conjunction with its customers, either fabricates or procures test hardware and develops application-specific test software.

Memory Module Assembly

     The Company is a leading provider of memory modules which it primarily supplies to MTI, the largest manufacturer of DRAM in the United States. MCMS manufactures standard and custom memory modules for MTI on a consignment basis and for other customers on a turnkey basis. The Company has its roots in memory module production, and is one of a limited number of EMS providers with significant memory module design, assembly and test capabilities. The Company has used its expertise in memory modules to gain access to new customers. Once the Company has been selected as a provider of memory modules to an OEM, it seeks to leverage and expand the relationship to include a broader set of services.

System Level Assembly/Box Build

     System level assembly, or box build, is the connection of two or more sub-assemblies (such as PCBAs) into a finished enclosure. The Company specializes in the system level assembly of Internet Protocol switches, color Laserjet printers, network printers and Internet servers. The Company's system level assembly operations are staffed with dedicated personnel from various functional areas including engineering, manufacturing management, debug and training. The Company offers both prototype and production volume system level assembly capabilities. MCMS can produce small quantity production runs and prototypes within two weeks of receipt of materials and specification documentation and can transition to volume production as soon as one week later.

End-Order Fulfillment

     The Company's relationship with several of its OEM customers extends beyond manufacturing to encompass the shipment from the Company's factory floor of finished products directly to the OEM's customers. Prior to shipment, the Company performs all quality and testing functions to ensure that the products conform to the customer's standards of functionality, performance and durability. In addition, the Company possesses the flexibility, manufacturing expertise and information systems necessary to custom configure assemblies to meet the customer's unique requirements. The Company currently provides end-order fulfillment services for customers such as Fore and Sequent.

OPERATIONS AND FACILITIES

     The Company's strategy is to standardize its worldwide operations around common equipment, information systems, procedures and information technology. Such standardization reduces the complexity of the Company's operations, permits the Company to shift production from facility to facility to maximize capacity without significant equipment modification and enables the Company to accommodate its customers' choice of facilities.

     The Company currently operates 21 high-speed, fully-automated SMT assembly lines at its Nampa, Durham and Penang facilities. Each of these facilities is ISO 9001 certified and employs standard hardware platforms with Fuji front-end placement and Hewlett-Packard back-end test systems. The Company's newly acquired Colfontaine, Belgium facility contains four SMT assembly lines and utilizes Fuji front-end placement systems. The Company intends to conform the other equipment and processes in Colfontaine to those in place at the Company's other three facilities.

     The following table sets forth certain information regarding the Company's facilities as of February 26, 1998:

                             APPROX.    SMT     OWNED/      COMMENCED      CAPACITY
                             SQ. FT.   LINES   LEASED(1)    OPERATIONS    UTILIZATION         SERVICES
                             -------   -----   ---------    ----------    -----------         --------
Nampa, Idaho...............  216,000    13(2)     Owned      Sept. 96         78%       Complex PCBA, memory
                                                                                        module and system
                                                                                        level assembly,
                                                                                        quick-turn
                                                                                        prototyping and
                                                                                        end-order
                                                                                        fulfillment
Durham, North Carolina.....  110,000     6       Leased       Apr. 95         90%       Complex PCBA, memory
                                                                                        module and system
                                                                                        level assembly and
                                                                                        end-order
                                                                                        fulfillment
Penang, Malaysia...........   20,000     2       Leased       Dec. 96         50%       Memory module
                                                                                        assembly
Colfontaine, Belgium(3)....   85,000     5        Owned       Dec. 97         65%       Complex PCBA and
                                                                                        memory module
                                                                                        assembly
                             -------    --
     Total.................  381,000    26

---------------
(1) The Durham lease expires in December 2005. The Penang lease expires in October 1998. The Company believes it will be able to renew the Penang lease or obtain an alternative facility on terms no less favorable to the Company.
(2) Includes one line dedicated to quick-turn prototypes.
(3) Acquired from Alcatel in November 1997.

     The Company maintains an integrated information technology system with enterprise resource planning and shop floor and defect tracking. In October 1997, the Company began implementation of the Baan ERP System to, among other things, accommodate the future growth and requirements of the Company and to ensure that the Company's business management system is Year 2000 compliant.

SALES AND MARKETING

  Customer and Revenue Profile

     The Company targets customers who: (i) command a position of technology leadership; (ii) focus on the high-end of their respective markets; (iii) share MCMS' commitment to quality; (iv) possess significant volume growth opportunities; (v) offer the possibility of multiple project or product prospects for MCMS and (vi) are interested in a long-term, strategic partnership.

     During fiscal 1997 the Company made considerable advances toward its objective of increasing the percentage of its net sales attributable to telecommunications and networking OEMs. Such customers accounted for approximately 59% of fiscal 1997 net sales versus approximately 10% in fiscal 1996. In fiscal 1997, the Company provided manufacturing services for 22 active customers. As is typical for an EMS provider, a few of the Company's major customers represent a significant percentage of its net sales. During fiscal 1997, the Company had two customers which accounted for over 10% of the Company's net sales. Cisco represented 32.4% and Fore represented 20.1% of the Company's net sales, respectively, in fiscal 1997. No other customer accounted for more than 10% of the Company's net sales in 1997. International net sales were approximately $13.5 million, $54.2 million and $20.8 million, or approximately 7%, 15% and 7% of total net sales, in fiscal 1995, 1996 and 1997, respectively. The Company had no sales attributable to foreign operations for the fiscal years 1995 and 1996. In fiscal 1997, net sales attributable to Foreign Subsidiaries totaled $6.0 million or 2% of total net sales. International sales are primarily denominated in United States dollars.

     The following table illustrates several of the Company's OEM customers and the services performed by MCMS.

                      CUSTOMER'S          SERVICES PROVIDED
CUSTOMER NAME      INDUSTRY SEGMENT            BY MCMS                  CUSTOMER END USES
-------------     ------------------    ---------------------    --------------------------------
Cisco             Data Networking       Complex PCBAs            Network Routers, Port Adapters
                                                                 and Flash Modules
Fore              Data Networking       Complex PCBAs, Box       ATM Switches, LAN/WAN Products
                                        Build and
                                        End-Order Fulfillment
Tektronix         Graphics Systems      Complex PCBAs            Video Production Systems
MTI               Memory Components     Memory Modules           Personal Computer Systems
Sequent           Computer Systems      Box Build and            Front-end Control Systems
                                        End-Order Fulfillment
Alcatel           Telecommunications    Complex PCBAs            Telecommunications Devices

     The Company's backlog as of February 26, 1998 was approximately $86.7 million. Backlog consists of purchase orders believed to be firm and that are expected to be filled within the next three months. Because of variations in the timing of orders, delivery intervals, customer and product mix and delivery schedules, the Company's backlog as of any particular date may not be representative of actual sales for any subsequent period.

Commitment to Customer Quality

     MCMS is committed to delivering value-added solutions to its OEM customers' needs at a standard that meets or exceeds their requirements. The Company's quality philosophy stresses the achievement of excellence through a process of continuous improvement. MCMS makes each functional area responsible for its own quality control and for initiating corrective action if needed. The Company's comprehensive quality assurance procedures include emulating the customer's requirements with respect to electrical and mechanical specifications, workmanship and packaging.

Sales and Marketing Organization

     The Company markets its contract manufacturing services through a direct sales force as well as independent manufacturers' sales representatives throughout the world. The Company believes that this combination provides a cost-effective means for the Company to market its services, as compensation to its representatives is commission-based. The Company's marketing and sales organization consists of five marketing employees, nine regional managers and 25 program managers. Regional managers have primary responsibility for identifying and developing new customer accounts. They manage the Company's independent sales representatives in their respective territories, working closely with representatives to define effective account development strategies. In addition, the Company sells its services through independent manufacturing representatives located in the United States, Europe and Asia.

     Once a new account is brought in, a program manager is assigned to each customer and is responsible for monitoring the progress of existing projects. Because the Company's execution to customers' expectations has been its most effective marketing tool, the program manager plays a critical role, using his or her daily interface with the customer to identify and pursue additional revenue opportunities within the existing customer base.

ENGINEERING, RESEARCH AND DEVELOPMENT

     The Company concentrates its engineering, research and development efforts principally on developing manufacturing process technologies to meet specific customer needs. The Company also conducts research and development in response to general technology trends in the EMS market, realizing these developments will likely become specific customer requirements in the future. As of February 26, 1998, the Company had approximately 194 employees engaged in PCBA design, process, product and test engineering and product and equipment technical support.

     The Company's leading-edge volume production technologies include COB, MCM, BGA, highly accelerated life testing ("HALT") and highly accelerated stress screening ("HASS"). COB technology utilizes an unpackaged semiconductor die that is attached directly onto a PCB and then sealed with epoxy. BGA technology is a manufacturing technique by which a component supplier attaches an array of "solder balls" in a matrix across the bottom of unpackaged die rather than attaching leads around the perimeter of the die. HALT stresses the PCBAs in regards to temperature and vibration in order to determine their field environment failure limits. HASS takes the HALT processes' determined limits and establishes a lower level of environmental stress for simulating the PCBAs' durability and performance in the field. Current technologies under development include no-clean wave soldering, micro-BGA, flip chip assembly and high speed testing and electrical design simulation of memory modules.

INTELLECTUAL PROPERTY

     As of February 26, 1998, MEI held (on behalf of the Company) 11 patents and 43 patent applications on file with the U.S. Patent and Trademark Office. Pursuant to the Patent Agreement (as defined), MEI has agreed to assign these patents and patent applications to the Company prior to the closing date of the Recapitalization. See "Certain Transactions -- Patent and Invention Disclosure Assignment and License Agreement." Though the Company considers these patents and patent applications important to its business, no patent or patent application is material to the operation of the business. With the exception of software, the Company does not license intellectual property rights from any third party. MCMS and the Company's logo are trademarks of the Company.

COMPETITION

     The EMS industry is intensely competitive and highly fragmented. Competition consists of numerous regional, national and international participants as well as, indirectly, the manufacturing operations of a large number of OEMs who elect to perform their manufacturing internally rather than through an outside EMS firm. Competition is based principally on customer service, quality, dependability and price. MCMS competes directly with a number of EMS firms, including Jabil Circuits, Inc., Solectron Corporation, Flextronics International, Ltd., SCI Systems, Inc. and Celestica International Holdings Inc.

ENVIRONMENTAL

     The Company's operations are subject to regulatory requirements and potential liabilities arising under certain federal, state, local and foreign environmental laws and regulations governing, among other things, air emissions, waste water discharge, waste storage, treatment and disposal, and remediation of releases of hazardous materials. In the course of its operations, MCMS handles limited amounts of materials that are considered hazardous under applicable law. The Company believes that it is in substantial compliance with all applicable environmental requirements, including without limitation, those governing the handling, storage and disposal of such materials and is aware of no outstanding legal proceedings against it arising under such laws. Environmental capital expenditures during 1996 and 1997 have not been material and are not expected to increase significantly in 1998.

LEGAL PROCEEDINGS

     From time to time, the Company is involved in various legal proceedings arising in the ordinary course of its business. The Company does not expect that these matters will have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

     As of February 26, 1998, the Company had 1,547 full-time employees. Except for employees at its Colfontaine facility, none of the Company's employees are represented by a labor union or any collective bargaining agreement. The Company's Belgian operations are subject to labor union agreements covering both white-collar and blue-collar employees that set standards for, among other things, the maximum number of working hours and compensation levels. The Company believes that its employee relations are satisfactory.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and ages as of April 1, 1998 and a brief account of each person who is a director or executive officer of the
Company:

                      NAME                        AGE                      POSITION
                      ----                        ---                      --------
Robert F. Subia.................................   35    President, Chief Executive Officer and
                                                         Director
Chris J. Anton..................................   35    Vice President, Finance and Chief Financial
                                                         Officer
Jess Asla.......................................   35    Vice President, Operations
John P. McCarvel................................   41    Vice President, Strategic Business
                                                         Development
R. Stephen Cheheyl..............................   52    Director
Finis F. Conner.................................   54    Director
John A. Downer..................................   40    Director
C. Nicholas Keating.............................   56    Director
Michael E. Najjar...............................   31    Director
Mark Rossi......................................   41    Director

ROBERT F. SUBIA joined MTI in 1986 in the Production Control department. He served as a Regional Sales Manager for MTI from 1989 until February 1993. In February 1993, Mr. Subia joined MCMS as Director of Sales and held this position until August 1994, when he was appointed Vice President, Sales. In April 1995, Mr. Subia was appointed Chairman of the Board of Directors, President and Chief Executive Officer of MCMS. Mr. Subia was appointed a director of MEI in October 1995. Mr. Subia holds a Bachelor of Science in Business Administration with an emphasis in Marketing from Boise State University.

CHRIS J. ANTON joined MCMS in July 1996 from Futura Corporation where he was Chief Financial Officer and now serves as Vice President, Finance and Chief Financial Officer of the Company. Prior to joining MCMS, Mr. Anton also held the positions of President and General Manager of Image National, Inc., and Vice President of Engineering and New Product Development at Morrison Knudsen Corporation. Mr. Anton's background also includes five years of industry experience in financial and technical positions with Hewlett Packard Company and MTI. Mr. Anton received a Bachelor of Science degree in Chemistry from the University of Idaho and an M.B.A. from the Columbia University School of Business.

JESS ASLA joined MTI in June 1984 in the Quality Assurance Department. He worked as a Process Engineer for MTI in the clean room assembly area for two years. He later served as the Process Engineer Manager for MTI's Memory Applications Group from 1988 until July 1994 when he was named Director of Engineering for MCMS. In April 1995, Mr. Asla was appointed Vice President, Operations and a member of the Board of Directors of MCMS. Mr. Asla holds a Bachelor of Mechanical Engineering from the University of Notre Dame.

JOHN P. MCCARVEL joined MCMS in March 1996 from Anthem Electronics Inc., where he was Central Region Manager for Value Added Programs. Prior to Anthem, he spent five years at Dovatron International, Inc. where he held various senior management positions, including President of Western Operations, Vice President of Sales, Vice President of Sales and Marketing for Europe, and Vice President of Far East Operations. Mr. McCarvel also spent six years at Adaptec Inc. holding various management positions, the last being Director of Singapore Operations. Mr. McCarvel holds a Bachelor of Science degree in Business from Carroll College in Helena, Montana.

R. STEPHEN CHEHEYL became a Director of the Company in connection with the Recapitalization. Mr. Cheheyl served until December 1995 as an Executive Vice President of Bay Networks, Inc. ("Bay Networks"), when Bay Networks was formed through the merger of Wellfleet Communications, Inc. ("Wellfleet") and Synoptics Communications, Inc. From December 1990 to October 1994, Mr. Cheheyl served as Senior Vice President of Finance and Administration of Wellfleet. He also serves as a director of Auspex Systems, Inc.,

ON Technology Corporation, Infinium Software, Inc., and Sapient Corporation. Mr. Cheheyl received an A.B. from Dartmouth College and an M.B.A. from Northwestern University.

FINIS F. CONNER became a Director of the Company in connection with the Recapitalization. Until 1996, Mr. Conner was Chairman of the Board and Chief Executive Officer of Conner Peripherals, Inc. which he founded in 1986. A leading manufacturer of 3 1/2" Winchester disk drives used in personal computers, Conner Peripherals was merged with Seagate Technology, Inc. ("Seagate") in February 1996. Mr. Conner was a co-founder of Seagate, and served as its Vice-Chairman from 1979 to 1985. Mr. Conner has been Chairman of the Board of Golf Media, Inc., a company engaged in the design of Internet web sites for the promotion of golf products, and since February 1996, Mr. Conner has been a principal of the Conner Group, an independent consulting organization. Mr. Conner is also a director of BoxHill Systems Corporation.

JOHN A. DOWNER became a Director of the Company in connection with the Recapitalization. Since December 1996, Mr. Downer has served as a Managing Director of Cornerstone. From 1989 to December 1996, Mr. Downer was a partner of various venture capital funds managed by Prudential Equity Investors, Inc. ("Prudential"). Mr. Downer is also a director of StorMedia Incorporated and International Manufacturing Services, Inc. Mr. Downer received an A.B., M.B.A. and J.D. from Harvard University.

C. NICHOLAS KEATING became a Director of the Company in connection with the Recapitalization. Mr. Keating has been an independent business advisor since 1993 to a number of companies principally in the networking, software, semiconductor and imaging industries. From 1987 to 1993, Mr. Keating was Vice President of Network Equipment Technologies, a wide-area networking company. Mr. Keating currently serves on the Boards of Directors of E-Net Corporation, an enterprise software supplier to the financial services industry, and LIC Energy, a European simulation systems company serving the oil and gas transmission market. Mr. Keating holds a B.A. and an M.A. from American University and was a former Fulbright Scholar.

MICHAEL E. NAJJAR became a Director of the Company in connection with the Recapitalization. Mr. Najjar has served as a Managing Director of Cornerstone since February 1997. From 1996 to 1997, Mr. Najjar was a partner at Advanta Partners LP, a private equity firm. Prior to 1996, Mr. Najjar worked in the Corporate Finance Department of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Najjar received a B.A. from Cornell University and an M.B.A. from The Wharton School at The University of Pennsylvania.

MARK ROSSI became a director of the Company in connection with the Recapitalization. Mr. Rossi has served as a Senior Managing Director of Cornerstone since December 1996. From 1984 to 1996, Mr. Rossi was a partner of various venture capital funds managed by Prudential. Mr. Rossi is also a director of StorMedia Incorporated, Maxwell Technology, Inc. and International Manufacturing Services, Inc. Mr. Rossi holds a B.A. from Saint Vincent College and an M.B.A. from Northwestern University.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation for fiscal 1997 for the Chief Executive Officer and the other executive officers of the Company (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                           ANNUAL COMPENSATION                 COMPENSATION
                                -----------------------------------------   ------------------
                                                                                SECURITIES
                                                          OTHER ANNUAL          UNDERLYING          ALL OTHER
                                SALARY($)   BONUS($)   COMPENSATION($)(1)   OPTIONS/SARS(#)(2)   COMPENSATION(3)
                                ---------   --------   ------------------   ------------------   ---------------
Robert F. Subia...............   206,538    172,082          12,428               35,000              4,500
  President and Chief
  Executive Officer
Chris J. Anton................    90,000     18,005              --               22,500              2,262
  Vice President, Finance and
  Chief Financial Officer
Jess Asla.....................   153,269    132,697           7,752               20,000              4,154
  Vice President, Operations
John P. McCarvel..............   125,288     47,339              --               20,000              3,154
  Vice President, Strategic
  Business Development

---------------
(1) Represents amounts paid to Named Executive Officers for accrued vacation time.
(2) Represents options issued pursuant to the MEI Plan (as defined below).
(3) Represents amounts paid on behalf of each of the Named Executive Officers in respect of MEI's defined contribution plan.

     The following table sets forth certain information regarding the options granted to the Named Executive Officers during fiscal 1997 pursuant to MEI's 1995 Stock Option Plan (the "MEI Plan"). Although Messrs. Subia and Asla have been granted options pursuant to MTI's 1985 and 1994 Incentive Stock Option Plans (the "MTI Plans") in the past, no options were granted pursuant to the MTI Plans to any of the Named Executive Officers in fiscal 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                  MEI PLAN(1)


                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                              ---------------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF       % OF TOTAL                                ANNUAL RATES OF STOCK
                               SECURITIES      OPTIONS/SARS                                 PRICE APPRECIATION
                               UNDERLYING       GRANTED TO     EXERCISE OR                  FOR OPTION TERM(3)
                              OPTIONS/SARS     EMPLOYEES IN    BASE PRICE    EXPIRATION   ----------------------
            NAME               GRANTED(#)     FISCAL YEAR(2)     ($/SH)         DATE        5%($)       10%($)
            ----              ------------    --------------   -----------   ----------     -----       ------
Robert F. Subia..............       30,447         1.6              18.67      1/28/03     308,790      591,339
                                     4,553         0.2              21.96      1/28/03      31,177       73,429
Chris J. Anton...............        7,500         0.4              19.88     10/28/02          --(4)    45,338
                                    14,808         0.8              21.96      1/28/03     101,398      238,816
                                       192           *              18.67      1/28/03       1,947        3,729
Jess Asla....................       13,896         0.7              21.96      1/28/03      95,153      224,108
                                     6,104         0.3              18.67      1/28/03      61,906      118,551
John P. McCarvel.............       13,980         0.7              21.96      1/28/03      95,728      225,462
                                     6,020         0.3              18.67      1/28/03      61,054      116,920


---------------
  * Indicates grant of less than 0.1% of total options granted under the MEI Plan in fiscal 1997.

(1) Options issued pursuant to the MEI Plan vest in an amount of 20% per year on each of the first five anniversaries of the date of grant of such options. Under the MEI Plan, the exercise price of a particular option grant is determined by taking the average stock price for MEI common stock for the five trading days prior to the date the option is granted.

(2) Represents percentage of options granted to employees of both MEI and the Company.
(3) Potential Realizable Value is based on certain assumed rates of appreciation pursuant to rules prescribed by the Commission and are not intended to be a forecast of MEI's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the MEI stock. There can be no assurance that the amounts reflected in this table will be achieved. In accordance with rules promulgated by the Commission, Potential Realizable Value is based upon the exercise price of the options.


(4) The price of MEI common stock on the date of grant for these options was $14.83. Thus, at an assumed 5% appreciation rate from the date of grant, these options have no potential realizable value.


     The following table sets forth certain information regarding options exercised and the number and value of unexercised options issued pursuant to the MTI Plans and the MEI Plan which were held by the Named Executive Officers at August 28, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                   MTI PLANS

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED     VALUE      OPTIONS AT AUGUST 28, 1997       AT AUGUST 28, 1997
         NAME              ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
         ----            ---------------    --------    --------------------------    -------------------------
Robert F. Subia........       2,176         $29,964             3,000/7,356               $123,007/$269,945
Jess Asla..............          --              --            12,890/6,496               $499,284/$235,284

                                    MEI PLAN

                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                         SHARES ACQUIRED     VALUE      OPTIONS AT AUGUST 28, 1997       AT AUGUST 28, 1997
         NAME              ON EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
         ----            ---------------    --------    --------------------------    -------------------------
Robert F. Subia........          --              --           13,000/77,000                $51,926/$184,025
Chris J. Anton.........          --              --              500/24,500                  $3,019/$12,075
Jess Asla..............          --              --            3,000/32,000                 $12,825/$51,300
John P. McCarvel.......          --              --            4,000/36,000                 $21,700/$86,800

     In connection with the Recapitalization, Messrs. Subia and Asla were entitled to exercise vested options to purchase MTI common stock (the "MTI Options") issued pursuant to the MTI Plans within 30 days of the closing of the Recapitalization. Messrs. Subia and Asla exercised 8,174 and 17,204 MTI Options, respectively (with a value of $210,502 and $456,231, respectively) within such 30-day period, representing the vested MTI Options held by Messrs. Subia and Asla. All unvested MTI Options held by Messrs. Subia and Asla were purchased by MEI on or about the 31st day after the closing of the Recapitalization (the "Purchase Date") at an aggregate purchase price of $28,410 for each of Messrs. Subia and Asla, representing the difference between (a) $25.00 multiplied by the number of unvested MTI Options held by each and (b) the aggregate exercise price for all such unvested MTI Options. The Named Executive Officers also held as of the closing of the Recapitalization, certain options to purchase MEI common stock (the "MEI Options") issued pursuant to the MEI Plan. In connection with the Recapitalization, the Named Executive Officers were entitled to exercise vested MEI Options within 30 days of the closing of the Recapitalization. Messrs. Subia, Anton and McCarvel exercised 7,203, 500 and 2,000 MEI Options, respectively, within such 30-day period. Unvested MEI Options were purchased from Messrs. Subia and Asla by MEI following the Recapitalization for $200,000 and $70,000, respectively. Vested MEI options not exercised within such 30-day period were cancelled in their entirety.

EMPLOYMENT AGREEMENTS

     In connection with the Recapitalization, the Company entered into employment agreements with each of its Named Executive Officers (the "Employment Agreements"). The terms of the Employment Agreements provide that (i) Robert F. Subia will serve as the President and Chief Executive Officer; (ii) Chris J. Anton will serve as Vice President, Finance and Chief Financial Officer; (iii) Jess Asla will serve as Vice President, Operations; and (iv) John P. McCarvel will serve as Vice President, Strategic Business Development, all for a period that will end on the third anniversary of the closing of the Recapitalization (the "Employment Period"); provided that the Employment Period will automatically terminate upon the Named Executive

Officer's resignation (including if the Company Constructively Terminates Executive), death or permanent disability or incapacity, or upon termination by the Company, with or without Cause. Under the Employment Agreements, the Named Executive Officers will: (i) receive an annual base salary (as set by the Board or compensation committee thereof but subject to a minimum amount); (ii) be eligible to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible, including the Company's 1998 Stock Option Plan, with any awards under such plans to be set by the Board or compensation committee; and
(iii) will receive certain other employee benefits. Under the terms of the Employment Agreements, the base salaries for Messrs. Subia, Asla, Anton and McCarvel are $250,000, $175,000, $150,000 and $150,000, respectively.

     If the Employment Period is terminated by the Company without Cause or the Company Constructively Terminates Executive, the Named Executive Officer is entitled to receive his base salary plus all employee benefits which the Named Executive Officer is receiving on the termination date for 18 months following such termination in the case of Robert F. Subia, and 12 months following such termination for the other Named Executive Officers. If the Employment Period terminates upon the Named Executive Officer's death or permanent disability, the Named Executive Officer (or his spouse or other beneficiary) will be entitled to receive his base salary for 12 months following such termination. If the Employment Period terminates upon the Named Executive Officer's resignation or incapacity, or is terminated by the Company for Cause, the Executive Officer will be entitled to receive his base salary through the date of termination. Under the Employment Agreements, the Named Executive Officers will agree not to
(i) compete with the Company during the period in which he is employed by the Company and for 18 months thereafter in the case of Robert F. Subia, and 12 months thereafter for the other Named Executive Officers (the "Noncompete Period"); (ii) disclose any confidential information unless and to the extent such information becomes generally known to and available for use by the public other than as a result of the Named Executive Officer's acts or omissions; (iii) solicit or hire any employee of the Company or its subsidiary during the Noncompete Period; and (iv) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or its subsidiaries during the Noncompete Period. In addition, the Named Executive Officers will agree to disclose to the Company any and all Work Product and to acknowledge that such Work Product will be the property of the Company and its subsidiaries.

     In connection with the Recapitalization, each of Robert F. Subia and Jess Asla entered into an agreement with MEI (together, the "Termination Agreements"), effective as of the closing date of the Recapitalization, terminating his employment relationship with MEI. Pursuant to the Termination Agreements, Messrs. Subia and Asla received lump-sum payments of $1,026,223 and $373,320, respectively. In consideration for such payments, Messrs. Subia and Asla (i) forfeited all of their unvested options to purchase MEI stock which were granted under the MEI Plan, (ii) released MEI from any future claims relating to their employment with MEI, (iii) agreed to comply with certain non-disclosure obligations, (iv) agreed to comply with the noncompetition and nonsolicitation provisions of the Recapitalization Agreement and (v) agreed that in the event his employment with the Company is terminated, he will comply until December 21, 1999 with the noncompetition and nonsolicitation obligations set forth in the Termination Agreements.

STOCK OPTION PLAN


     In order to provide financial incentives for certain of the Company's or its subsidiaries' senior executives and other employees, the Company's board of directors has adopted the 1998 Stock Option Plan pursuant to which it will be able to grant options to purchase Class A Common to senior executives and other employees of the Company and its subsidiaries. Under the Plan, the Company will also be able to grant options to purchase Class A Common to the Company's Consultants. The Plan provides for option grants representing 15% of the Company's fully diluted Common Stock. Under each option grant contemplated under the Plan for certain executive officers, 50% of the options will vest over four years from the date of grant and the other 50% will vest if certain EBITDA targets are met (or at the end of seven years if such targets are not met and if the grantee is continuously employed with the Company). Under each option grant for other key employees, all options will vest over four years from the date of grant. As of May 28, 1998, the Company's board of directors had approved option grants for 1,180,000 shares or 11.8% of the Company's fully diluted Common Stock. Upon an employee's termination with the Company, all of the employee's unvested options will expire, the exercise period of all the employee's vested options will be reduced to a period ending no later than 30 days after such employee's termination, and if such termination occurs prior to an initial public offering of the Company's Class A Common, the Company shall have the right to repurchase the Class A Common of the Company held by the employee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of February 26, 1998 regarding the beneficial ownership of (i) capital stock (other than Senior Preferred Stock) held by each person (other than directors and executive officers of the Company) known to the Company to own more than 5% of the outstanding capital stock (other than the Senior Preferred Stock) of the Company, (ii) capital stock held by each director and executive officer of the Company and (iii) capital stock held by all directors and executive officers as a group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

                                              SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
                                  --------------------------------------------------------------------
                                   CLASS A    PERCENT OF   CLASS B   PERCENT OF   CLASS C   PERCENT OF
              NAME                 COMMON      CLASS A     COMMON     CLASS B     COMMON     CLASS C
              ----                ---------   ----------   -------   ----------   -------   ----------
Cornerstone Equity Investors IV,
 L.P............................  2,450,000      75.1%     123,529      14.3%       --        --
 c/o Cornerstone Equity
   Investors, L.L.C.
 717 Fifth Avenue (Suite 1100)
 New York, New York 10022
August Capital..................     --         --           --        --         424,632      48.5%
 2480 Sand Hill Road, Suite 101
 Menlo Park, California 94025
BT Investment Partners..........    245,000       7.5      740,294      85.7        --        --
 130 Liberty Street
 New York, New York 10006
MEI California, Inc.(2).........    500,000      15.3        --        --           --        --
 c/o Micron Electronics, Inc.
 900 East Karcher Road
 Nampa, Idaho 83687
Oak Investment Funds(3).........     --         --           --        --         424,632      48.5
 c/o Oak Investment Partners
 525 University Avenue, Suite
   1300
 Palo Alto, California 94301
EXECUTIVE OFFICERS AND DIRECTORS
Robert F. Subia.................     14,706         *        --        --           --        --
Chris J. Anton..................      7,353         *        --        --           --        --
Jess Asla.......................     11,030         *        --        --           --        --
John P. McCarvel................      3,676         *        --        --           --        --
R. Stephen Cheheyl..............     --         --           --        --          7,353          *
Finis F. Conner.................     --         --           --        --         14,706        1.7
John A. Downer(4)...............  2,450,000      75.1      123,529      14.3        --        --
C. Nicholas Keating.............     --         --           --        --          3,676          *
Michael E. Najjar(4)............  2,450,000      75.1      123,529      14.3        --        --
Mark Rossi(4)...................  2,450,000      75.1      123,529      14.3        --        --
Directors and executive officers
 as a group(4)..................  2,486,765      76.2      123,529      14.3      25,735        2.9

                                              SHARES OF PREFERRED STOCK BENEFICIALLY OWNED(1)
                                  ------------------------------------------------------------------------
                                  SERIES A    PERCENT OF   SERIES B    PERCENT OF   SERIES C    PERCENT OF
              NAME                PREFERRED    SERIES A    PREFERRED    SERIES B    PREFERRED    SERIES C
              ----                ---------   ----------   ---------   ----------   ---------   ----------
Cornerstone Equity Investors IV,
 L.P............................  2,450,000      75.1%      123,529       14.3%        --         --
 c/o Cornerstone Equity
   Investors, L.L.C.
 717 Fifth Avenue (Suite 1100)
 New York, New York 10022
August Capital..................     --         --            --         --          424,632       48.5%
 2480 Sand Hill Road, Suite 101
 Menlo Park, California 94025
BT Investment Partners..........    245,000       7.5       740,294       85.7         --         --
 130 Liberty Street
 New York, New York 10006
MEI California, Inc.(2).........    500,000      15.3         --         --            --         --
 c/o Micron Electronics, Inc.
 900 East Karcher Road
 Nampa, Idaho 83687
Oak Investment Funds(3).........     --         --            --         --          424,632       48.5
 c/o Oak Investment Partners
 525 University Avenue, Suite
   1300
 Palo Alto, California 94301
EXECUTIVE OFFICERS AND DIRECTORS
Robert F. Subia.................     14,706         *         --         --            --         --
Chris J. Anton..................      7,353         *         --         --            --         --
Jess Asla.......................     11,030         *         --         --            --         --
John P. McCarvel................      3,676         *         --         --            --         --
R. Stephen Cheheyl..............     --         --            --         --            7,353          *
Finis F. Conner.................     --         --            --         --           14,706        1.7
John A. Downer(4)...............  2,450,000      75.1       123,529       14.3         --         --
C. Nicholas Keating.............     --         --            --         --            3,676          *
Michael E. Najjar(4)............  2,450,000      75.1       123,529       14.3         --         --
Mark Rossi(4)...................  2,450,000      75.1       123,529       14.3         --         --
Directors and executive officers
 as a group(4)..................  2,486,765      76.2       123,529       14.3        25,735        2.9

---------------

*  Indicates ownership of less than one percent.
(1) Calculated pursuant to Rule 13d-3(d) under the Exchange Act. The Class A Common entitles the holder to one vote per share and the Class C Common entitles the holder to two votes per share. The Class B Common is nonvoting. The Series A Preferred and the Series C Preferred entitle the holder to the number of votes per share they would be entitled if they had been converted into Common Stock. The Series B Preferred is nonvoting. See "Description of Capital Stock."
(2) MEIC is a wholly owned subsidiary of MEI, and MEI is a majority owned subsidiary of MTI. Accordingly, MEI and MTI may be deemed to beneficially own shares owned by MEIC.
(3) Amounts shown reflect the aggregate number of shares of capital stock of the Company held by Oak Investment Partners VII, Limited Partnership, Oak VII Affiliate Fund, Limited Partnership and Norman Nie.
(4) Messrs. Downer and Najjar are each Managing Directors and Mr. Rossi is a Senior Managing Director of CEI, the sole general partner of Cornerstone. Accordingly, Messrs. Downer, Najjar and Rossi may be deemed to beneficially own shares owned by Cornerstone. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

                              CERTAIN TRANSACTIONS

RECAPITALIZATION AGREEMENT

     The Recapitalization Agreement contains customary provisions for such agreements, including representations and warranties with respect to the condition and operations of the business, covenants with respect to the conduct of the business prior to the closing date of the Recapitalization and various closing conditions, including the execution of a transitional services agreement, registration rights agreement and stockholders agreement, the obtaining of financing, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the continued accuracy of the representations and warranties.

     Pursuant to the Recapitalization Agreement, MEI and MEIC agreed to indemnify Cornerstone against any and all damages resulting from any misrepresentation or breach of warranty of MEI, MEIC or the Company contained in the Recapitalization Agreement, a claim for which is made (in most cases) no later than one year after the closing date of the Recapitalization. The indemnification obligations of MEI and MEIC under the Recapitalization Agreement are generally subject to a $1.0 million minimum aggregate threshold amount and limited to an aggregate payment of no more than $13.6 million.

     In addition, MEI and MEIC have agreed for a period of two years after the closing date of the Recapitalization not to compete with the Company in the business of design, assembly and testing of (i) complex PCBAs for third-party electronics OEMs, or (ii) system level assembly when acting solely and strictly in the capacity of a subcontractor of an OEM. Notwithstanding the foregoing, MEI's advanced engineering group is not prohibited from conducting activities consistent with the activities that it conducted on or prior to December 21, 1997. MEI and MEIC have also agreed for a period of two years after the closing date of the Recapitalization not to solicit the employment of employees of the Company. Similarly, except as to certain agreed upon individuals, the Company has agreed not to solicit the employment of employees of MEI for the same two-year period.

MEMORY MODULE AGREEMENT

     MTI has entered into an agreement with the Company, effective as of the closing of the Recapitalization, to purchase from the Company for a period of two years after the closing date of the Recapitalization at least 50% of its ISMM requirements of up to 1,200,000 Equivalent Units per week. In addition, MTI has agreed for a period of one year from the closing date of the Recapitalization not to engage in a business the primary purpose of which is to provide contract manufacturing services for the assembly of custom printed circuit assemblies for OEMs or third parties without the written consent of the Company. In exchange, the Company has agreed to charge MTI the lesser of (i) the lowest price it charges to its other customers for equivalent products under similar circumstances, or (ii) the average price quoted by other manufacturers for equivalent products under similar circumstances. It is contemplated that MTI will provide nonbinding forecasts of the upcoming requirements for a 13 week rolling period. Under the terms of the Memory Module Agreement, MTI will consign sufficient raw materials to the Company to support MTI's memory module requirements. This consignment relationship should insulate the Company from fluctuations in the pricing of such raw materials, including DRAM. The Memory Module Agreement automatically renews for successive one-year periods after the initial two-year term unless either party provides written notice of its intention to terminate the contract. The Memory Module Agreement does not require MTI to purchase memory modules exclusively from the Company.

PATENT AND INVENTION DISCLOSURE ASSIGNMENT AND LICENSE AGREEMENT

     In connection with the Recapitalization Agreement, MCMS and MEI entered into a Patent and Invention Disclosure Assignment and License Agreement (the "Patent Agreement"). Pursuant to the Patent Agreement, MEI assigned certain patents, patent applications and invention disclosures to MCMS, and MCMS has granted MEI and its affiliates a non-exclusive, paid-up, worldwide license to practice the inventions covered by the patents, patent applications and invention disclosures, including the right to make, have made, use, offer for sale, sell and lease products that would otherwise infringe the patents. The Patent Agreement is perpetual but may be terminated by either party on 90 days written notice in the event the other party is in material breach and does not cure the breach within such 90 day period.

KNOW-HOW LICENSE AGREEMENT

     In connection with the Recapitalization Agreement, MCMS and MEI entered into an agreement (the "Know-How Agreement") pursuant to which MEI granted to MCMS a non-exclusive, paid-up, worldwide license to use in its business any trade secrets and know-how conceived by MCMS prior to the closing or utilized by MCMS as of the closing which relate to its business. The Know-How Agreement will be perpetual but may be terminated by either party on 90 days written notice in the event the other party is in material breach and does not cure the breach within such 90 day period.

FORBEARANCE AGREEMENT

     In connection with the Recapitalization Agreement, MCMS and MTI entered into an agreement (the "Forbearance Agreement") pursuant to which MTI agreed to forbear from taking any action or instituting any claim or other legal proceeding against MCMS or its subsidiaries with respect to their use of any MTI trade secrets, know-how or technology that was developed in conjunction with, with the input of or at the request of MCMS and which is used by MCMS as of the closing in the conduct of its business. The Forebearance Agreement does not apply to (i) semiconductor manufacturing, processing and packaging technology (including BGA or KGD technology), (ii) the testing or assembly of semiconductor components for sale by MCMS of such components other than as part of a memory module and (iii) technology developed by MCMS at MTI's request and expense for use in association with the design, assembly and testing of products manufactured by MCMS for MTI. The Forebearance Agreement shall remain in effect until terminated by both MTI and MCMS.

MANAGEMENT SERVICES AGREEMENT

     In connection with the Recapitalization, the Company entered into a Management Services Agreement with CEI pursuant to which CEI agreed to provide:
(i) general management services; (ii) assistance with the identification, negotiation and analysis of acquisitions and dispositions; (iii) assistance with the negotiation and analysis of financial alternatives; and (iv) other services agreed upon by the Company and CEI. In exchange for such services, CEI will receive: (i) an annual management fee of $250,000, plus reasonable out-of-pocket expenses (payable quarterly); (ii) a transaction fee in an amount equal to 1.0% of the aggregate transaction value in connection with the consummation of any material acquisition, divestiture, financing or refinancing by the Company or any of its subsidiaries; and (iii) a one-time transaction fee of $2,710,000 upon the consummation of the Recapitalization. The Management Services Agreement has an initial term of five years, subject to automatic one-year extensions unless the Company or CEI provides written notice of termination.

TRANSITION SERVICES AGREEMENT

     In connection with the Recapitalization, the Company entered into the Transition Services Agreement with MTI and MEI. Pursuant to the Transition Services Agreement, MTI and MEI agreed to provide a variety of services (including payroll, financial accounting and benefits, among others) at prices set forth in the Transition Services Agreement for a period of six months after the Closing Date, except that MTI agreed to provide the Company with services in connection with certain proprietary MTI software for a period of 12 months. Pursuant to the Transition Services Agreement, the Company has agreed to provide certain accounting and software support services to MEI at prices set forth in the Transition Services Agreement for a period of six months after the Closing Date. In connection with the Transition Services Agreement, MTI and MEI have each granted MCMS a perpetual, royalty-free license to use certain of their proprietary software and customized software applications in the operation of the Company's business.

STOCKHOLDERS AGREEMENT

     Upon the consummation of the Recapitalization, the Company and all of its stockholders (other than holders of the Preferred Stock), including Cornerstone and MEIC (collectively, the "Stockholders") entered into a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement: (i) requires that each of the parties thereto vote all of its voting securities of the Company and take all other necessary or desirable actions to cause the size of the Board of Directors of the Company to be established at seven members and to cause three designees of Cornerstone to be elected to the Board of Directors of the Company; (ii) grants the Company and Cornerstone a right of first refusal on any proposed transfer of shares of capital stock of the Company held by MEIC and any of the other Stockholders; (iii) grants tag-along rights on certain transfers of shares of capital stock of the Company; (iv) requires the Stockholders to consent to a sale of the Company to an independent third party if such sale is approved by certain holders of the then outstanding shares of voting common stock of the Company; and (v) except in certain instances, prohibits MEIC from transferring any shares of capital stock of the Company until the second anniversary of the date of the consummation of the Recapitalization. Certain of the foregoing provisions of the Stockholders Agreement will terminate upon the consummation of an initial Public Offering, a Qualified Public Offering or an Approved Sale.

INVESTOR REGISTRATION RIGHTS AGREEMENT

     Upon the consummation of the Recapitalization, the Company and all of its stockholders (other than holders of the Preferred Stock), including Cornerstone and MEIC, entered into a registration rights agreement (the "Investor Registration Rights Agreement"). Under the Investor Registration Rights Agreement, the holders of a majority of the Cornerstone Investor Registrable Securities or BT Investment Partners, Inc. and/or its affiliates have the right, subject to certain conditions, to require the Company to register any or all of their shares of Common Stock of the Company under the Securities Act at the Company's expense. In addition, all holders of Registrable Securities are entitled to request the inclusion of any shares of Common Stock of the Company subject to the Investor Registration Rights Agreement in any registration statement at the Company's expense whenever the Company proposes to register any of its common stock under the Securities Act. In connection with all such registrations, the Company agreed to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act.

OFFICE LEASE

     In connection with the Recapitalization Agreement, MEI and the Company amended the lease, dated as of November 1, 1996 (the "Office Lease"), to provide MEI the right to occupy approximately 32,000 square feet of the Premises (as defined in the Office Lease) at the Nampa, Idaho facility until December 31, 1998, unless MEI terminates the lease prior to such time by providing 30 days written notice to the Company. During the term of the lease, MEI shall pay rent to the Company for the Premises in an amount of $40,000 per month. Following the closing of the Recapitalization, MEI vacated approximately 3,625 square feet of the Premises, and, on April 17, 1998, the Company received written notice from MEI of MEI's intention to vacate approximately 26,000 square feet of the Premises, effective May 18, 1998. In addition, upon 60 days written notice to MEI, the Company shall be entitled to occupy approximately 24,000 square feet of space currently leased by MEI at the Shilo Property (as defined in the Office Lease) at a cost to the Company which is no greater than that currently paid by MEI.

POWER SUBSTATION AGREEMENT

     Pursuant to the Recapitalization Agreement, MEI has granted the Company the ability to draw power from the power substation located on MEI's real property in Nampa, Idaho. In furtherance thereof, MEI, the Company and Idaho Power Company ("Idaho Power") have executed an agreement (the "Power Substation Agreement"), whereby Idaho Power will install the necessary Interconnecting Facilities (as defined in the Power Substation Agreement) to allow the Company, for its own account, to be connected to the existing power substation located on MEI's property. The Company's cost for installing the Interconnecting Facilities will be in accordance with Rule H (Idaho Power's tariff governing line installations). In addition, it is anticipated that the Power Substation Agreement will require the Company to pay a one time fee of up to $300,000 to Idaho Power for acquiring 6,000 kW of capacity in the power substation, and Idaho Power, in turn, will pay such amount to MEI. Except for such one time fee, the Company anticipates that its costs for electrical power will be approximately the same as they were prior to the Recapitalization.

PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

     In connection with the Recapitalization, the Company entered into a Purchase Agreement with the Initial Purchaser, whereby the Initial Purchaser agreed to purchase the Notes at 97% of their principal amount and the Preferred Stock at 96% of their liquidation preference from the Company. Under the terms of the Registration Rights Agreement between the Company and the Initial Purchaser, the Company agreed to file a registration statement (the "Exchange Offer Registration Statement") by April 27, 1998 in connection with an offer to exchange the Notes for Exchange Notes and Preferred Stock for Exchange Preferred Stock of the Company. The Company also agreed to use its best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act by June 26, 1998. Once the Exchange Offer Registration Statement is declared effective, the Exchange Securities will be offered by the Company in exchange for the Securities. In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated, or if certain holders of the Securities are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, the Company will use its best efforts to cause to become effective a shelf registration statement with respect to the resale of the Securities and to keep such shelf registration statement effective until February 26, 2000 or such shorter period ending when all the Securities have been sold thereunder. The interest rate on the Notes and the dividend rate on the Preferred Stock are subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement.

                  DESCRIPTION OF NEW REVOLVING CREDIT FACILITY

     On February 26, 1998, the Company entered into the New Revolving Credit Facility with various lending institutions and Bankers Trust Company, as agent (the "Agent"). The New Revolving Credit Facility provides for a revolving credit facility of $40.0 million, which was undrawn on the closing date of the Recapitalization (the "Closing Date"). The Company may borrow amounts under the New Revolving Credit Facility after the Closing Date to finance its working capital requirements and other general corporate purposes. All commitments will terminate, and all revolving loans incurred under the New Revolving Credit Facility will mature, on the fifth anniversary of the Closing Date.

     Indebtedness of the Company under the New Revolving Credit Facility is unconditionally and irrevocably guaranteed by each of the Company's domestic subsidiaries and is secured by a first priority perfected security interest in:
(i) all capital stock of each direct and indirect subsidiary of the Company (provided that no more than 65% of the stock of, or other equity interests in, foreign subsidiaries of the Company shall have to be pledged) and (ii) all other tangible and intangible assets of the Company and each of its domestic subsidiaries.

     The Company's borrowings under the New Revolving Credit Facility bears interest, at the Company's option, at: (a) the Base Rate plus 1.75% or (b) beginning 45 days after the Closing Date (or earlier upon syndication) at the applicable Eurodollar Rate plus 2.75%.

     Amounts borrowed under the New Revolving Credit Facility may be repaid and reborrowed prior to the final maturity date. The Company is required to pay to the lenders under the New Revolving Credit Facility a commitment fee equal to
 1/2 of 1% per annum, payable in arrears on a quarterly basis, on the daily average unused portion of the New Revolving Credit Facility. The Company also is required to pay to such lenders a letter of credit fee with respect to each letter of credit outstanding equal to 2.75% per annum of the daily stated amount of such letter of credit, and to each lender issuing a letter of credit, a facing fee of 1/4 of 1% on the daily stated amount of such letter of credit (subject to certain minimum amounts) as well as its customary charges in connection with the issuance of, payment under, or amendment of, such letter of credit. The Agent and the lenders will receive and continue to receive such other fees as have been separately agreed upon with the Agent.

     The New Revolving Credit Facility requires the Company to meet certain financial tests, including, without limitation, minimum levels of cash flow (as defined in the New Revolving Credit Facility), minimum interest coverage and maximum leverage ratios. The New Revolving Credit Facility also contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, capital expenditures, prepayments of other indebtedness (including the Notes and the Exchange Debentures), liens and encumbrances and other matters customarily restricted in such agreements.

     The New Revolving Credit Facility contains customary events of default, including without limitation, payment defaults, material breaches of representations and warranties, covenant defaults, cross-defaults, certain events of bankruptcy and insolvency, judgment defaults, failure of any guaranty or security document supporting the New Revolving Credit Facility to be in full force and effect and a change of control of the Company.

                    DESCRIPTION OF SENIOR SUBORDINATED NOTES

     The Notes are, and the Exchange Notes will be, issued under the indenture (the "Indenture"), dated as of February 26, 1998 by and between the Company and United States Trust Company of New York, as Trustee (the "Trustee"). The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture may be obtained from the Company. The definitions of certain capitalized terms used in the following summary are set forth below under "-- Certain Definitions." For purposes of this section, references to the "Company" include only MCMS, Inc. and not its Subsidiaries and references to the "Senior Subordinated Notes" include the Notes and the Exchange Notes.

     The Notes are, and the Exchange Notes will be, unsecured obligations of the Company, ranking subordinate in right of payment to all Senior Debt of the Company.

     The Exchange Notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as Paying Agent and Registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the offices of the Registrar, which initially will be the Trustee's corporate trust office. The Company may change any Paying Agent and Registrar without notice to holders of the Exchange Notes (the "Holders"). The Company will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate office in New York, New York. At the Company's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. Any Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

     The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provision providing for an increase in interest rate on the Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated.

PRINCIPAL, MATURITY AND INTEREST

     The Senior Subordinated Notes are limited in aggregate principal amount to $275 million, $145 million of which will be issued as Fixed Rate Notes or Fixed Rate Exchange Notes, as the case may be, and $30 million of which will be issued as Floating Rate Notes or Floating Rate Exchange Notes, as the case may be, and all of which will mature on March 1, 2008. Additional amounts of Senior Subordinated Notes may be issued in one or more series from time to time, subject to the limitations set forth under "Certain Covenants -- Limitation on Incurrence of Additional Indebtedness." Interest on the Senior Subordinated Notes will be payable semiannually in cash on each March 1 and September 1, commencing on September 1, 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception that the first Interest Period on the Notes shall commence on and include February 26, 1998 and end on and include the date the Notes are exchanged for Exchange Notes (the "Exchange Date") or August 31, 1998 if the Notes have not been exchanged, and with the exception that the first Interest Period on the Exchange Notes shall commence on the Exchange Date and end on and include August 31, 1998. Interest is payable to the persons who are registered Holders at the close of business on the February 15 and August 15 immediately preceding the applicable Interest Payment Date.

  Fixed Rate Notes and Fixed Rate Exchange Notes

     Interest on the Fixed Rate Notes accrues, and interest on the Fixed Rate Exchange Notes will accrue, at the rate of 9 3/4% per annum.

  Floating Rate Notes and Floating Rate Exchange Notes

     The Floating Rate Notes bear, and the Floating Rate Exchange Notes will bear, interest at a rate per annum, reset semi-annually, equal to LIBOR (as defined) plus 4 5/8%, as determined by the Calculation Agent (the "Calculation Agent"), which shall initially be the Trustee.

     "LIBOR," with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

     "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

     "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

     "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

     "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

     "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

     The amount of interest for each day that the Floating Rate Notes and Floating Rate Exchange Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Floating Rate Notes and Floating Rate Exchange Notes. The amount of interest to be paid on the Floating Rate Notes and Floating Rate Exchange Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Paid.

     All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The interest rate on the Floating Rate Notes and Floating Rate Exchange Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes and Floating Rate Exchange Notes in which $2,500,000 or more has been invested.

     The Calculation Agent will, upon the request of the holder of any Floating Rate Note or Floating Rate Exchange Note, provide the interest rate then in effect with respect to the Floating Rate Notes and Floating Rate Exchange Notes. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of the Floating Rate Notes and Floating Rate Exchange Notes.

REDEMPTION

     Optional Redemption. The Fixed Rate Notes are, and the Fixed Rate Exchange Notes will be, redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 1, 2003, upon not less than 30 nor more than 60 days notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................   104.875%
2004..............................................   103.250%
2005..............................................   101.625%
2006 and thereafter...............................   100.000%

     The Floating Rate Notes are, and the Floating Rate Exchange Notes will be, redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

                       YEAR                         PERCENTAGE
                       ----                         ----------
1998..............................................   105.000%
1999..............................................   104.000%
2000..............................................   103.000%
2001..............................................   102.000%
2002..............................................   101.000%
2003 and thereafter...............................   100.000%

     Optional Redemption of Fixed Rate Notes and the Fixed Rate Exchange Notes upon Public Equity Offerings. At any time, or from time to time, on or prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem the Fixed Rate Notes and the Fixed Rate Exchange Notes at a redemption price equal to 109.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of (x) the principal amount of Fixed Rate Notes and the Fixed Rate Exchange Notes either originally issued in the Offering or the Exchange Offer plus (y) any additional Fixed Rate Notes and the Fixed Rate Exchange Notes issued after the date the Exchange Offer is consummated pursuant to the Indenture remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     The Senior Subordinated Notes will not be entitled to the benefit of any mandatory sinking fund.

SELECTION AND NOTICE OF REDEMPTION

     In the event that less than all of the Senior Subordinated Notes are to be redeemed at any time, selection of such Senior Subordinated Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Senior Subordinated Notes are listed or, if such Senior Subordinated Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Senior Subordinated Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the Fixed Rate Notes or Fixed Rate Exchange Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at its registered address. If any Senior Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Senior Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new Senior Subordinated Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Senior Subordinated Note. On and after the redemption date, interest will cease to accrue on Senior Subordinated Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION

     The payment of all Obligations on the Senior Subordinated Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Senior Subordinated Notes, or for the acquisition of any of the Senior Subordinated Notes for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Senior Subordinated Notes or to acquire any of the Senior Subordinated Notes for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt, permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Senior Subordinated Notes or (y) acquire any of the Senior Subordinated Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Senior Subordinated Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the Holders of the Senior Subordinated Notes, may recover less, ratably, than holders of Senior Debt.

     As of February 26, 1998, the Company had approximately $1.6 million of Senior Debt outstanding with respect to the Senior Subordinated Notes (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility).

CHANGE OF CONTROL

     The Indenture provides that upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Senior Subordinated Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

     The Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the New Revolving Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the New Revolving Credit Facility and all other such Senior Debt and to repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the New Revolving Credit Facility and all other Senior Debt to permit the repurchase of the Senior Subordinated Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Senior Subordinated Notes pursuant to the provisions described below. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause (ii) under "-- Events of Default."

     Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have a Senior Subordinated Note purchased pursuant to a Change of Control Offer will be required to surrender the Senior Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Subordinated Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Senior Subordinated Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Senior Subordinated Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

     Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Subordinated Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Senior Subordinated Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Senior Subordinated Notes or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of:
(w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to February 26, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Fixed Rate Notes or Fixed Rate Exchange Notes in accordance with the provisions under the caption entitled "Redemption -- Optional Redemption upon Public Equity Offerings"); plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or the payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Senior Subordinated Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase its equity or options in respect thereof, in each case in connection with the terms of any employee stock option or stock purchase agreements or other agreements to compensate management or other employees; provided that such redemptions or repurchases pursuant to this clause (4) shall not exceed $3.0 million (which amount shall be increased by the amount of any net cash proceeds to the Company from (x) sales of Capital Stock of the Company to management or other employees subsequent to the Issue Date to the extent such amounts have not been included in clause (iii) in the foregoing paragraph and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, further, that the cancellation of Indebtedness owing to the Company from management or other employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indenture; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (7) payments or other distributions made in connection with the Recapitalization; (8) if no Default or Event of Default shall have occurred and be continuing, the declaration and payment of cash dividends to holders of the Senior Preferred Stock commencing with the first scheduled dividend payment due subsequent to March 1, 2003; (9) prior to March 1, 2003, the Company's withholding and payment to any taxing authority of any cash amounts required to be withheld with respect to dividends paid to foreign holders of the Preferred Stock to the extent required by law; (10) the exchange of the Senior Preferred Stock for the Exchange Debentures, provided that such exchange is permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant; and (11) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $10.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(ii), (4), (8),
(9) and (11) shall be included in such calculation; provided that such expenditures pursuant to clause (4) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and
(b) amounts expended pursuant to clauses (2)(i), (3), (5), (6), (7) and (10) shall be excluded from such calculation.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt (and, in the case of any Senior Debt under any revolving credit facility, including the New Revolving Credit Facility, effect a permanent reduction in the availability under such revolving credit facility), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries as conducted in accordance with the "Conduct of Business" covenant ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and (iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses
(iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Senior Subordinated Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Senior Subordinated Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date (or if the Net Proceeds Offer has been deferred as described in the first paragraph of this covenant, the date that the aggregate unutilized Net Proceeds Offer Amount equals or exceeds $7.5 million), with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Senior Subordinated Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Senior Subordinated Notes in an amount exceeding the Net Proceeds Offer Amount, Senior Subordinated Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of at least 20 and not more than 30 business days or such longer period as may be required by law. To the extent that the aggregate amount of Senior Subordinated Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Subordinated Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Indenture and the New Revolving Credit Facility; (3) non-assignment provisions of any contract or any lease; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired; (9) any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries of the Company permitted to be incurred pursuant to the Indenture; (10) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "Limitation on Incurrence of Additional Indebtedness"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (2) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any preferred stock of any Restricted Subsidiary of the Company.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless (i) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Senior Subordinated Notes, the Senior Subordinated Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (ii) in all other cases, the Senior Subordinated Notes are equally and ratably secured, except for (A) Liens existing as of the Issue Date and any extensions, renewals or replacements thereof; (B) Liens securing Senior Debt and Liens on assets of Restricted Subsidiaries of the Company securing guarantees of Senior Debt; (C) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company; (D) Liens securing the Senior Subordinated Notes; (E) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided, however, that such Liens (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and (F) Permitted Liens.

     Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is senior in right of payment to the Senior Subordinated Notes and subordinate in right of payment to any other Indebtedness of the Company.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Senior Subordinated Notes and the performance of every covenant of the Senior Subordinated Notes, the Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied. Notwithstanding clause (ii) of the preceding sentence, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Senior Subordinated Notes with the same effect as if such surviving entity had been named as such.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management (including, without limitation, fees and compensation under the Management Services Agreement with the Principal as in effect on the Issue Date); (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by the Indenture; (v) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (v) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Senior Subordinated Notes in any material respect; (vi) transactions permitted by, and complying with, the provisions of the covenant described under "-- Merger, Consolidation and Sale of Assets"; (vii) the Recapitalization and the transactions contemplated by the Recapitalization Agreement; and (viii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Limitation of Guarantees by Restricted Subsidiaries. The Company will not permit any of its domestic Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company (other than (A) Indebtedness under Currency Agreements in reliance on clause (v) of the definition of Permitted Indebtedness, or (B) Interest Swap Obligations incurred in reliance on clause (iv) of the definition of Permitted Indebtedness), unless, in any such case, (a) such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture providing a guarantee of payment of the Senior Subordinated Notes by such Restricted Subsidiary (the "Guarantee") and (b) (x) if any such guarantee of such Restricted Subsidiary is provided in respect of Senior Debt, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Debt may be superior to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Senior Subordinated Notes than those contained in the Indenture and (y) if any such guarantee of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the Senior Subordinated Notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee pursuant to subordination provisions no less favorable to the Holders of the Senior Subordinated Notes than those contained in the Indenture.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the Senior Subordinated Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon: (i) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of the Company of all of the Company's Capital Stock in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that
(a) such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture and (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

     Conduct of Business. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, reasonably related, ancillary or complementary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

     Reports to Holders. The Indenture provides that the Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, following the effectiveness of the Exchange Offer Registration Statement, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA sec. 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Indenture as "Events of Default":

          (i) the failure to pay interest on any Senior Subordinated Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (ii) the failure to pay the principal on any Senior Subordinated Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Senior Subordinated Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Senior Subordinated Notes (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10.0 million or more at any time;

          (v) one or more judgments for the payment of money in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Senior Subordinated Notes may declare the principal of and accrued interest on all the Senior Subordinated Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Revolving Credit Facility, shall become due and payable upon the first to occur of an acceleration under the New Revolving Credit Facility or 5 business days after receipt by the Company and the Representative under the New Revolving Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (vi) above occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Senior Subordinated Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     The Indenture provides that, at any time after a declaration of acceleration with respect to the Senior Subordinated Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the outstanding Senior Subordinated Notes may, on behalf of the Holders of all of the Senior Subordinated Notes, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The Holders of a majority in principal amount of the Senior Subordinated Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Senior Subordinated Notes.

     Holders of the Senior Subordinated Notes may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Senior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

     Under the Indenture, the Company is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Senior Subordinated Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Subordinated Notes, except for (i) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Senior Subordinated Notes when such payments are due, (ii) the Company's obligations with respect to the Senior Subordinated Notes concerning issuing temporary Senior Subordinated Notes, registration of Senior Subordinated Notes, mutilated, destroyed, lost or stolen Senior Subordinated Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Senior Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Senior Subordinated Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Subordinated Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default under the Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Senior Subordinated Notes concurrently with such incurrence); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture and (B) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Senior Subordinated Notes, as expressly provided for in the Indenture) as to all outstanding Senior Subordinated Notes when (i) either (a) all the Senior Subordinated Notes theretofore authenticated and delivered (except lost, stolen or destroyed Senior Subordinated Notes which have been replaced or paid and Senior Subordinated Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Senior Subordinated Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Senior Subordinated Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

     From time to time, the Company and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Senior Subordinated Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may: (i) reduce the amount of Senior Subordinated Notes whose Holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Senior Subordinated Notes; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Senior Subordinated Notes, or change the date on which any Senior Subordinated Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Senior Subordinated Notes payable in money other than that stated in the Senior Subordinated Notes; (v) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Senior Subordinated Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Senior Subordinated Notes to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; or (vii) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Senior Subordinated Notes in a manner which adversely affects the Holders in any material respect.

GOVERNING LAW

     The Indenture provides that it and the Senior Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture, the Certificate of Designation, the Exchange Indenture, the New Revolving Credit Facility, the Employment Agreements, the Stockholders Agreement and the Investor Registration Rights Agreement. Reference is made to the applicable document for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. The definitions below are qualified in their entirety by the definitions set forth in the applicable document.

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

     "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. For purposes of the Indenture, the Certificate of Designation and the Exchange Indenture, BT Alex. Brown Incorporated, Bankers Trust Company and their Affiliates shall not be deemed to be Affiliates of the Company or its Restricted Subsidiaries.

     "Approved Sale" means that a majority of the shares of voting Stockholder Shares then outstanding, voting together as if a single class approve a sale of all or substantially all of the Company's assets determined on a consolidated basis or a sale of all (or, for accounting, tax or other reasons, substantially all) of the Company's outstanding capital stock (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise) to an unaffiliated third party or group of unaffiliated third parties. As defined herein, "Stockholder Shares" means (i) all shares of common stock held, directly or indirectly, by Cornerstone, BT and certain other investors party to the Company's Shareholders Agreement dated February 26, 1998 (collectively, the "Stockholders"), (ii) all shares of convertible preferred stock held, directly or indirectly, by the Stockholders, and (iii) all equity securities issued or issuable directly or indirectly with respect to the securities in (i) and (ii) above, in each case, by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

     "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or
(b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the region, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, and (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of the Company of assets or property in connection with Restricted Payments permitted under the "Limitation on Restricted Payments" covenant.

     "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (y) the rate which is 1/2 of 1% in excess of the federal funds rate and (z) the prime lending rate of Bankers Trust Company. As used herein, "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D, plus (2) the then daily net annual assessment rate as estimated by Bankers Trust Company for determining the current annual assessment payable by Bankers Trust Company to the Federal Deposit Insurance Corporation for insuring three month certificates of deposit.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board of Directors, provided that such failure has continued for more than 15 days after the Company has given written notice to the Named Executive Officer of such failure and of the Company's intention to terminate the Named Executive Officer's employment because of such failure, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this letter agreement which is not cured within 15 days after written notice thereof to the Named Executive Officer.

     "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the

Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be); (iii) any Person or Group (other than the Permitted Holders) shall become the owner, directly or indirectly, beneficially, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company during the two year period immediately preceding such date are not Continuing Directors. Notwithstanding anything to the contrary contained in the foregoing, a "Change of Control" shall not be deemed to occur upon consummation of (A) the Recapitalization, (B) the merger of the Company with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or
(C) any transaction described in clauses (i) or (iii) of the immediately preceding sentence if, after giving effect to such transaction, (1) the Permitted Holders shall beneficially own, directly or indirectly, shares of Capital Stock representing at least 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company and (2) no Person or Group shall beneficially own, directly or indirectly, a greater percentage of such voting power than the Permitted Holders.

     "Change of Control Offer" means the offer to purchase, upon a Change of Control, all outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

     "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business),
(B) Consolidated Interest Expense and (C) Consolidated Non-cash Charges less, to the extent Consolidated Net Income has been increased thereby, any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus
(ii) the amount of all dividend payments on any series of preferred stock of such Person (other than dividends paid in Qualified Capital Stock or the amortization of deferred financing costs relating to the issuance of the Senior Preferred Stock) paid, accrued or scheduled to be paid or accrued during such period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount and (b) the net costs under Interest Swap Obligations, but excluding any amortization or write-off of deferred financing costs; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales (without giving effect to the proviso therein) or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains and losses, (c) the net income or loss of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person, (d) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net loss of any Person other than a Restricted Subsidiary of the Company, (f) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (i) non-cash, non-recurring charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of prepaid cash expense that was paid in a prior period not included in the calculation), (j) non-cash compensation charges, including any arising from stock options, (k) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (l) start-up costs and duplicative costs incurred in connection with the transition services agreements in effect on the Issue Date (as the same may be amended from time to time), not to exceed $200,000, (m) costs relating to the implementation of the Baan information technology system which have not been capitalized and (n) expenses related to the Recapitalization.

     "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

     "Consolidated Tangible Assets" means, with respect to any Person, as of any date of determination, the total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

     "Constructive Termination" shall mean, without the Named Executive Officer's express written consent: (i) the Company materially reduces the nature, scope, level or extent of the Named Executive Officer's responsibilities from the nature, scope, level or extent of such responsibilities as of the effectiveness of the Employment Agreement, or fails to provide the Named Executive Officer with adequate office facilities and support services to perform such responsibilities; (ii) the Company requires the Named Executive Officer to relocate his principal business office or his principal place of residence outside the geographical employment area, or assigns to the Named Executive Officer duties that would reasonable require such relocation; or (iii) the Company requires the Named Executive Officer, or assigns duties to the Named Executive Officer that would reasonably require the Named Executive Officer, to spend more than one hundred (100) normal working days away from the geographical employment area during any consecutive twelve-month period.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the first day of the two-year period immediately preceding such date of determination or (ii) was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is any designee of the Principal or its Affiliates or was nominated by the Principal or its Affiliates or any designees of the Principal or its Affiliates on the Board of Directors.

     "Cornerstone Investors Registrable Securities" means (i) all common stock acquired by, or issued or issuable to, Cornerstone, certain other investors or any of their respective affiliates on or after the date hereof and (ii) all equity securities issued or issuable directly or indirectly with respect to any common stock described in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Cornerstone Investors Registrable Securities, such securities shall cease to be Cornerstone Investors Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public in compliance with Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Cornerstone Investors Registrable Securities whenever such Person has the right to acquire directly or indirectly such Cornerstone Investors Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

     "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     "Designated Senior Debt" means (i) Indebtedness under or in respect of the New Revolving Credit Facility and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by the Company.

     "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking (other than upon the occurrence of a Change of Control) fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Senior Subordinated Notes or the Exchange Debentures, as the case may be, or the date of the mandatory redemption of the Senior Preferred Stock, as the case may be.

     "Eurodollar Rate" shall mean, with respect to each interest period for a Eurodollar loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market by Bankers Trust Company for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar loan of Bankers Trust Company for which an interest rate is then being determined with maturities comparable to the interest period to be applicable to such Eurodollar loan, determined as of 10:00 A.M. (New York time) on the date which is two business days prior to the commencement of such interest period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date. Except as otherwise set forth herein, all ratios and computations based on GAAP contained in the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be, shall be computed in conformity with GAAP applied on a consistent basis.

     "Indebtedness" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business), (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such

Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture or the Exchange Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means February 26, 1998, the date of original issuance of the Notes.

     "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of
(a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, post-closing adjustments, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "New Revolving Credit Facility" means the Credit Agreement dated as of the Issue Date, among the Company, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Holders" means the Principal and its Affiliates.

     "Permitted Indebtedness" means, without duplication, each of the following:

          (i) Indebtedness under the Notes issued in the Offering and the Exchange Notes issued in exchange therefor;

          (ii) Indebtedness incurred pursuant to the New Revolving Credit Facility in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $40.0 million and (b) the excess of (1) the sum of 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and 65% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries over (2) the amount of Indebtedness of foreign Restricted Subsidiaries of the Company outstanding pursuant to clause (xiv) below;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of the Company or any of its Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be, to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien (other than Liens permitted under the Indenture) held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien (other than Liens permitted under the Indenture) in respect of such

     Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Senior Subordinated Notes and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien (other than Liens permitted under the Indenture) in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed the greater of $7.5 million and 5% of Consolidated Tangible Assets of the Company at any one time outstanding;

          (xi) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

          (xii) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

          (xiii) guarantees by the Company and its Wholly Owned Restricted Subsidiaries of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be, including with respect to Wholly Owned Restricted Subsidiaries of the Company, the "Limitation of Guarantees by Restricted Subsidiaries" covenant;

          (xiv) Indebtedness of foreign Restricted Subsidiaries of the Company incurred to finance working capital of such foreign Restricted Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the sum of 50% of the book value of the inventory of such foreign Restricted Subsidiaries and 65% of the book value of the accounts receivable of such foreign Restricted Subsidiaries;

          (xv) Refinancing Indebtedness; and

          (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $20.0 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the New Revolving Credit Facility).

     "Permitted Investments" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company, (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Senior Subordinated Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $500,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be; (vi) Investments not to exceed the greater of $7.5 million and 5% of Consolidated Tangible Assets of the Company at the time of such Investment at any one time outstanding; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant; (ix) accounts receivable created or acquired in the ordinary course of business; (x) guarantees (a) by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company under the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be, or (b) permitted by the "Limitation of Guarantees by Restricted Subsidiaries" covenant; and (xi) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company.

     "Permitted Liens" means the following types of Liens:

          (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) judgment Liens not giving rise to an Event of Default;

          (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of the real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (vii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (x) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

          (xi) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (x) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

          (xii) Liens securing Indebtedness under Currency Agreements;

          (xiii) Liens securing Acquired Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and
     (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (xiv) Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company which Indebtedness is permitted to be incurred pursuant to the Indenture;

          (xv) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not in the aggregate exceed $2.0 million at any one time outstanding;

          (xvi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xviii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and

          (xix) Liens existing on the Issue Date, together with any Liens securing Refinancing Indebtedness incurred in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

     "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     "preferred stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

     "Principal" means Cornerstone Equity Investors, L.L.C.

     "Public Equity Offering" means an underwritten public offering of capital stock of the Company (other than capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than upon the occurrence of a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes.

     "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

     "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

     "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of (A) for purposes of clause (xv) of the definition of Permitted Indebtedness, Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii),
(xiii), (xiv) or (xvi) of the definition of Permitted Indebtedness) or (B) for any other purpose, Indebtedness issued in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) except to the extent such increase is otherwise permitted to be incurred under the Indenture, the Certificate of Designation or the Exchange Indenture, as the case may be, or (2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Senior Subordinated Notes, then such Refinancing Indebtedness shall be subordinate or junior to the Senior Subordinated Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     "Regulatory Problem" shall mean, with respect to any shareholder, any set of facts, events or circumstances the existence of which would cause such shareholder to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in connection with the prevailing regulatory environment) that such shareholder is or would be in violation of any law, regulation, rule or other requirement of any governmental authority.

     "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

     "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

     "Senior Debt" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Senior Subordinated Notes or the Exchange Debentures, as the case may be. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, (x) all monetary obligations (including guarantees thereof) of every nature of the Company under the New Revolving Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, and, in the case of the Exchange Indenture, all obligations under the Indenture,
(y) all Interest Swap Obligations (including guarantees thereof) and (z) all obligations (including guarantees thereof) under Currency Agreements, in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Senior Debt" shall not include (i) any Indebtedness of the Company to a Subsidiary of the Company or any Affiliate of the Company or any of such Affiliate's Subsidiaries, (ii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary of the Company (including, without limitation, amounts owed for compensation), (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (iv) Indebtedness represented by Disqualified Capital Stock, (v) any liability for federal, state, local or other taxes owed or owing by the Company, (vi) that portion of any Indebtedness incurred in violation of the Indenture or Exchange Indenture provisions, as the case may be, set forth under "Limitation on Incurrence of Additional Indebtedness" (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of such obligation or their representative and the Trustee shall have received an officers' certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture), (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company, including, in the case of the Indenture, the Exchange Debentures.

     "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

     "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Restricted Subsidiary" of any Person means any Restricted Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Restricted Subsidiary of such Person.

     "Work Product" means all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which related to the Company's or any of its subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Named Executive Officer while employed by the Company and its subsidiaries.

                           DESCRIPTION OF THE SENIOR
                    PREFERRED STOCK AND EXCHANGE DEBENTURES

SENIOR PREFERRED STOCK

     The summary contained herein of certain provisions of the Senior Preferred Stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the certificate of designation creating the Senior Preferred Stock (the "Certificate of Designation"), copies of which may be obtained from the Company upon request. The definitions of certain capitalized terms used in the following summary are set forth under "Description of Senior Subordinated Notes -- Certain Definitions" below. For purposes of this section, reference to the "Senior Preferred Stock" includes the Preferred Stock and the Exchange Preferred Stock.

     The form and terms of the Exchange Preferred Stock are the same as the form and terms of the Preferred Stock (which they replace) except that (i) the Exchange Preferred Stock bear a Series B designation, (ii) the Exchange Preferred Stock have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Preferred Stock will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the dividend rate on the Preferred Stock in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "Exchange Offer -- Purpose and Effect of the Exchange Offer."

GENERAL

     The Board of Directors of the Company adopted resolutions creating a maximum of 750,000 shares of Senior Preferred Stock outstanding at any one time, which consists of 250,000 shares of Preferred Stock issued in the Offering plus 500,000 additional shares of Senior Preferred Stock which, among other things, may be used to pay certain dividends on outstanding shares of Senior Preferred Stock. The liquidation preference of the Senior Preferred Stock is $100.00 per share. Subject to certain conditions, the Senior Preferred Stock will be exchangeable for the Exchange Debentures at the option of the Company on any dividend payment date on or after the Issue Date. The Senior Preferred Stock will be fully paid and nonassessable and the holders thereof will not have any subscription or preemptive rights in connection therewith.

RANKING

     The Senior Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company, ranks (i) senior to all classes of Common Stock and to each other class or series of Capital Stock established after the Issue Date by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior or on a parity with the Senior Preferred Stock as to dividend rights and rights upon the liquidation, winding-up and dissolution of the Company (collectively referred to, together with all classes of Common Stock of the Company, as "Junior Stock"); (ii) subject to certain conditions, on a parity with each other class or series of Capital Stock established after the Issue Date by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank on a parity with the Senior Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution (collectively referred to as "Parity Stock"); and (iii) subject to certain conditions, junior to each class or series of Capital Stock established after the Issue Date by the Board of Directors of the Company the terms of which expressly provide that such class will rank senior to the Senior Preferred Stock as to dividend rights and rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as the "Senior Stock"). The Company may not authorize any new class of Parity Stock or Senior Stock without the approval of the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, as one class; provided, however, that prior to March 1, 2003, the Company can issue additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock.

DIVIDENDS


     Holders of the outstanding shares of Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, cash dividends on the Senior Preferred Stock at a rate per annum equal to 12 1/2% of the liquidation preference per share of Senior Preferred Stock, payable quarterly. In the event that, after March 1, 2003, dividends on the Senior Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive), holders of Senior Preferred Stock will be entitled to certain voting rights. See "-- Voting Rights" below. All dividends will be cumulative, whether or not declared, from the Issue Date and will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each a "Dividend Payment Date"), commencing on June 1, 1998, to holders of record on the February 15, May 15, August 15 and November 15 immediately preceding the relevant Dividend Payment Date. Dividends may be paid, at the Company's option, on any Dividend Payment Date occurring on or prior to March 1, 2003 either in cash or by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. In the event that on or prior to March 1, 2003 dividends are declared and paid through the issuance of additional shares of Senior Preferred Stock, as provided in the previous sentence, such dividends shall be deemed paid in full and will not accumulate. After March 1, 2003, dividends must be paid in cash. The Indenture and the New Revolving Credit Facility restrict the Company's ability to pay cash dividends on its Capital Stock, including the Senior Preferred Stock. Other future agreements may provide the same. See "Description of New Revolving Credit Facility" and "Description of Senior Subordinated Notes." While the Company is not permitted to pay cash dividends on the Senior Preferred Stock under the Indenture and the New Revolving Credit Facility, it is permitted to pay in-kind dividends in the form of additional shares of Senior Preferred Stock. After March 1, 2003 when dividends on the Senior Preferred Stock must be paid in cash, the term of the New Revolving Credit Facility will have expired and will therefore not restrict the payment of cash dividends on the Senior Preferred Stock. In addition, on or after such date, under the terms of the Indenture, the Company may redeem, in whole or in part, all of the Exchange Notes. The Company may also discharge its obligations under the Exchange Notes under the defeasance provisions of the Indenture. See "Description of Senior Subordinated Notes -- Redemption" and
"-- Legal Defeasance and Covenant Defeasance." The Company has not definitively determined how it will meet its obligation to pay cash dividends on the Senior Preferred Stock after March 1, 2003. The Company also has the right to reduce the amount of any dividends, whether paid in cash or in additional shares of Senior Preferred Stock, by the amount of any taxes it is required to withhold and pay to any taxing authorities under applicable law and the amounts so withheld shall be deemed to have been paid to the applicable holder of shares of Senior Preferred Stock.


     No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Stock for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full or declared and, if payable in cash, a sum in cash sufficient for such payment is set apart for such payment on the Senior Preferred Stock. If full dividends are not so paid, the Senior Preferred Stock will share dividends pro rata with the Parity Stock. No dividends may be paid or set apart for such payment on Junior Stock (except dividends on Junior Stock payable in additional shares of Junior Stock) and no Junior Stock or Parity Stock may be repurchased, redeemed or otherwise retired nor may funds be set apart for payment with respect thereto, if full cumulative dividends have not been paid in full (or deemed paid) on the Senior Preferred Stock.

     Dividends on account of arrears for any past Dividend Payment Date and dividends in connection with any optional redemption may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days prior to the payment thereof, as may be fixed by the Board of Directors of the Company. So long as any shares of the Senior Preferred Stock are outstanding, the Company shall not make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Stock or Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Stock or Junior Stock, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Stock or Junior Stock or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid (or are deemed paid) in full.

OPTIONAL REDEMPTION

     The Senior Preferred Stock may be redeemed (subject to contractual and other restrictions with respect thereto and to the legal availability of funds therefor) at any time on or after March 1, 2003, in whole or in part, at the option of the Company, at the redemption prices (expressed in percentages of the liquidation preference thereof) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date), if redeemed during the twelve-month period commencing on March 1 of each of the years set forth below:

                      YEAR                          PERCENTAGE
                      ----                          ----------
2003............................................     106.250%
2004............................................     104.167%
2005............................................     102.083%
2006 and thereafter.............................     100.000%

     In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem, in whole or in part, the Senior Preferred Stock, at a redemption price of 112.5% of the then effective liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends to the redemption date including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the redemption date to the redemption date. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     The Indenture and the New Revolving Credit Facility restrict the ability of the Company to redeem the Senior Preferred Stock. See "Description of the New Revolving Credit Facility" and "Description of Senior Subordinated Notes."

MANDATORY REDEMPTION

     The Senior Preferred Stock will also be subject to mandatory redemption (subject to the legal availability of funds therefor) in whole on March 1, 2010 at a price equal to 100% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends to the date of redemption. Future agreements or certificates of designation of the Company may restrict or prohibit the Company from redeeming the Senior Preferred Stock.

PROCEDURE FOR REDEMPTION

     On and after the redemption date, unless the Company defaults in the payment of the applicable redemption price, dividends will cease to accumulate on shares of Senior Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price, without interest; provided, however, that if a notice of redemption shall have been given as provided in the succeeding sentence and the funds necessary for redemption (including an amount in respect of all dividends that will accumulate to the redemption date) shall have been segregated and irrevocably set apart by the Company, in trust for the benefit of the holders of the shares called for redemption, then dividends shall cease to accumulate on the redemption date on the shares to be redeemed and, at the close of business on the day when such funds are segregated and set apart, the holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price for such shares. The Company will send a written notice of redemption by first class mail to each holder of record of shares of Senior Preferred Stock not fewer than 30 days nor more than 60 days prior to the date fixed for such redemption at its registered address. Shares of Senior Preferred Stock issued and reacquired will, upon compliance with the applicable requirements of Idaho law, have the status of authorized but unissued shares of Senior Preferred Stock of the Company undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Company, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Senior Preferred Stock must be in compliance with the Certificate of Designation.

EXCHANGE

     The Company may, at its option, subject to certain conditions, on any scheduled Dividend Payment Date occurring on or after the Issue Date, exchange the Senior Preferred Stock, in whole but not in part, for the Exchange Debentures (the date of original issuance of the Exchange Debentures is hereinafter referred to as the "Exchange Date"); provided that (i) on the Exchange Date there are no accumulated and unpaid dividends on the Senior Preferred Stock (including the dividend payable on such date) or other contractual impediments to such exchange; (ii) there shall be funds legally available sufficient therefor; (iii) immediately after giving effect to such exchange, no Default or Event of Default (each as defined in the Exchange Indenture) would exist under the Exchange Indenture, no Default or Event of Default (each as defined in the Indenture) would exist under the Indenture, no default or event of default would exist under the New Revolving Credit Facility and no default or event of default under any other material instrument governing Indebtedness outstanding at the time would be caused thereby; and (iv) the Exchange Indenture has been qualified under the TIA, if such qualification is required at the time of exchange. As of the date hereof, the exchange of the Senior Preferred Stock into Exchange Debentures is restricted by covenants contained in the Indenture and the New Revolving Credit Facility, in each case, relating, among other things, to the incurrence of Indebtedness.

     Upon any exchange pursuant to the preceding paragraph, holders of outstanding shares of Senior Preferred Stock will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 liquidation preference of Senior Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Senior Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible and also will be issued in principal amounts less than $1,000 so that each holder of Senior Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Senior Preferred Stock entitle such holder; provided that the Company may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000. The Company will send a written notice of exchange by mail to each holder of record of shares of Senior Preferred Stock not fewer than 30 days nor more than 60 days before the date fixed for such exchange. On and after the date of exchange, dividends will cease to accumulate on the outstanding shares of Senior Preferred Stock, and all rights of the holder of Senior Preferred Stock (except the right to receive the Exchange Debentures, an amount in cash, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and, if the Company so elects, cash in lieu of any Exchange Debenture that is in a principal amount that is not an integral multiple of $1,000) will terminate. The person entitled to receive the Exchange Debentures issuable upon such exchange will be treated for all purposes as the registered holder of such Exchange Debentures. See "-- Exchange Debentures."

     The Company will comply with the provisions of Rule 13e-4 promulgated pursuant to the Exchange Act in connection with any exchange, to the extent applicable.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Senior Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to stockholders, the liquidation preference per share of Senior Preferred Stock, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up), before any distribution is made on any Junior Stock, including, without limitation, Common Stock of the Company. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Stock are not paid in full, the holders of the Senior Preferred Stock and the Parity Stock will share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends. After payment of the full amount of the liquidation preference and accumulated and unpaid dividends to which they are entitled, the holders of shares of Senior Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company. However, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the Company.

     The Certificate of Designation does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Senior Preferred Stock, although such liquidation preference will be substantially in excess of the par value of such shares of Senior Preferred Stock. In addition, the Company is not aware of any provision of Idaho law or any controlling decision of the courts of the State of Idaho (the state of incorporation of the Company) that requires a restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed its par value. Consequently, there is no restriction upon the surplus of the Company solely because the liquidation preference of the Senior Preferred Stock will exceed its par value and there are no remedies available to holders of the Senior Preferred Stock before or after the payment of any dividend on any Capital Stock, other than in connection with the liquidation of the Company, solely by reason of the fact that such dividend would reduce the surplus of the Company to an amount less than the difference between the liquidation preference of the Senior Preferred Stock and its par value.

VOTING RIGHTS

     The holders of Senior Preferred Stock, except as otherwise required under Idaho law or as set forth in the Certificate of Incorporation, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

     The Certificate of Designation provides that if (i) after March 1, 2003, cash dividends on the Senior Preferred Stock are in arrears and unpaid for six or more quarterly dividend periods (whether or not consecutive); (ii) the Company fails to redeem the Senior Preferred Stock on March 1, 2010; (iii) the Company fails to make a Change of Control Offer if such offer is required by the provisions set forth under "-- Change of Control" below or fails to purchase shares of Senior Preferred Stock from holders who elect to have such shares purchased pursuant to the Change of Control Offer; (iv) a breach or violation of any of the provisions described under the caption "-- Certain Covenants" occurs and the breach or violation continues for a period of 30 days or more after the Company receives notice thereof specifying the default from the holders of at least 25% of the shares of Senior Preferred Stock then outstanding; or (v) the Company fails to pay at the final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company, or the final stated maturity of any such Indebtedness is accelerated, if the aggregate principal amount of such Indebtedness, together with the aggregate principal amount of any other such Indebtedness in default for failure to pay principal at the final stated maturity (giving effect to any applicable grace periods and any extensions thereof) or which has been accelerated, aggregates $10.0 million or more at any time, in each case, after a 20-day period during which such default shall not have been cured or such acceleration rescinded, then the number of directors constituting the Board of Directors will be adjusted to permit the holders of a majority of the then outstanding shares of Senior Preferred Stock, voting separately and as a class (together with the holders of any Parity Stock having similar voting rights), to elect the lesser of two directors and that number of directors constituting at least 25% of the members of the Board of Directors of the Company. Such voting rights will continue until such time as, in the case of a dividend default, all dividends in arrears on the Senior Preferred Stock are paid in full in cash and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of at least a majority of the shares of Senior Preferred Stock then outstanding, at which time the term of any directors elected pursuant to the provisions of this paragraph shall terminate. Each such event described in clauses (i) through (v) above is referred to herein as a "Voting Rights Triggering Event." The voting rights provided herein shall be the holder's exclusive remedy at law or in equity.

     The Certificate of Designation provides that the Company will not authorize any class of Senior Stock or Parity Stock (other than the Senior Preferred Stock, plus dividends thereon payable in additional shares of Senior Preferred Stock in lieu of cash dividends) without the affirmative vote or consent of holders of at least a majority of the shares of Senior Preferred Stock then outstanding, voting or consenting, as the case may be, as one class. The Certificate of Designation also provides that, except as set forth above, the Company may not amend the Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of the then outstanding shares of Senior Preferred Stock, without the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class.

     Under Idaho law, holders of preferred stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation if the amendment would alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

CHANGE OF CONTROL

     The Certificate of Designation provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company purchase all or a portion of such holder's Senior Preferred Stock in cash pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the liquidation preference thereof, plus, without duplication, all accumulated and unpaid dividends per share to the Change of Control Payment Date (as defined herein) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date).

     The Certificate of Designation provides that, prior to the mailing of the notice referred to below, but in any event within 60 days following the date on which the Company becomes aware that a Change of Control has occurred, the Company covenants that if the purchase of the Senior Preferred Stock would violate or constitute a default under the Indenture, the New Revolving Credit Facility or any other Indebtedness of the Company, then the Company shall, to the extent needed to permit such purchase of the Senior Preferred Stock, either
(i) repay all such Indebtedness and terminate all commitments outstanding thereunder or (ii) obtain the requisite consents, if any, under such Indebtedness required to permit the purchase of the Senior Preferred Stock as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to make the Change of Control Offer or purchase the Senior Preferred Stock pursuant to the provisions described below.

     Within 60 days following the date upon which a Change of Control occurred, the Company must send, by first-class mail, a notice to each holder of Senior Preferred Stock, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 60 days nor later than 90 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). Holders electing to have any shares of Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender such shares of Senior Preferred Stock to the Paying Agent and Registrar for the Senior Preferred Stock at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

     If a Change of Control Offer is made, there can be no assurance that the Company would have available funds sufficient to pay the Change of Control purchase price for all shares of Senior Preferred Stock that the Company might be required to purchase. In the event the Company is required to purchase outstanding shares of Senior Preferred Stock pursuant to a Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Indenture and the New Revolving Credit Facility restrict the Company's ability to purchase the Senior Preferred Stock, including pursuant to a Change of Control Offer. See "Description of New Revolving Credit Facility" and "Description of Senior Subordinated Notes."

     Restrictions in the Certificate of Designation described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness and to make Restricted Payments may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Senior Preferred Stock, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Certificate of Designation may not afford the holders of Senior Preferred Stock protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     None of the provisions in the Certificate of Designation relating to a purchase of Senior Preferred Stock upon a Change of Control is waivable by the Board of Directors of the Company. Without the consent of each holder of Senior Preferred Stock affected thereby, after the mailing of the notice of a Change of Control Offer, no amendment to the Certificate of Designation may, directly or indirectly, affect the Company's obligation to purchase the outstanding Senior Preferred Stock or amend, modify or change the obligation of the Company to consummate a Change of Control Offer or waive any default in the performance thereof or modify any of the provisions of the definitions with respect to any such offer.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations-thereunder to the extent such laws and regulations are applicable in connection with the purchase of the shares of Senior Preferred Stock pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Certificate of Designation, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Certificate of Designation by virtue thereof.

CERTAIN COVENANTS

     The Certificate of Designation contains the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Voting Rights Triggering Event shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Junior Stock to holders of such Junior Stock, (b) purchase, redeem or otherwise acquire or retire for value any Junior Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Junior Stock, or (c) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b) and
(c) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Voting Rights Triggering Event shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to February 26, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses (1),
(2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or the payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Voting Rights Triggering Event shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase its equity or options in respect thereof, in each case in connection with the terms of any employee stock option or stock purchase agreements or other agreements to compensate management or other employees; provided that such redemptions or repurchases pursuant to this clause
(3) shall not exceed $3.0 million (which amount shall be increased by the amount of any net cash proceeds to the Company from (x) sales of Capital Stock of the Company to management or other employees subsequent to the Issue Date to the extent such amounts have not been included in clause (iii) in the foregoing paragraph and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, further, that the cancellation of Indebtedness owing to the Company from management or other employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Certificate of Designation; (4) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (5) so long as no Voting Rights Triggering Event shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (6) payments or other distributions made in connection with the Recapitalization; and (7) if no Voting Rights Triggering Event shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $10.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1), (2)(ii), (3) and (7) shall be included in such calculation; provided that such expenditures pursuant to clause (3) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (2)(i), (4), (5) and (6) shall be excluded from such calculation.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any preferred stock of any Restricted Subsidiary of the Company.

     Merger, Consolidation and Sale of Assets. Without the affirmative vote of the holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, the Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person or adopt a plan of liquidation unless
(i) either (1) the Company is the surviving or continuing person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety or, in the case of a plan of liquidation, the Person to which assets of the Company have been transferred, shall be a corporation existing under the laws of the United States or any State thereof or the District of Columbia; (ii) if the Company is not the surviving or continuing Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting person, having in respect of such successor, transferee or resulting person the same powers, preferences and relative participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Senior Preferred Stock had immediately prior to such transaction; (iii) immediately after giving effect to such transaction and the use of the proceeds therefrom (on a pro forma basis, including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company (in the case of clause (1) of the foregoing clause (i)) or such Person (in the case of clause (2) of the foregoing clause (i)) shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; and (iv) immediately after giving effect to such transactions, no Voting Rights Triggering Event shall have occurred or be continuing. Notwithstanding clause (iii) of the preceding sentence, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Reports. The Certificate of Designation provides that the Company will file with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Certificate of Designation further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, following the effectiveness of the Exchange Offer Registration Statement, the Company will file with the Commission, to the extent permitted, and provide the holders of the Senior Preferred Stock with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide, upon request from holders of the Senior Preferred Stock or prospective holders the information required by Rule 144A(d)(4) under the Securities Act.

TRANSFER AGENT AND REGISTRAR

     United States Trust Company of New York will be the transfer agent and registrar for the Senior Preferred Stock.

EXCHANGE DEBENTURES

     The Exchange Debentures, if issued, will be issued under the indenture (the "Exchange Indenture"), dated as of February 26, 1998, by and between the Company and United States Trust Company of New York, as trustee (the "Debenture Trustee"). A copy of the Exchange Indenture is available from the Company upon request. The following summary of certain provisions of the Exchange Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the TIA and to all of the provisions of the Exchange Indenture, including the definitions of certain terms therein and those terms made a part of the Exchange Indenture by reference to the TIA as in effect on the date of the Exchange Indenture. The definitions of certain terms used in the following summary are set forth below under "Description of Senior Subordinated Notes -- Certain Definitions." The New Revolving Credit Facility and the Indenture limit the Company's ability to issue the Exchange Debentures. See "Description of New Revolving Credit Facility" and "Description of Senior Subordinated Notes."

     The Exchange Debentures will be general unsecured obligations of the Company and will be limited in aggregate principal amount to the liquidation preference of the Senior Preferred Stock, plus, without duplication, accumulated and unpaid dividends, on the Exchange Date of the Senior Preferred Stock into Exchange Debentures (plus any additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof (other than as described in "-- Senior Preferred Stock -- Exchange" or with respect to additional Exchange Debentures issued in lieu of cash interest as described herein). The Exchange Debentures will be subordinated to all existing and future Senior Debt of the Company, including the Senior Subordinated Notes.

PRINCIPAL, MATURITY AND INTEREST

     Principal of, premium, if any, and interest on the Exchange Debentures will be payable, and the Exchange Debentures may be presented for registration of transfer or exchange, at the office of the Paying Agent and Registrar in New York, New York. At the Company's option, interest, to the extent paid in cash, may be paid at the Debenture Trustee's corporate office or by check mailed to the registered address of holders of the Exchange Debentures as shown on the register for the Exchange Debentures. The Debenture Trustee will initially act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar without prior notice to holders of the Exchange Debentures. Holders of the Exchange Debentures must surrender Exchange Debentures to the Paying Agent to collect principal payments.

     The Exchange Debentures will mature on March 1, 2010. Each Exchange Debenture will bear interest at the rate of 12 1/2% per annum from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided. Interest will be payable semi-annually in cash (or, on or prior to March 1, 2003, in additional Exchange Debentures, at the option of the Company) in arrears on each March 1 and September 1, commencing with the first such date after the Exchange Date to the persons who are registered holders thereof at the close of business on the February 15 and August 15 immediately preceding such date. Interest on the Exchange Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Exchange Debentures will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

     The Exchange Debentures will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after March 1, 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on March 1 of each of the years set forth below, plus, without duplication, in each case, accrued and unpaid interest thereon to the date of redemption:

                       YEAR                         PERCENTAGE
                       ----                         ----------
2003..............................................    106.250%
2004..............................................    104.167%
2005..............................................    102.083%
2006 and thereafter...............................    100.000%

     In addition, prior to March 1, 2001, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem, in whole or in part, the Exchange Debentures, at a redemption price of 112.5% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Public Equity Offering.

     As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act.

     The Indenture and the New Revolving Credit Facility restrict the ability of the Company to optionally redeem the Exchange Debentures. See "Description of the New Revolving Credit Facility" and "Description of Senior Subordinated Notes."

CHANGE OF CONTROL

     The Exchange Indenture provides that upon the occurrence of a Change of Control, each holder will have the right to require that the Company repurchase all or a portion of such holder's Exchange Debentures pursuant to the offer described below (the "Debenture Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus, accrued interest, if any, to the date of repurchase.

     The Exchange Indenture provides that, prior to the mailing of the notice referred to below, but in any event within 60 days following any Change of Control, the Company covenants to either (i) repay in full and terminate all commitments under all Indebtedness under the Indenture, the New Revolving Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full and terminate all commitments under all Indebtedness under the Indenture, the New Revolving Credit Facility and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer or (ii) obtain the requisite consents under the Indenture, the New Revolving Credit Facility and all such other Senior Debt to permit the repurchase of the Exchange Debentures as provided below. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Exchange Debentures pursuant to the provisions described below. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default described in clause (iii) and not in clause (ii) under "-- Events of Default" below.

     Within 60 days following the date upon which a Change of Control has occurred, the Company must send, by first class mail, a notice to each holder of Exchange Debentures, with a copy to the Debenture Trustee, which notice shall govern the terms of the Debenture Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 60 days nor later than 90 days from the date such notice is mailed, other than as may be required by law (the "Debenture Change of Control Payment Date"). Holders electing to have an Exchange Debenture purchased pursuant to a Debenture Change of Control Offer will be required to surrender the Exchange Debenture, properly endorsed for transfer together with such other customary documents as the Company may reasonably request, to the Paying Agent at the address specified in the notice prior to the close of business on the business day prior to the Debenture Change of Control Payment Date.

     If a Debenture Change of Control Offer is made, there can be no assurance that the Company would have available funds sufficient to pay the purchase price for all Exchange Debentures that the Company might be required to purchase. In the event the Company is required to purchase Exchange Debentures pursuant to a Debenture Change of Control Offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. There can be no assurance, however, that the Company would be able to obtain such financing on favorable terms, if at all. In addition, the Indenture and the New Revolving Credit Facility restrict the Company's ability to purchase the Exchange Debentures, including pursuant to a Debenture Change of Control Offer. See "Description of the New Revolving Credit Facility" and "Description of Senior Subordinated Notes."

     Neither the Board of Directors of the Company nor the Debenture Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. Restrictions in the Exchange Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Debentures, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Exchange Indenture may not afford the holders of Exchange Debentures protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Exchange Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Exchange Indenture by virtue thereof.

SUBORDINATION

     The payment of all Obligations on the Exchange Debentures is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt will first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Exchange Debentures, or for the acquisition of any of the Exchange Debentures for cash or property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character (except in securities substantially identical to the Exchange Debentures issued by the Company in payment of interest accrued thereon) shall be made by or on behalf of the Company or any other Person on its or their behalf with respect to any Obligations on the Exchange Debentures or to acquire any of the Exchange Debentures for cash or property or otherwise.

     In addition, if any other event of default occurs and is continuing with respect to any Designated Senior Debt, as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the respective issue of Designated Senior Debt gives written notice of the event of default to the Debenture Trustee (a "Default Notice"), then, unless and until all such events of default have been cured or waived or have ceased to exist or the Debenture Trustee receives notice from the Representative for the respective issue of Designated Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on behalf of the Company shall (x) make any payment of any kind or character (except in securities substantially identical to the Exchange Debentures issued by the Company in payment of interest accrued thereon) with respect to any Obligations on the Exchange Debentures or (y) acquire any of the Exchange Debentures for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Exchange Debentures was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     By reason of such subordination, in the event of the insolvency of the Company, creditors of the Company who are not holders of Senior Debt, including the holders of the Exchange Debentures, may recover less, ratably, than holders of Senior Debt.

     As of February 26, 1998, the Company had approximately $176.6 million of Senior Debt outstanding with respect to the Exchange Debentures (exclusive of unused commitments of $40.0 million under the New Revolving Credit Facility).

CERTAIN COVENANTS

     The Exchange Indenture contains, among others, the following covenants:

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,
(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Debentures or (d) make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant or (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the February 26, 1998 and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus
(y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) without duplication, the sum of (1) the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; provided, however, that the sum of clauses
(1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or the payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company that is subordinate or junior in right of payment to the Exchange Debentures either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness; (4) payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase its equity or options in respect thereof, in each case in connection with the terms of any employee stock option or stock purchase agreements or other agreements to compensate management or other employees; provided that such redemptions or repurchases pursuant to this clause (4) shall not exceed $3.0 million (which amount shall be increased by the amount of any net cash proceeds to the Company from (x) sales of Capital Stock of the Company to management or other employees subsequent to the Issue Date to the extent such amounts have not been included in clause (iii) in the foregoing paragraph and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate; provided, further, that the cancellation of Indebtedness owing to the Company from management or other employees of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Exchange Indenture; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) so long as no Default or Event of Default shall have occurred and be continuing, payments not to exceed $500,000 in the aggregate to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock; (7) payments or other distributions made in connection with the Recapitalization; and (8) if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an aggregate amount not to exceed $10.0 million. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash) pursuant to clauses (1),
(2)(ii), (4) and (8) shall be included in such calculation; provided that such expenditures pursuant to clause (4) shall not be included to the extent of cash proceeds received by the Company from any "key-man" life insurance policies and
(b) amounts expended pursuant to clauses (2)(i), (3), (5), (6) and (7) shall be excluded from such calculation.

     Limitation on Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors), (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt (and, in the case of any Senior Debt under any revolving credit facility, including the New Revolving Credit Facility, effect a permanent reduction in the availability under such revolving credit facility), (B) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets of a kind used or usable in the business of the Company and its Restricted Subsidiaries ("Replacement Assets"), or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A) and
(iii)(B). On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B) and (iii)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Exchange Debentures equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Exchange Debentures to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to this paragraph).

     In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation and Sale of Assets," the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

     Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date (or if the Net Proceeds Offer has been deferred as described in the first paragraph of this covenant, the date that the aggregate unutilized Net Proceeds Offer Amount equals or exceeds $7.5 million), with a copy to the Debenture Trustee, and shall comply with the procedures set forth in the Exchange Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Debentures in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Exchange Debentures in an amount exceeding the Net Proceeds Offer Amount, Exchange Debentures of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of at least 20 and not more than 30 business days or such longer period as may be required by law. To the extent that the aggregate amount of Exchange Debentures tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

     The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Debentures pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Exchange Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Exchange Indenture by virtue thereof.

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) the Exchange Indenture, the Indenture and the New Revolving Credit Facility; (3) non-assignment provisions of any contract or any lease; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; (6) restrictions on the transfer of assets subject to any Lien imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Exchange Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired; (9) any agreement or instrument governing Indebtedness (whether or not outstanding) of foreign Restricted Subsidiaries of the Company permitted to be incurred pursuant to the Exchange Indenture; (10) other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "Limitation on Incurrence of Additional Indebtedness"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances); (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (12) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(2) through (11) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any preferred stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any preferred stock of any Restricted Subsidiary of the Company.

     Merger, Consolidation and Sale of Assets. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless: (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Debenture Trustee) executed and delivered to the Debenture Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Debentures and the performance of every covenant of the Exchange Debentures, the Exchange Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "-- Limitation on Incurrence of Additional Indebtedness" covenant; (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and (iv) the Company or the Surviving Entity shall have delivered to the Debenture Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Exchange Indenture and that all conditions precedent in the Exchange Indenture relating to such transaction have been satisfied. Notwithstanding clause (ii) of the preceding sentence, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Exchange Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Exchange Indenture and the Exchange Debentures with the same effect as if such surviving entity had been named as such.

     Limitations on Transactions with Affiliates. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Debenture Trustee.

     (b) The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management (including, without limitation, fees and compensation under the Management Services Agreement with the Principal as in effect on the Issue Date); (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Exchange Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; (iv) Restricted Payments permitted by the Exchange Indenture; (v) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (v) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Exchange Debentures in any material respect; (vi) transactions permitted by, and complying with, the provisions of the covenant described under "-- Merger, Consolidation and Sale of Assets"; (vii) the Recapitalization and the transactions contemplated by the Recapitalization Agreement; and (viii) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Exchange Indenture, which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

     Reports. The Exchange Indenture provides that the Company will deliver to the Debenture Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. The Exchange Indenture further provides that, notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, following the effectiveness of the Exchange Offer Registration Statement, the Company will file with the Commission, to the extent permitted, and provide the Debenture Trustee and holders of Exchange Debentures with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Prior to the effectiveness of the Exchange Offer Registration Statement, the Company will provide, upon request from the Holders of the Exchange Debentures or prospective Holders, the information required by Rule 144A(d)(4) under the Securities Act. The Company will also comply with the other provisions of TIA sec. 314(a).

EVENTS OF DEFAULT

     The following events are defined in the Exchange Indenture as "Events of Default":

          (i) the failure to pay interest on any Exchange Debentures when the same becomes due and payable and the Default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Exchange Indenture);

          (ii) the failure to pay the principal on any Exchange Debentures when such principal, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Debentures tendered pursuant to a Debenture Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions of the Exchange Indenture);

          (iii) a default in the observance or performance of any other covenant or agreement contained in the Exchange Indenture, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Debenture

     Trustee or holders of at least 25% of the outstanding principal amount of the Exchange Debentures (except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (iv) the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company and such failure continues for a period of 20 days or more, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated, in each case with respect to which the 20-day period described above has passed, aggregates $10.0 million or more at any time;

          (v) one or more judgments for the payment of money in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

          (vi) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

     If an Event of Default (other than an Event of Default specified in clause
(vi) above with respect to the Company) shall occur and be continuing, the Debenture Trustee or the holders of at least 25% in principal amount of outstanding Exchange Debentures may declare the principal of and accrued interest on all the Exchange Debentures to be due and payable by notice in writing to the Company and the Debenture Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the New Revolving Credit Facility, shall become due and payable upon the first to occur of an acceleration under the New Revolving Credit Facility or 5 business days after receipt by the Company and the Representative under the New Revolving Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (vi) above occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Debenture Trustee or any Holder.

     The Exchange Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Debentures as described in the preceding paragraph, the holders of a majority in principal amount of the Exchange Debentures may, on behalf of the Holders of all of the Exchange Debentures, rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Debenture Trustee its reasonable compensation and reimbursed the Debenture Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in clause (vi) of the description above of Events of Default, the Debenture Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     The holders of a majority in principal amount of the Exchange Debentures may waive any existing Default or Event of Default under the Exchange Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Debentures.

     Holders of the Exchange Debentures may not enforce the Exchange Indenture or the Exchange Debentures except as provided in the Exchange Indenture and under the TIA. Subject to the provisions of the Exchange Indenture relating to the duties of the Debenture Trustee, the Debenture Trustee is under no obligation to exercise any of its rights or powers under the Exchange Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Debenture Trustee reasonable indemnity. Subject to all provisions of the Exchange Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Exchange Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee.

     Under the Exchange Indenture, the Company is required to provide an officers' certificate to the Debenture Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Debentures ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Debentures, except for (i) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Debentures when such payments are due, (ii) the Company's obligations with respect to the Exchange Debentures concerning issuing temporary Exchange Debentures, registration of Exchange Debentures, mutilated, destroyed, lost or stolen Exchange Debentures and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Debenture Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Exchange Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Exchange Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Debentures. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Debentures.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Debenture Trustee, in trust, for the benefit of the holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Exchange Debentures on the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Debenture Trustee an opinion of counsel in the United States reasonably acceptable to the Debenture Trustee confirming that
(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Exchange Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Debenture Trustee an opinion of counsel in the United States reasonably acceptable to the Debenture Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default under the Exchange Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Exchange Debentures concurrently with such incurrence); (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Exchange Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Debenture Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Debenture Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Debenture Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Exchange Indenture and (B) assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit and that no holder of an Exchange Debenture is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain other customary conditions precedent are satisfied. Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a Legal Defeasance need not be delivered if all Exchange Debentures not theretofore delivered to the Debenture Trustee for cancellation (x) have become due and payable, (y) will become due and payable on the maturity date within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Debenture Trustee for the giving of notice of redemption by the Debenture Trustee in the name, and at the expense, of the Company.

SATISFACTION AND DISCHARGE

     The Exchange Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Debentures, as expressly provided for in the Exchange Indenture) as to all outstanding Exchange Debentures when (i) either (a) all the Exchange Debentures theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Debentures which have been replaced or paid and Exchange Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Debenture Trustee for cancellation or (b) all Exchange Debentures not theretofore delivered to the Debenture Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Debenture Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Debentures not theretofore delivered to the Debenture Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Debentures to the date of deposit together with irrevocable instructions from the Company directing the Debenture Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Exchange Indenture by the Company; and (iii) the Company has delivered to the Debenture Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Exchange Indenture relating to the satisfaction and discharge of the Exchange Indenture have been complied with.

MODIFICATION OF THE EXCHANGE INDENTURE

     From time to time, the Company and the Debenture Trustee, without the consent of the holders, may amend the Exchange Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Debenture Trustee, adversely affect the rights of any of the holders in any material respect. In formulating its opinion on such matters, the Debenture Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Exchange Indenture may be made with the consent of the holders of a majority in principal amount of the then outstanding Exchange Debentures issued under the Exchange Indenture, except that, without the consent of each holder affected thereby, no amendment may: (i) reduce the amount of Exchange Debentures whose holders must consent to an amendment; (ii) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Exchange Debentures; (iii) reduce the principal of or change or have the effect of changing the fixed maturity of any Exchange Debentures, or change the date on which any Exchange Debentures may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor; (iv) make any Exchange Debentures payable in money other than that stated in the Exchange Debentures;
(v) make any change in provisions of the Exchange Indenture protecting the right of each holder of an Exchange Debenture to receive payment of principal of and interest on such Exchange Debenture on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Exchange Debentures to waive Defaults or Events of Default; (vi) amend, change or modify in any material respect the obligation of the Company to make and consummate a Debenture Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred or the subject Asset Sale has been consummated; or (vii) modify or change any provision of the Exchange Indenture or the related definitions affecting the subordination or ranking of the Exchange Debentures in a manner which adversely affects the Holders in any material respect.

GOVERNING LAW

     The Exchange Indenture provides that it and the Exchange Debentures will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

THE DEBENTURE TRUSTEE

     The Exchange Indenture provides that, except during the continuance of an Event of Default, the Debenture Trustee will perform only such duties as are specifically set forth in the Exchange Indenture. During the existence of an Event of Default, the Debenture Trustee will exercise such rights and powers vested in it by the Exchange Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     The Exchange Indenture and the provisions of the TIA contain certain limitations on the rights of the Debenture Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Debenture Trustee will be permitted to engage in other transactions; provided that if the Debenture Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

                          DESCRIPTION OF CAPITAL STOCK

     The issued and outstanding capital stock of the Company (other than the Senior Preferred Stock) consists of Class A Common, Class B Common, Class C Common, Series A Preferred, Series B Preferred and Series C Preferred. The Company has outstanding 3,261,176 shares of Class A Common, 863,824 shares of Class B Common and 875,000 shares of Class C Common. The Company also has outstanding 3,261,176 shares of Series A Preferred, 863,824 shares of Series B Preferred and 875,000 shares of Series C Preferred. See "Security Ownership of Certain Beneficial Owners and Management."

     Each share of Series A Preferred, Series B Preferred and Series C Preferred is convertible, at any time, into one share of Class A Common, Class B Common and Class C Common, respectively. Each share of Class B Common and Series B Preferred is convertible, at any time, into one share of Class A Common and Series A Preferred, respectively; provided, however, that no holder of Class B Common or Series B Preferred is entitled to convert such holder's shares of Class B Common or Series B Preferred into shares of Class A Common or Series A Preferred, as the case may be, if as a result of such conversion such holder or a group of persons (within the meaning of the Exchange Act) which includes such holder would own shares of capital stock of the Company representing more than 49.0% of the voting power of the then outstanding capital stock of the Company; and provided further, that no holder of Class B Common or Series B Preferred that is subject to the Bank Holding Company Act of 1956 (a "Regulated Shareholder") or any such Regulated Shareholder's transferees are entitled to convert such holder's shares of Class B Common or Series B Preferred into shares of Class A Common or Series A Preferred, as the case may be, to the extent that immediately prior to, or as a result of, such conversion such Regulated Shareholder reasonably determines that the issuance of shares of Class A Common or Series A Preferred, as the case may be, would result in a Regulatory Problem (as defined in the Company's Articles of Incorporation) for such Regulated Shareholder. The conversion ratios are subject to anti-dilution protection.

     Holders of Class B Common and Series B Preferred have no voting rights, except as required by law. The holders of Class A Common are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. The holders of Class C Common are entitled to two votes per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. The holders of Series A Preferred and Series C Preferred are entitled to the number of votes per share they would have been entitled to vote if they had converted into Common Stock on all matters to be voted upon by the stockholders of the Company, including the election of directors. The holders of all classes of Common Stock and all series of Convertible Preferred Stock entitled to vote on a particular matter will vote as a single class on such matter except as required by law.

     As, if and when declared by the Company's Board of Directors, the Company shall pay dividends to holders of Convertible Preferred Stock on each share of Convertible Preferred Stock at a rate of 10% per annum on the liquidation value per share plus all declared and unpaid dividends thereon. The shares of Convertible Preferred Stock also will participate together with the shares of Common Stock as if such shares of Convertible Preferred Stock had been converted into shares of Common Stock in all dividends paid with respect to the Common Stock (other than dividends payable solely in shares of Common Stock) as, if and when such dividends are declared by the Company's Board of Directors.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to shareholders after payment of amounts owed with respect to any stock senior to the Convertible Preferred Stock (including the Senior Preferred Stock), the liquidation preference per share of Convertible Preferred Stock, plus, without duplication, an amount in cash equal to all declared and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up before any distribution is made on any stock junior to the Convertible Preferred Stock, including, without limitation, the Common Stock. The aggregate liquidation preference of the Convertible Preferred Stock is approximately $56.7 million.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion of certain material United States Federal income tax considerations of the acquisition, ownership and disposition of the Exchange Securities. Unless otherwise stated, this discussion is limited to the United States Federal income tax consequences to those persons who are original purchasers of the Securities and who hold such Securities and Exchange Securities as capital assets within the meaning of Section 1221 of the Code (each a "Holder"). The discussion does not purport to address specific tax consequences that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, tax-exempt organizations, and persons in special situations, such as those who hold the Securities or Exchange Securities as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not address U.S. Federal alternative minimum tax consequences or any aspect of state, local or foreign taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view and no ruling from the Service has been or will be sought.

     HOLDERS OF THE SECURITIES OR THE EXCHANGE SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM TO ACQUIRING, OWNING AND DISPOSING OF THE SECURITIES OR THE EXCHANGE SECURITIES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

THE EXCHANGE


     The Company believes that the exchange of the Securities for Exchange Securities pursuant to the Exchange Offer will not be treated as an "exchange" for Federal income tax purposes because the Exchange Securities will not be considered to differ materially in kind or extent from the Securities. Rather, the Exchange Securities received by a Holder will be treated as a continuation of the Securities in the hands of such Holder. As a result, there will be no Federal income tax consequences to a Holder from the exchange of Securities for Exchange Securities pursuant to the Exchange Offer. Kirkland & Ellis, counsel to the Company, has issued an opinion that the exchange of Exchange Securities for Securities pursuant to the Exchange Offer will not be treated as an "exchange" for United States Federal income tax purposes.


TAX CONSEQUENCES TO U.S. HOLDERS

     For purposes of this discussion, a "U.S. Holder" is a Holder who is (i) an individual who is a citizen or resident of the United States; (ii) a corporation, limited liability company, partnership or other business entity created in, or organized under, the laws of the United States or any state or political subdivision thereof; (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have the authority to control all of its substantial decisions.

  SENIOR PREFERRED STOCK

     Stock Characterization. Although the characterization of an instrument as debt or equity is a facts and circumstances determination that cannot be predicted with certainty, the Company intends to treat the Senior Preferred Stock as stock for Federal income tax purposes, and the remainder of the discussion assumes that such treatment will be respected.

     Distributions on Senior Preferred Stock. Distributions on Senior Preferred Stock, whether paid in cash or in additional shares of Senior Preferred Stock ("Dividend Shares"), will be taxable as ordinary dividend income to the extent that the amount of cash or the fair market value of any Senior Preferred Stock distributed on the Senior Preferred Stock does not exceed the Company's current and accumulated earnings and profits (as determined for Federal income tax purposes). To the extent that the amount of any distribution paid on the Senior Preferred Stock exceeds the Company's current and accumulated earnings and profits, the distribution will be treated as a return of capital, thereby reducing the U.S. Holder's basis in the Senior Preferred Stock. The amount of any excess distribution that is greater than the U.S. Holder's basis in the

Senior Preferred Stock will be taxed as a capital gain, long-term or short-term depending upon whether the U.S. Holder has held the stock for more than one year. In addition, a U.S. Holder who is an individual will qualify for a lower tax rate on any capital gain recognized with respect to Senior Preferred Stock held more than 18 months. There can be no assurance that the Company will have sufficient earnings and profits (as determined for Federal income tax purposes) to cause distributions on the Senior Preferred Stock to be treated as dividends.

     The Holder's initial basis in any Dividend Shares distributed by the Company will be equal to the fair market value of such additional shares on their date of distribution. The Holder's holding period for such additional shares will commence with the distribution of the additional shares, and will not include the Holder's holding period for the shares of Senior Preferred Stock with respect to which the additional shares were distributed.

     Dividends received by a corporate U.S. Holder who owns less than 20 percent of the Company (by vote or value) will be eligible for the 70% dividends-received deduction, subject to the limitations generally applicable to the dividends-received deduction, including those contained in Sections 246 and 246A of the Code. Under Section 246(c) of the Code, a corporate U.S. Holder will not be entitled to claim the 70% dividends-received deduction with respect to a dividend on Senior Preferred Stock which such Holder holds for 45 days or less during the 90-day period beginning 45 days before the Senior Preferred Stock becomes ex-dividend with respect to such dividend. In addition, if the dividend is attributable to a period aggregating more than 366 days, then the corporate U.S. Holder will not be entitled to the 70% dividends-received deduction if it has held the Senior Preferred Stock for 90 days or less during the 180-day period beginning 90 days before the Senior Preferred Stock becomes ex-dividend with respect to such dividend. The length of time that a corporate U.S. Holder is deemed to have held stock for these purposes is reduced for periods during which that Holder's risk of loss with respect to the stock is diminished by reason of certain options, contracts to sell, short sales, or other similar transactions. Section 246(c) also denies the dividends-received deduction to the extent that the corporate U.S. Holder is under an obligation to make payments with respect to substantially similar or related property corresponding to the dividend received. Section 246A of the Code provides that the 70% dividends-received deduction may be reduced if the corporate U.S. Holder's shares of Senior Preferred Stock are debt financed.

     Under Section 1059 of the Code, if a corporate U.S. Holder receives an "extraordinary dividend" with respect to the Senior Preferred Stock that the U.S. Holder has held for two years or less (ending on the date on which the Company declares, announces or agrees to, the amount of payment of such dividend, whichever is the earliest), the tax basis of the Senior Preferred Stock must be reduced (but not below zero) by the non-taxed portion of the dividend. To the extent that the U.S. Holder's tax basis would have been reduced below zero but for the above limitation, such excess will be treated as gain from the sale or exchange of stock taxable in the year in which the extraordinary dividend was received. Generally, an "extraordinary dividend" is a dividend that (i) equals or exceeds 5% of the U.S. Holder's basis in the Senior Preferred Stock (treating all dividends having ex-dividend dates within an 85-day period as a single dividend), or (ii) exceeds 20% of the U.S. Holder's adjusted basis in the Senior Preferred Stock, where all dividends having ex-dividend dates within a 365-day period are treated as a single dividend. Furthermore, certain redemptions (i.e., non-pro rata redemptions and redemptions in partial liquidation of the Company) of Senior Preferred Stock will be treated as extraordinary dividends. Special rules apply to "qualified preferred dividends," which are any fixed dividends payable with respect to any share of stock that (i) provides for fixed preferred dividends payable not less frequently than annually and (ii) is not in arrears as to dividends at the time the holder acquires such stock. The term qualified preferred dividend does not include any dividend payable with respect to any share if the actual rate of return for the period the stock has been held by the holder receiving the dividend exceeds 15%.

     Redemption Premium on Senior Preferred Stock. The Senior Preferred Stock is subject to a mandatory redemption on March 1, 2010. If the redemption price of the Senior Preferred Stock exceeds its issue price by more than a de minimis amount, such excess ("Preferred OID") may be treated as a constructive distribution of additional stock on the Senior Preferred Stock. An amount generally will be considered de minimis as long as the amount is less than the redemption price of the preferred stock multiplied by 1/4 of 1% multiplied by the number of years until the issuer must redeem the preferred stock. The Senior Preferred Stock issued pursuant to this offering will not have any Preferred OID. However, because the issue price of a Dividend Share will be equal to its fair market value at the time of distribution, a Dividend Share may be issued with Preferred OID. In this case, the U.S. Holder of a Dividend Share will be required to include such Preferred OID in income as a distribution in advance of receiving the cash attributable to such income. If the Dividend Shares bear Preferred OID, such shares generally will have different tax characteristics from other Senior Preferred Stock (including other Dividend Shares) and might trade separately, which might adversely affect the liquidity of such shares.

     In addition to the mandatory redemption feature, as described in more detail under the heading "Description of the Senior Preferred Stock and Exchange Debentures," the Senior Preferred Stock is redeemable, either in whole or in part, at the option of the Company (i) before March 1, 2001, at a fixed premium upon the occurrence of certain events, and (ii) from March 1, 2003 through February 28, 2006, at premiums declining to par on March 1, 2006. Furthermore, each Holder of the Senior Preferred Stock has the right to require the Company to repurchase the Holder's Senior Preferred Stock in cash upon the occurrence of a Change of Control. Although the optional redemption and the U.S. Holder's put may result in constructive distributions to the U.S. Holder under certain circumstances, the Company believes that neither the optional redemption nor the U.S. Holder's put of the Senior Preferred Stock would trigger those rules.

     Redemption, Sale or Exchange of Senior Preferred Stock. A redemption of shares of Senior Preferred Stock for Exchange Debentures or for cash, or a sale of Senior Preferred Stock, will be taxable events.

     A redemption of shares of Senior Preferred Stock for cash will generally be treated as a sale or exchange if the U.S. Holder does not own, actually or constructively within the meaning of Section 318 of the Code, any stock of the Company other than the stock redeemed. If the U.S. Holder does own, actually or constructively, such other stock (including Senior Preferred Stock not redeemed), a redemption of Senior Preferred Stock may be treated as a dividend to the extent of the Company's current and accumulated earnings and profits. Such dividend treatment, however, would not apply if the redemption is "substantially disproportionate" with respect to the Holder under Section 302(b)(2) of the Code or is "not essentially equivalent to a dividend" with respect to the Holder under Section 302(b)(1) of the Code. A distribution to a holder will be "not essentially equivalent to a dividend" if it results in a "meaningful reduction" of the U.S. Holder's stock in the Company. For these purposes, a redemption of Senior Preferred Stock for cash that results in a reduction in the proportionate interest in the Company (taking into account any constructive ownership) of a U.S. Holder whose relative stock interest in the Company is minimal and who exercises no control over corporate affairs should be regarded as a meaningful reduction in the U.S. Holder's stock interest in the Company.

     If the redemption of Senior Preferred Stock were not treated as a distribution taxable as a dividend or if the Senior Preferred Stock were sold, the redemption or sale would result in capital gain or loss equal to the difference between the (i) amount of cash and the fair market value of other property received in the redemption or sale and (ii) the U.S. Holder's adjusted tax basis in the Senior Preferred Stock redeemed or sold. A redemption of Senior Preferred Stock for Exchange Debentures will be subject to the same rules as a redemption for cash, except that the U.S. Holder would recognize capital gain or loss equal to the difference between the issue price of the Exchange Debentures received and the U.S. Holder's adjusted tax basis in the Senior Preferred Stock redeemed. In either of these cases, the gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Senior Preferred Stock for more than one year; preferential rates of tax may apply to gains recognized upon the disposition of shares of Senior Preferred Stock held for more than 18 months. The deductibility of capital losses by U.S. Holders is subject to limitations.

     If the redemption of Senior Preferred Stock were treated as a distribution that is taxable as a dividend, the distribution would be measured by the amount of cash or issue price of the Exchange Debentures received by the U.S. Holder in the redemption. As described above, the distribution will be taxable as a dividend to the extent of the Company's earnings and profits. The amount of the distribution in excess of the Company's earnings and profits will reduce the U.S. Holder's basis in the redeemed shares, and, to the extent the amount of the distribution exceeds such basis, will result in capital gain. The U.S. Holder's adjusted tax basis in the Senior Preferred Stock would be transferred to any remaining stock of the U.S. Holder in the Company. If the U.S. Holder does not retain any stock ownership in the Company, the U.S. Holder may lose such basis.

  EXCHANGE DEBENTURES

     Original Issue Discount on Exchange Debentures. If the Senior Preferred Stock is exchanged for Exchange Debentures at a time when the stated redemption price at maturity of the Exchange Debentures exceeds their issue price by more than a de minimis amount, the Exchange Debentures will be treated as having original issue discount ("OID") equal to the entire amount of such excess. OID will generally be considered de minimis as long as it is less than the stated redemption price at maturity of the Exchange Debentures multiplied by 1/4 of 1% multiplied by the number of years to maturity. If the Exchange Debentures are deemed to be traded on an established securities market at any time during the 60-day period ending 30 days after their issue date, the issue price of the Exchange Debentures will be their fair market value as determined as of the issue date. Subject to certain limitations described in the regulations, the Exchange Debentures will be deemed to be traded on an established securities market if, among other things, price quotations are readily available from dealers, brokers or traders. Similarly, if the Senior Preferred Stock, but not the Exchange Debentures issued and exchanged therefor, is deemed to be traded on an established securities market at the time of the exchange, then the issue price of each Exchange Debenture should be the fair market value of the Senior Preferred Stock exchanged therefor at the time of the exchange. The Senior Preferred Stock will generally be deemed to be traded on an established securities market if it appears on a system of general circulation that provides a reasonable basis to determine fair market value based either on recent price quotations or recent sales transactions. In the event that neither the Senior Preferred Stock nor the Exchange Debentures are deemed to be traded on an established securities market, the issue price of the Exchange Debentures will be their stated principal amount or, in the event the Exchange Debentures do not bear "adequate stated interest" within the meaning of Section 1274 of the Code, their "imputed principal amount," which is generally the sum of the present values of all payments due under the Exchange Debentures, discounted from the date of payment to their issue date at the "applicable federal rate."

     The stated redemption price at maturity of the Exchange Debentures will equal the total of all payments required to be made thereon, other than payments of qualified stated interest. Qualified stated interest generally is stated interest that is unconditionally payable in cash or other property (other than debt instruments of the issuer) at least annually at a single fixed rate. Therefore, Exchange Debentures that are issued when the Company has the option to pay interest thereon for certain periods in additional Exchange Debentures should be treated as having been issued without any qualified stated interest. Accordingly, the sum of all interest payable pursuant to the stated interest rate on such Exchange Debentures over the entire term should be treated as OID and accrued into income under a constant yield method by the U.S. Holder, and the U.S. Holder should not treat the receipt of stated interest on the Debentures as interest for Federal income tax purposes.

     In general, the amount of OID that a Holder of a debt instrument with OID must include in gross income will be the sum of the "daily portions" of OID with respect to such debt instrument for each day during the taxable year or portion of a taxable year on which such Holder holds the debt instrument. The daily portion is determined under a constant yield method by allocating to each day of an accrual period (generally, a six-month period) a pro rata portion of an amount equal to the "adjusted issue price" of the debt instrument at the beginning of the accrual period multiplied by the yield to maturity of the debt instrument. The yield to maturity of a debt instrument is the discount rate that, when applied to all payments due under the debt instrument, produces a present value equal to the issue price of the debt instrument. The "adjusted issue price" is the issue price of the debt instrument increased by the accrued OID for all prior accrual periods (and decreased by the amount of cash payments made in all prior accrual periods, other than qualified stated interest payments).

     An additional Exchange Debenture (a "Secondary Debenture") issued in payment of interest with respect to an initially issued Exchange Debenture (an "Initial Debenture") will not be considered as payment made on the Initial Debenture and will be aggregated with the Initial Debenture for purposes of computing and accruing OID on the Initial Debenture. The Company will allocate the adjusted issue price of the Initial Debenture between the Initial Debenture and the Secondary Debenture in proportion to their respective principal amounts. That is, upon its issuance of a Secondary Debenture with respect to an Initial Debenture, the Company intends to treat the Initial Debenture and the Secondary Debenture derived from the Initial

Debenture as initially having the same adjusted issue price and inherent amount of OID per dollar of principal amount. The Initial Debenture and the Secondary Debenture derived therefrom will be treated as having the same yield to maturity. Similar treatment will be applied when additional Exchange Debentures are issued on Secondary Debentures.

     In the event the Exchange Debentures are not issued with OID, because they are issued at a time when the Company does not have the option to pay interest thereon in additional Exchange Debentures and the redemption price of the Exchange Debentures does not exceed their issue price by more than a de minimis amount, stated interest should be included in income by a U.S. Holder in accordance with such Holder's method of accounting.

     Tax Basis of Exchange Debentures. A Holder's initial tax basis in the Exchange Debentures will be equal to the Holder's tax basis in the Senior Preferred Stock exchanged therefor plus the amount of gain, if any, recognized upon such exchange. The tax basis of the Exchange Debentures in the hands of each Holder will be increased by the amount of OID, if any, on such Exchange Debentures that is included in the Holder's gross income and will be decreased by the amount of any cash payments received with respect to the debt instrument (other than payments of qualified stated interest), whether such payments are denominated as principal or interest.

     Election. A Holder of Exchange Debentures, subject to certain limitations, may elect to include all interest and discount on the Exchange Debentures in gross income under the constant yield method. For this purpose, interest includes stated and unstated interest, acquisition discount and OID, as adjusted by any amortizable bond premium.

     Bond Premium on Exchange Debentures. If the Senior Preferred Stock is exchanged for Exchange Debentures when the Company no longer has the option to pay interest thereon in additional Exchange Debentures and the issue price of the Exchange Debentures exceeds the amount payable at the maturity date (or earlier call date, if appropriate) of the Exchange Debentures, such excess will be deductible by the holder of the Exchange Debentures as amortizable bond premium over the term of the Exchange Debentures (taking into account earlier call dates, as appropriate) under a yield-to-maturity formula if an election by the U.S. Holder under Section 171 of the Code is made or is already in effect. However, under recently promulgated final regulations, the amount of amortized bond premium that a U.S. Holder may deduct in any accrual period is limited to the excess of (a) the interest includible in such U.S. Holder's taxable income in such accrual period and prior periods over (b) the total amount treated by the U.S. Holder as a bond premium deduction on the Exchange Debenture in prior accrual periods. If any of the excess bond premium is not deductible under
Section 171, that amount is carried forward to the next accrual period and is treated as bond premium allocable to that period. The final regulations relating to bond premium are effective for Exchange Debentures acquired on or after March 2, 1998; however, if a U.S. Holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, this regulation applies to Exchange Debentures held on or after the first day of the taxable year in which the election is made.

     An election under Section 171 is available only if the Exchange Debentures are held as capital assets. This election is revocable only with the consent of the Internal Revenue Service ("IRS") and applies to all obligations owned or subsequently acquired by the U.S. Holder. To the extent the excess is deducted as amortizable bond premium, the U.S. Holder's tax basis in the Exchange Debentures will be reduced.

     Redemption or Sale of Exchange Debentures. Generally, any redemption or sale of Exchange Debentures by a U.S. Holder would result in taxable gain or loss equal to the difference between the amount of cash received (except to the extent that cash received is attributable to accrued, but previously untaxed, interest) and the Holder's tax basis in the Exchange Debentures. The tax basis of a U.S. Holder who receives an Exchange Debenture in exchange for Senior Preferred Stock will generally be equal to the issue price of the Exchange Debenture on the date the Exchange Debenture is issued plus any OID on the Exchange Debenture included in the U.S. Holder's income prior to sale or redemption of the Exchange Debenture, reduced by any amortizable bond premium applied against the U.S. Holder's income prior to sale or redemption of the Exchange Debenture and payments other than payments of "qualified stated interest." Subject to the market discount rules, such gain or loss would be long-term capital gain or loss if the Exchange Debentures have been held by the U.S. Holder for more than one year; preferential rates of tax may apply to gains recognized upon the disposition of Exchange Debentures held for more than 18 months. The deductibility of capital losses by U.S. Holders is subject to limitations.

     Applied High Yield Discount Obligations. Pursuant to Section 163 of the Code, the "disqualified portion" of the OID accruing on certain debt instruments may be treated as a dividend eligible for the dividends-received deduction. The corporation issuing such debt instrument is not entitled to deduct this "disqualified portion" of the OID accruing on such debt instrument and is allowed to deduct the remainder of the OID only when paid.

     This treatment would apply to "applicable high yield discount obligations" ("AHYDO"), which generally are debt instruments that have a term of more than five years, have a yield to maturity that equals or exceeds five percentage points over the "applicable federal rate" and have "significant" OID. A debt instrument is treated as having "significant" OID if the aggregate amount that would be includible in gross income with respect to such debt instrument for periods before the close of any accrual period ending five years or more after the date of issue exceeds the sum of (i) the aggregate amount of interest to be paid in cash under the debt instrument before the close of such accrual period and (ii) the product of the initial issue price of such debt instrument and its yield to maturity. For purposes of determining whether an Exchange Debenture is an AHYDO, holders are bound by the issuer's determination of the appropriate accrual period. It is impossible to determine at the present time whether an Exchange Debenture will be treated as an AHYDO.

     If an Exchange Debenture is treated as an AHYDO, a corporate holder would be treated as receiving dividend income (to the extent of the Company's current and accumulated earnings and profits), solely for purposes of the dividends-received deduction, in an amount equal to the "dividend equivalent portion" of the "disqualified portion" of the OID of such AHYDO. The "disqualified portion" of the OID is equal to the lesser of (i) the amount of the OID or (ii) the portion of the "total return" (the excess of all payments to be made with respect to such obligation over its issue price) on such obligation that bears the same ratio to the obligation's total return as the "disqualified yield" (the extent to which the yield exceeds the applicable federal rate plus 6%) bears to the obligation's yield to maturity. The dividend equivalent portion of the disqualified portion is the amount that would have been treated as a dividend if it had been distributed by the issuer with respect to its stock. The Company's deduction for OID will be substantially deferred with respect to an Exchange Debenture that is treated as an AHYDO. In addition, such deduction will be disallowed if and to the extent that the yield on such AHYDO exceeds the applicable federal rate by more than 6%.

  FIXED RATE EXCHANGE NOTES AND FLOATING RATE EXCHANGE NOTES

     Debt Characterization. The Company and each Holder will agree to treat the Senior Subordinated Notes as indebtedness for Federal income tax purposes, and the following discussion assumes that such treatment is correct. If the Senior Subordinated Notes were not respected as debt, they likely would be treated as equity ownership interests in the Company. In such event, the Company would not be entitled to claim a deduction for interest payable on the Senior Subordinated Notes. As a result, the Company's after-tax cash flow and, consequently, its ability to make payments with respect to the Senior Subordinated Notes could be reduced.

     Taxation of Interest. Interest paid on the Senior Subordinated Notes will be includible in the income of a U.S. Holder as ordinary interest income at the time the interest is received or when it accrues in accordance with the U.S. Holder's regular method of tax accounting. A U.S. Holder may be entitled to treat interest income on the Senior Subordinated Notes as "investment income" for purposes of computing certain limitations concerning the deductibility of investment interest expense.

     The Senior Subordinated Notes are not expected to be issued with OID. A U.S. person who purchases a Senior Subordinated Note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code, and a U.S. person who purchases a Senior Subordinated Note at a premium will be subject to the bond premium amortization rules of the Code.

     Change of Control. In the event of a Change of Control, the Holders of the Senior Subordinated Notes will have the right to require the Company to repurchase the Holder's Senior Subordinated Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. The

Treasury Department regulations provide that the right of a Holder to require redemption of the Senior Subordinated Notes upon the occurrence of a Change of Control will not affect the yield or maturity date of the Senior Subordinated Notes if either the probability of such a redemption is remote or the effect of such a redemption is incidental. The Company intends to treat the redemption of the Senior Subordinated Notes following a Change of Control as a remote or incidental contingency.

     Redemption of Senior Subordinated Notes. The Company may redeem the Senior Subordinated Notes prior to March 1, 2008 under circumstances described under the heading "Description of Senior Subordinated Notes." Under the Treasury Department regulations, the Company is deemed to exercise any option to redeem if the exercise of such option would lower the yield of the debt instrument. The Company believes that it will not be treated as having exercised an option to redeem under these rules.

     Sale, Exchange or Retirement of the Senior Subordinated Notes. Except as noted above in connection with the Exchange Offer, a U.S. Holder will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other disposition of a Senior Subordinated Note in an amount equal to the difference between the amount realized from such disposition and the Holder's adjusted tax basis in the Senior Subordinated Note. A Holder's adjusted tax basis in a Senior Subordinated Note will be equal to the Holder's cost of the Senior Subordinated Note, (i) increased by any interest that has accrued on the Senior Subordinated Note since the last interest payment date, as well as any OID, market discount and gain previously included by such Holder in income with respect to the Senior Subordinated Note, and (ii) decreased by any bond premium previously amortized and any principal payments previously received by such Holder with respect to such Senior Subordinated Note. Subject to the market discount rules, such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Senior Subordinated Note for more than one year at the time of disposition; preferential rates of tax may apply to gains recognized by a Holder that is an individual upon the disposition of Senior Subordinated Notes held for more than 18 months. The deductibility of capital losses by U.S. Holders is subject to limitations. A cash basis Holder that sells a Senior Subordinated Note between interest payment dates will be required to treat an amount equal to accrued but unpaid interest through the date of sale as ordinary interest income, and, as noted above, to add such amount to its basis in the Senior Subordinated Note. A U.S. Holder will not recognize any taxable gain or loss upon the exchange of a Note for an Exchange Note pursuant to the Exchange Offer.

TAX CONSEQUENCES TO FOREIGN HOLDERS

     For purposes of this discussion, a "Foreign Holder" is any person other than a U.S. Holder.

  SENIOR SUBORDINATED NOTES

     Interest. Payments of interest on the Senior Subordinated Notes to a Foreign Holder will generally not be subject to U.S. Federal income tax or withholding, provided that (1) the Foreign Holder is not (i) a direct or indirect owner of 10 percent or more of the total voting power of all voting stock of the Company or (ii) a controlled foreign corporation related to the Company within the meaning of Section 864(d)(4) of the Code, (2) such interest is not effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, and (3) the Company or its paying agent receives (i) from the Foreign Holder, a properly completed Form W-8 (or substitute Form W-8) or successor thereto (including any required renewals thereof), signed under penalties of perjury, which provides the Foreign Holder's name, address and taxpayer identification number, if any, and certifies that the Holder of the Senior Subordinated Note is a Foreign Holder or (ii) from a securities clearing organization, bank or other financial institution that holds the Senior Subordinated Notes in the ordinary course of its trade or business (a "financial institution") on behalf of the Foreign Holder, a statement certifying under penalties of perjury that it has received such a Form W-8 (or substitute Form W-8) from the Foreign Holder, or that it has received from another financial institution a statement that it has received a Form W-8 (or substitute Form W-8) from the Foreign Holder, and a copy of such Form W-8 of the Foreign Holder is furnished to the payor. The statement described in clause (3) of this paragraph generally must be provided in the year a payment occurs or in either of the two preceding calendar years. If the information provided in such statement changes, the Foreign Holder must so inform the Company, in writing, within 30 days of such change. If the foregoing conditions are not satisfied, then interest paid on the Senior Subordinated Notes will be subject to United States withholding at a rate of 30 percent, unless such rate is reduced or eliminated pursuant to an applicable tax treaty.

     Disposition. A Foreign Holder will not be subject to U.S. Federal income tax or withholding with respect to gain recognized on a disposition of the Senior Subordinated Notes unless (i) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business in the United States or
(ii) in the case of a Foreign Holder that is an individual, such Holder is present in the United States for 183 or more days in the taxable year of the disposition and such Holder (a) has a "tax home" (within the meaning of Section 911(d)(3) of the Code) in the United States or (b) maintains an office or fixed place of business in the United States to which such gain is attributable.

     If the interest, gain or other income a Foreign Holder recognizes on a Senior Subordinated Note is effectively connected with the Foreign Holder's conduct of a trade or business in the United States, such interest, gain or other income (although exempt from withholding as previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on a net basis at the rates applicable to U.S. Holders. In addition, if the Foreign Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits," as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     On October 7, 1997, the Treasury Department issued new regulations governing the certification procedures applicable to certain amounts paid to non-U.S. persons, effective for payments made after December 31, 1999. In general, these new regulations do not alter the treatment described herein of Foreign Holders who satisfy the current reporting requirements applicable to them. The new regulations alter the procedures for claiming benefits of an income tax treaty and may change certain procedures relating to intermediaries receiving payments on behalf of a beneficial owner of a Senior Subordinated Note. Foreign Holders should consult their tax advisors concerning the effect, if any, of these new regulations on an investment in the Senior Subordinated Notes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     For each calendar year in which the Senior Preferred Stock, Senior Subordinated Notes or Exchange Debentures are outstanding, the Company will be required to provide the Internal Revenue Service ("IRS") with certain information with respect to the Holders of the Senior Preferred Stock, Senior Subordinated Notes and Exchange Debentures, including each Holder's name, address and taxpayer identification number, the aggregate amount of principal, interest and dividends paid to that Holder during the calendar year and the amount of tax withheld, if any. This reporting obligation does not apply with respect to payments to certain Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts and nonresident aliens who provide certification as to their status.

     A Holder may, under certain circumstances, be subject to "backup withholding" unless such Holder (i) is not subject to the reporting requirements described above and, when required, demonstrates this fact, or (ii) provides to the Company a correct taxpayer identification number, certifies that the Holder is not subject to backup withholding due to "notified payee under-reporting" and otherwise complies with applicable requirements of the backup withholding rules. In addition, a Holder will be subject to backup withholding if the Company has been notified by the IRS that backup withholding is required for such Holder due to payee under-reporting. The backup withholding rate is 31% of "reportable payments," which include dividends, interest and, under certain circumstances, principal payments. If a Holder is subject to backup withholding due to such Holder's failure to furnish a correct taxpayer identification number, the backup withholding will continue until the Holder furnishes the Company with a correct taxpayer identification number. In addition to backup withholding, a Holder who does not provide the Company with the correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against the Holder's federal income tax liability and may entitle such Holder to a refund, provided that the required information has been furnished to the IRS.

     Information reporting and backup withholding will not apply to payments to Foreign Holders outside the United States of principal or interest on a Senior Subordinated Note. In order to avoid backup withholding on payments of interest made in the United States, a Foreign Holder of the Senior Subordinated Notes must generally complete and provide the payor with a Form W-8 or other documentary evidence certifying that such Foreign Holder is an exempt foreign person. Payments of the proceeds from the sale by a Foreign Holder of a Senior Subordinated Note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation, or a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, information reporting requirements may apply to such payments. Payments of the proceeds from the sale by a Foreign Holder of a Senior Subordinated Note made to or through the United States office of a broker will be subject to information reporting and backup withholding unless the Foreign Holder or beneficial owner certifies its status as such or otherwise establishes an exemption from information reporting and backup withholding and the broker has documentary evidence in its records as to such status or exemption.

     The Treasury Department recently promulgated final regulations regarding the withholding and information reporting rules relating to Foreign Holders discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements, but rather unify current certification procedures and forms and clarify reliance standards. The final regulations are generally effective for payments made after December 31, 1999 subject to certain transition rules. FOREIGN HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE IMPACT, IF ANY, OF THE NEW FINAL REGULATIONS.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In
addition, until             1998, all dealers effecting transactions in the
Exchange Securities may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sales of the Exchange Securities by Participating Broker-Dealers. Exchange Securities received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to a purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Securities. Any Participating Broker-Dealer that resells the Exchange Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For the period of 180 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Securities were originally sold by the Company on February 26, 1998 to the Initial Purchaser pursuant to the Purchase Agreement. The Initial Purchaser subsequently resold the Securities to qualified institutional buyers in reliance on Rule 144A under the Securities Act. As a condition to the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchaser pursuant to which the Company has agreed that it will, at its cost, for the benefit of the Holders, (i) within 60 days after the Issue Date (the "Filing Date"), file the Exchange Offer Registration Statement with respect to a registered offer (the "Exchange Offer") to exchange the Notes for the Exchange Notes and the Preferred Stock for the Exchange Preferred Stock of the Company, which Exchange Securities will have terms substantially identical in all material respects to the Notes and Preferred Stock, respectively, (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Securities in exchange for surrender of the Securities. The Company will keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. For each of the Securities surrendered to the Company pursuant to the Exchange Offer, the Holder who surrendered such Securities will receive the applicable Exchange Securities having a principal amount, or liquidation preference, as the case may be, equal to that of the surrendered Securities. Interest on each Exchange Note will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or (ii) if the Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no interest has been paid on the Notes, from the Issue Date. Dividends on the Preferred Stock will accumulate (A) from the later of (i) the last dividend payment date on which dividends were paid on the Preferred Stock surrendered in exchange therefor, or (ii) if the Preferred Stock is surrendered for exchange on a date in a period which includes the record date for a dividend payment to occur on or after the date of such exchange and as to which a dividend will be paid, the date of such dividend payment date or (B) if no dividend has been paid on the Preferred Stock, from the Issue Date.

     Under existing interpretations of the Commission contained in several no-action letters to third parties, the Exchange Securities will, in general, be freely transferable by holders thereof after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Securities (i) will not be able to rely on the interpretation of the staff of the Commission, (ii) will not be able to tender its Securities in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Securities, unless such sale or transfer is made pursuant to an exemption from such requirements.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Securities are to be acquired by the holder or the person receiving such Exchange Securities, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Securities and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for

Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

     If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) in certain circumstances, certain holders of unregistered Exchange Securities so request, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities
Act), then in each case, the Company will (x) promptly deliver to the Holders and the Trustee written notice thereof and (y) at its sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Securities (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Securities have been sold thereunder. The Company will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Securities has become effective and take certain other actions as are required to permit unrestricted resales of the Securities. A Holder that sells Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a Holder (including certain indemnification rights and obligations). In addition, each Holder that sells Securities pursuant to the Shelf Registration Statement will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Securities included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

     If the Company fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") pursuant to provisions of the Notes or additional dividends (the "Additional Dividends") pursuant to provisions of the Preferred Stock, as applicable, shall become payable in respect of the Securities as follows:

          (i) if (A) neither the Exchange Offer Registration Statement nor Shelf Registration Statement is filed with the Commission on or prior to 60 days after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing date, Additional Interest or Additional Dividends, as applicable, shall accrue on the principal amount of the Notes or accumulate on the then effective liquidation preference of the Preferred Stock, as applicable, at a rate of .25% per annum for the first 90 days immediately following each such filing date, such Additional Interest or Additional Dividends, as applicable, increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (ii) if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 120 days after the Issue Date or (B) notwithstanding that the Company has consummated or will consummate an Exchange Offer, the Company is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 60th day following the date such Shelf Registration Statement was filed, then, commencing on the day after the 120th day in the case of
     (A) above, or the day after the 60th day in the case of (B) above, Additional Interest or Additional Dividends, as applicable, shall accrue on the principal amount of the Notes or accumulate on the then effective liquidation preference of the Preferred

     Stock, as applicable, at a rate of .25% per annum for the first 90 days immediately following such date, such Additional Interest or Additional Dividends, as applicable, increasing by an additional .25% per annum at the beginning of each subsequent 90-day period; or

          (iii) if (A) the Company has not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (other than after such time as all Securities have been disposed of thereunder), then Additional Interest or Additional Dividends, as applicable, shall accrue on the principal amount of the Notes or accumulate on the then effective liquidation preference of the Preferred Stock, as applicable, at a rate of .25% per annum for the first 90 days commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above, such Additional Interest or Additional Dividends, as applicable, increasing by an additional .25% per annum at the beginning of each subsequent 90-day period;

provided, however, that the rate of Additional Interest that shall accrue on the Notes or Additional Dividends that shall accumulate on the then effective liquidation preference of the Preferred Stock, as applicable, may not exceed in the aggregate 1.0% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of clause (iii)(A) above), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii)(B) above), Additional Interest or Additional Dividends, as applicable, on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue or accumulate, as the case may be.

     Any amounts of Additional Interest or Additional Dividends, as applicable, due pursuant to clauses (i), (ii) or (iii) above will be payable in cash, on the same original interest payment dates as the Notes or dividend payment dates as the Preferred Stock, as applicable. The amount of Additional Interest or Additional Dividends, as applicable, will be determined by multiplying the applicable rate of Additional Interest or Additional Dividends, as applicable, by the principal amount of the Notes or liquidation preference of the Preferred Stock, as applicable, multiplied by a fraction, the numerator of which is the number of days such rate of Additional Interest or Additional Dividends was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Preferred Stock who were eligible to participate in the Exchange Offer but who did not tender their Preferred Stock will not have any further registration rights and such Preferred Stock will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Preferred Stock could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Securities validly tendered and not withdrawn prior to 12:00 a.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Fixed Rate Exchange Notes in exchange for each $1,000 principal amount of outstanding Fixed Rate Notes and $1,000 principal amount of Floating Rate Exchange Notes in exchange for each $1,000 principal amount of outstanding Floating Rate Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000.

In addition, the Company will issue $100 liquidation preference of Exchange Preferred Stock in exchange for each $100 liquidation preference of outstanding Preferred Stock accepted in the Exchange Offer. Holders may tender some or all of their Preferred Stock pursuant to the Exchange Offer. However, Preferred Stock may be tendered only in integral multiples of $100, unless Holders tender all of their Preferred Stock.

     The form and terms of the Exchange Securities are the same as the form and terms of the Securities except that (i) the Exchange Securities bear a Series B designation and a different CUSIP Number from the Securities, (ii) the Exchange Securities have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Securities will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for liquidated damages in the form of additional interest in the case of Notes and in the form of additional dividends in the case of the Preferred Stock, in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture and the Exchange Preferred Stock will evidence the same equity as the Preferred Stock and will be entitled to the benefits of the Certificate of Designation.

     As of the date of this Prospectus, $145,000,000 aggregate principal amount of Fixed Rate Notes, $30,000,000 aggregate principal amount of Floating Rate Notes and $25,000,000 aggregate liquidation preference of Preferred Stock were
outstanding. The Company has fixed the close of business on             , 1998
as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

     Holders of Securities do not have any appraisal or dissenters' rights under the Idaho Business Corporations Act, or the Certificate of Designation in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Securities when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Securities from the Company.

     If any tendered Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Securities in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Securities pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 12:00 a.m., New York City time, on
            , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding the
foregoing, the Company will not extend the Expiration Date beyond             ,
1998.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Securities, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "-- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from their date of issuance. Holders of Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on September 1, 1998. Interest on the Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest on the Exchange Notes is payable semi-annually on each March 1 and September 1, commencing on September 1, 1998.

DIVIDENDS ON THE EXCHANGE PREFERRED STOCK

     The Exchange Preferred Stock will accrue dividends from their date of issuance. Holders of Preferred Stock that are accepted for exchange will accrue dividends thereon to, but not including, the date of issuance of the Exchange Preferred Stock. Such dividends will be paid with the first dividend payment on the Exchange Preferred Stock on June 1, 1998. Accruals of dividends on the Preferred Stock accepted for exchange will cease to accrue upon issuance of the Exchange Preferred Stock. Dividends on the Exchange Preferred Stock are payable quarterly on each March 1, June 1, September 1 and December 1, commencing on June 1, 1998.

PROCEDURES FOR TENDERING

     Only a holder of Securities may tender such Securities in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Securities and any other required documents, to the Exchange Agent prior to 12:00 a.m., New York City time, on the Expiration Date. To be tendered effectively, the Securities, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 12:00 a.m., New York City time, on the Expiration Date. Delivery of the Securities may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the third paragraph under the heading "-- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF SECURITIES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SECURITIES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Securities tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Securities listed therein, such Securities must be endorsed or accompanied by a properly completed securities power, signed by such registered holder as such registered holder's name appears on such Securities with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Securities or securities powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Securities at the book-entry transfer facility, the DTC (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Securities by causing such Book-Entry Transfer Facility to transfer such Securities into the Exchange Agent's account with respect to the Securities in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Securities may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Securities to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering Securities which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering Securities that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Securities and withdrawal of tendered Securities will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Securities not properly tendered or any Securities the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Securities. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Securities must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Securities, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Securities will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Securities and (i) whose Securities are not immediately available, (ii) who cannot deliver their Securities, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Securities and the principal amount and/or liquidation preference of Securities tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Securities (or a confirmation of book-entry transfer of such Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Securities in proper form for transfer (or a confirmation of book-entry transfer of such Securities into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Securities according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Securities may be withdrawn at any time prior to 12:00 a.m., New York City time, on the Expiration Date.

     To withdraw a tender of Securities in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 12:00 a.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Securities to be withdrawn (the "Depositor"); (ii) identify the Securities to be withdrawn (including the certificate number(s) and principal amount and/or liquidation preference of such Securities, or, in the case of Securities transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited); (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Securities were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Securities register the transfer of such Securities into the name of the person withdrawing the tender and (iv) specify the name in which any such Securities are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties.

Any Securities so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Securities will be issued with respect thereto unless the Securities so withdrawn are validly retendered. Any Securities which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Securities may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Securities for, any Securities, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Securities, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Securities and return all tendered Securities to the tendering holders, (ii) extend the Exchange Offer and retain all Securities tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Securities (see "-- Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Securities which have not been withdrawn.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

By Mail:                                        By Overnight Courier and By Hand after 4:30
                                                p.m. on the Expiration Date only:
United States Trust Company of New York         United States Trust Company of New York
P.O. Box 843 Cooper Station                     770 Broadway Avenue-13th Floor
New York, New York 10276                        New York, New York 10003
Attention: Corporate Trust Operations           Attention: Corporate Trust Services
(registered or certified mail recommended)
By Hand before 4:30 p.m.:
United States Trust Company of New York         Facsimile Transmission:  (212) 780-0592
111 Broadway
New York, New York 10006
Attention: Lower Level Corporate Trust          Confirm by Telephone:  (800) 548-6565
Window

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent, Registrar and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Securities will be recorded at the same carrying value as the Securities, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Securities.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The Securities that are not exchanged for Exchange Securities pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Securities may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Securities are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE SECURITIES

     With respect to resales of Exchange Securities, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Securities, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), who receives Exchange Securities in exchange for Securities in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Securities, will be allowed to resell the Exchange Securities to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Securities a prospectus that satisfies the requirements of
Section 10 of the Securities Act. However, if any holder acquires Exchange Securities in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Securities, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.

     As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Securities are to be acquired by the holder or the person receiving such Exchange Securities, whether or not such person is the holder, in the ordinary course of business,
(ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the Exchange Securities, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Exchange Securities it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Securities and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                                    EXPERTS

     The consolidated balance sheets of MCMS, Inc., formerly Micron Custom Manufacturing Services, Inc., as of August 29, 1996 and August 28, 1997 and the related consolidated statements of operations, shareholder's and division equity and cash flows for each of the three years in the period ended August 28, 1997, included in this Prospectus, have been included herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             CHANGE OF ACCOUNTANTS

     In connection with the Recapitalization, the Company replaced Coopers & Lybrand L.L.P. ("Coopers & Lybrand") with KPMG Peat Marwick LLP as its independent public accountants. The decision to change accountants was approved by the Company's board of directors. Coopers & Lybrand's report on the Company's consolidated financial statements for the fiscal years ended August 29, 1996 and August 28, 1997 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended August 29, 1996 and August 28, 1997 and the subsequent interim period immediately preceding the date of this Prospectus, the Company had no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreements in its report. In addition, there were no instances that are reportable under Item 304(a)(1)(v) of Regulation S-K.

                                 LEGAL MATTERS


     Certain legal matters relating to the issuance of the Exchange Securities and of the Exchange Debentures will be passed upon for the Company by Kirkland & Ellis, New York, New York. Certain partners of Kirkland & Ellis are partners in Randolph Street Partners II, which purchased $400,000 of Class A Common and Series A Preferred in connection with the Recapitalization. In addition, certain legal matters under the Idaho Business Corporation Act relating to the issuance of the Preferred Stock will be passed upon for the Company by Evans, Keane LLP, Boise, Idaho.

                                    GLOSSARY

Ball grid array (BGA)......  A semiconductor device packaging technology which utilizes an array of solder bumps across the underside of the package to connect the chip to the PCBA circuitry. BGA allows the effective use of existing SMT equipment (with modifications) while providing improved electrical performance, higher input/output capabilities, better assembly yields and lower cost.

Chip-on-board (COB)........  A manufacturing technology that utilizes unpackaged or "bare" semiconductor die which are wire bonded onto the surface of the printed circuit board and sealed with epoxy.

Consignment................  Under a consignment arrangement, the OEM procures the components and supplies them to the EMS provider. The EMS provider does not record revenues or cost of goods sold related to procured materials and instead records revenues and costs relating only to assembly services.

Diode......................  A two-terminal semiconductor device that exhibits a non-linear current voltage characteristic and allows current to flow in one direction, but blocks it in the opposite direction.

Dynamic random access
memory (DRAM)..............  A type of memory used in most personal computers.
                             DRAMs are the most commonly used memory devices for storage and retrieval of data during a system's operation. The development of more powerful personal computers and workstations and the increasing emphasis on high-throughput networking and telecommunications products have resulted in the need for higher volumes and greater varieties of DRAM memory in electronic systems. A variety of architectures and features, including SDRAM, Synchronous Graphics RAM ("SGRAM"), RAMBUS, and others, have been introduced to address different applications and performance requirements.

Equivalent Unit............  Term used in the Memory Module Agreement between the Company and MTI as a unit of measure for a memory module where each such unit is equivalent to the time required to place all components on one 8D132 memory module or as otherwise agreed to by MTI and the Company.

Highly accelerated life
testing (HALT).............  An environmental test that places stress on the
                             PCBAs in regards to temperature and vibration in order to determine their field environment failure limits.

Highly accelerated stress
  screening (HASS).........  An environmental test that takes the HALT process'
                             determined limits and establishes a lower level of environmental stress for simulating the PCBA's durability and performance in the field.

Integrated circuit.........  A monolithic semiconductor device that contains many active components (e.g., diodes and transistors) and passive components (e.g., resistors and capacitors) which function as a complete circuit.

Multi-chip modules (MCM)...  Semiconductor components containing more than one silicon chip. MCMs are used for high performance applications or those that demand small size and weight, simpler system design and lower overall system cost. An MCM is a set of bare die mounted on a substrate and packaged to resemble a single component that is assembled onto a printed circuit board. Choosing the most cost-effective type of MCM for an application depends on the system's clock rate, interconnect density, and power consumption.

Printed circuit board
(PCB)......................  The basic platform used to interconnect microprocessors, integrated circuits, and other components essential to the functioning of virtually all electronic products.

Printed circuit board
assembly (PCBA)............  The attachment of various electronic components such as resistors, capacitors, diodes and logic and RAM components by way of SMT or PTH interconnection technologies to a PCB. PCBA also refers to a fully assembled PCB.

Pin-through-hole (PTH).....  A method of assembling PCBs whereby components connected to the circuitry by pins, or leads, which are inserted into holes in the PCB.

Ramdom access memory
  (RAM)....................  A volatile memory product that is used in electronic systems to store data and program instructions.

Synchronous DRAM
  (SDRAM)..................  A relatively new and different kind of RAM,
                             Synchronous DRAM differs from earlier types in that it does not run asynchronously to the system clock the way other types of memory do. SDRAM is tied to the system clock and is designed to be able to read or write from memory in burst mode (after the initial read or write latency). Its synchronized design permits support for much higher bus speeds.

Semiconductor..............  A material such as silicon with electrical conducting properties in between those of metals and insulators. Essentially, semiconductors transmit electricity only under certain circumstances, such as when given a positive or negative electric charge. Therefore, a semiconductor's ability to conduct can be turned on or off by manipulating those charges, allowing the semiconductor to act as a switch.

Surface mount technology
  (SMT)....................  A method of assembling PCBs whereby components are soldered directly onto the surface of the board. SMT facilitates the placement of more components on a single PCB than does PTH technology, and thus permits a reduction in the size of the PCB.

Transistor.................  An individual circuit that can amplify or switch electric currents. This is the building block of all integrated circuits and semiconductors.

Turnkey....................  Under a turnkey arrangement, full component procurement responsibilities are delegated to the EMS provider. Revenues from turnkey arrangements include the cost plus markup of procured materials, and cost of goods sold includes the cost of the materials.

                                   MCMS, INC.

                         INDEX TO FINANCIAL STATEMENTS

Report of independent accountants...........................  F-2
Consolidated balance sheets as of August 29, 1996, August
  28, 1997 and February 26, 1998 (unaudited)................  F-3
Consolidated statements of operations for the fiscal years
  ended August 31, 1995, August 29, 1996 and August 28, 1997 and for the six months ended February 27, 1997 (unaudited)
  and February 26, 1998 (unaudited).........................  F-4
Consolidated statements of shareholders' and division equity for the fiscal years ended August 31, 1995, August 29,
  1996 and August 28, 1997 and for the six months ended
  February 26, 1998 (unaudited).............................  F-5
Consolidated statements of cash flows for the fiscal years
  ended August 31, 1995, August 29, 1996 and August 28, 1997 and for the six months ended February 27, 1997 (unaudited)
  and February 26, 1998 (unaudited).........................  F-6
Notes to consolidated financial statements..................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Shareholder and Board of Directors
Micron Custom Manufacturing Services, Inc.

     We have audited the accompanying consolidated balance sheets of Micron Custom Manufacturing Services, Inc. as of August 29, 1996 and August 28, 1997, and the related consolidated statements of operations, shareholder's and division equity and cash flows for each of the three years in the period ended August 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Micron Custom Manufacturing Services, Inc. as of August 29, 1996 and August 28, 1997, and their consolidated results of operations and cash flows for each of the three years in the period ended August 28, 1997 in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Boise, Idaho
October 29, 1997

                                   MCMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT PAR VALUE AMOUNT)


                                                              AUGUST 29,   AUGUST 28,   FEBRUARY 26,
                                                                 1996         1997          1998
                                                              ----------   ----------   ------------
                                                                                        (UNAUDITED)
ASSETS
Cash and cash equivalents...................................   $ 16,290     $ 13,636      $ 13,263
Receivables, net............................................     29,885       33,715        36,303
Receivables from affiliates.................................      2,579        4,247         6,776
Inventories.................................................     21,668       17,786        23,384
Deferred income taxes.......................................      1,600        1,600         1,906
Other current assets........................................         42           63           295
                                                               --------     --------      --------
         Total current assets...............................     72,064       71,047        81,927
Property, plant and equipment, net..........................     40,771       53,484        61,257
Other assets................................................        410          331         7,544
                                                               --------     --------      --------
         Total assets.......................................   $113,245     $124,862      $150,728
                                                               ========     ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current portion of long-term debt...........................   $     --     $  1,049      $  1,278
Accounts payable and accrued expenses.......................     27,073       34,930        50,871
Payable to affiliates.......................................     18,636        5,978         4,250
         Total current liabilities..........................     45,709       41,957        56,399
Long-term debt..............................................         --           --       175,312
Deferred income taxes.......................................      1,323        4,208         3,597
Other liabilities...........................................        332          506           661
                                                               --------     --------      --------
         Total liabilities..................................     47,364       46,671       235,969
                                                               --------     --------      --------

Redeemable preferred stock, no par value, 750,000 shares
  authorized; 250,000 shares issued and outstanding as of
  February 26, 1998; mandatory redemption value of $25.0
  million...................................................         --           --        24,000
                                                               --------     --------      --------

Commitments and contingencies

Common stock, par value $0.10 per share, 100,000 shares
  authorized; 1,000 shares issued and outstanding as of
  August 28, 1997 and August 29, 1996.......................         --           --            --
Series A convertible preferred stock, par value $0.001 per
  share, 6,000,000 shares authorized; 3,261,177 shares
  issued and outstanding as of February 26, 1998, aggregate
  liquidation preference of $36,949,135.....................         --           --             3
Series B convertible preferred stock, par value $0.001 per
  share, 6,000,000 shares authorized; 863,823 shares issued
  and outstanding as of February 26, 1998, aggregate
  liquidation preference of $9,787,115......................         --           --             1
Series C convertible preferred stock, par value $0.001 per
  share, 1,000,000 shares authorized; 874,999 shares issued
  and outstanding as of February 26, 1998, aggregate
  liquidation preference of $9,913,739......................         --           --             1
Class A common stock, par value $0.001 per share, 30,000,000 shares authorized; 3,261,177 shares issued and outstanding
  as of February 26, 1998...................................         --           --             3
Class B common stock, par value $0.001 per share, 12,000,000 shares authorized; 863,823 shares issued and outstanding
  as of February 26, 1998...................................         --           --             1
Class C common stock, par value $0.001 per share, 2,000,000
  shares authorized; 874,999 shares issued and outstanding
  as of February 26, 1998...................................         --           --             1
Additional paid-in capital..................................     35,625       35,813        64,950
Foreign currency translation adjustment.....................         --         (630)       (2,514)
Retained earnings (deficit).................................     30,256       43,008      (171,687)
                                                               --------     --------      --------
         Total shareholders' equity (deficit)...............     65,881       78,191      (109,241)
                                                               --------     --------      --------
         Total liabilities and shareholders' equity
           (deficit)........................................   $113,245     $124,862      $150,728
                                                               ========     ========      ========


   The accompanying notes are an integral part of the consolidated financial statements.

                                   MCMS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                              FISCAL YEAR ENDED                     SIX MONTHS ENDED
                                    --------------------------------------    ----------------------------
                                    AUGUST 31,    AUGUST 29,    AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,
                                       1995          1996          1997           1997            1998
                                    ----------    ----------    ----------    ------------    ------------
                                                                              (UNAUDITED)     (UNAUDITED)
Net sales.........................   $188,782      $374,116      $292,379       $124,117        $145,681
Cost of goods sold................    169,758       341,110       258,982        108,136         128,091
                                     --------      --------      --------       --------        --------
Gross profit......................     19,024        33,006        33,397         15,981          17,590
Selling, general and
  administrative..................      6,464         9,303        12,560          5,941           6,927
                                     --------      --------      --------       --------        --------
Operating income..................     12,560        23,703        20,837         10,040          10,663
Interest income, net..............        613           482           380            260             329
Transaction expenses..............         --            --            --             --           8,312
                                     --------      --------      --------       --------        --------
Income before taxes...............     13,173        24,185        21,217         10,300           2,680
Income tax provision..............      5,142         9,190         8,465          4,243           2,067
                                     --------      --------      --------       --------        --------
Net income........................   $  8,031      $ 14,995      $ 12,752       $  6,057        $    613
                                     ========      ========      ========       ========        ========

   The accompanying notes are an integral part of the consolidated financial statements.

                                   MCMS, INC.

     CONSOLIDATED STATEMENTS OF SHAREHOLDERS' AND DIVISION EQUITY (DEFICIT)
                             (DOLLARS IN THOUSANDS)

       SHAREHOLDERS' EQUITY (DEFICIT)            DIVISION EQUITY                         PREFERRED STOCK
---------------------------------------------  --------------------   -----------------------------------------------------
                                                                          SERIES A           SERIES B          SERIES C
                                                                        ($0.001 PAR)       ($0.001 PAR)      ($0.001 PAR)
                                                                      -----------------   ---------------   ---------------
                                               SHARES      AMOUNT      SHARES    AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT
                                               -------   ----------   ---------  ------   -------  ------   -------  ------
Balance as of September 1, 1994..............       --   $   18,843          --    --          --    --          --    --
Issuance of Shares...........................       --           --          --    --          --    --          --    --
Capital contribution.........................       --       23,102          --    --          --    --          --    --
Tax effect of stock plans....................       --          517          --    --          --    --          --    --
Net income...................................       --        8,031          --    --          --    --          --    --
Transfer from division equity................       --      (50,493)         --    --          --    --          --    --
                                               -------   ----------   ---------    --     -------    --     -------    --
Balance as of August 31, 1995................       --           --          --    --          --    --          --    --
Tax effect of stock plans....................       --           --          --    --          --    --          --    --
Net income...................................       --           --          --    --          --    --          --    --
                                               -------   ----------   ---------    --     -------    --     -------    --
Balance at August 28, 1996...................       --           --          --    --          --    --          --    --
Capital contribution.........................       --           --          --    --          --    --          --    --
Net income...................................       --           --          --    --          --    --          --    --
Translation loss.............................       --           --          --    --          --    --          --    --
                                               -------   ----------   ---------    --     -------    --     -------    --
Balance as of August 29, 1997................       --           --          --    --          --    --          --    --
Capital contribution.........................       --           --          --    --          --    --          --    --
Redemption of common stock and
 recapitalization............................       --           --     500,000    $1          --    --          --    --
Issuance of Series A and B and C preferred
 stock.......................................       --           --   2,761,177     2     863,823    $1     874,999    $1
Issuance of Class A and B and C common
 stock.......................................       --           --          --    --          --    --          --    --
Net income...................................       --           --          --    --          --    --          --    --
Translation loss.............................       --           --          --    --          --    --          --    --
                                               -------   ----------   ---------    --     -------    --     -------    --
Balance as of February 26, 1998
 (unaudited).................................       --           --   3,261,177    $3     863,823    $1     874,999    $1
                                               =======   ==========   =========    ==     =======    ==     =======    ==

       SHAREHOLDERS' EQUITY (DEFICIT)                                       COMMON STOCK
---------------------------------------------  ----------------------------------------------------------------------
                                                                      CLASS A            CLASS B          CLASS C
                                                ($0.001 PAR)       ($0.001 PAR)       ($0.001 PAR)      ($0.001 PAR)
                                               ---------------   -----------------   ---------------   --------------   PAID-IN
                                               SHARES   AMOUNT    SHARES    AMOUNT   SHARES   AMOUNT   SHARES  AMOUNT   CAPITAL
                                               ------   ------   ---------  ------   -------  ------   ------  ------   --------
Balance as of September 1, 1994..............      --     --            --    --          --    --         --    --           --
Issuance of Shares...........................   1,000     --            --    --          --    --         --    --           --
Capital contribution.........................      --     --            --    --          --    --         --    --           --
Tax effect of stock plans....................      --     --            --    --          --    --         --    --           --
Net income...................................      --     --            --    --          --    --         --    --           --
Transfer from division equity................      --     --            --    --          --    --         --    --     $ 35,232
                                               ------     --     ---------    --     -------    --     ------    --     --------
Balance as of August 31, 1995................   1,000     --            --    --          --    --         --    --       35,232
Tax effect of stock plans....................      --     --            --    --          --    --         --    --          393
Net income...................................      --     --            --    --          --    --         --    --           --
                                               ------     --     ---------    --     -------    --     ------    --     --------
Balance at August 28, 1996...................   1,000     --            --    --          --    --         --    --       35,625
Capital contribution.........................      --     --            --    --          --    --         --    --          188
Net income...................................      --     --            --    --          --    --         --    --           --
Translation loss.............................      --     --            --    --          --    --         --    --           --
                                               ------     --     ---------    --     -------    --     ------    --     --------
Balance as of August 29, 1997................   1,000     --            --    --          --    --         --    --       35,813
Capital contribution.........................      --     --            --    --          --    --         --    --        1,786
Redemption of common stock and
 recapitalization............................  (1,000)    --       500,000    $1          --    --         --    --      (33,841)
Issuance of Series A and B and C preferred
 stock.......................................      --     --            --    --          --    --         --    --       50,996
Issuance of Class A and B and C common
 stock.......................................      --     --     2,761,177     2     863,823    $1     874,999   $1       10,196
Net income...................................      --     --            --    --          --    --         --    --           --
Translation loss.............................      --     --            --    --          --    --         --    --           --
                                               ------     --     ---------    --     -------    --     ------    --     --------
Balance as of February 26, 1998
 (unaudited).................................      --     --     3,261,177    $3     863,823    $1     874,999   $1     $ 64,950
                                               ======     ==     =========    ==     =======    ==     ======    ==     ========

       SHAREHOLDERS' EQUITY (DEFICIT)
---------------------------------------------
                                                                                 TOTAL
                                                 FOREIGN       RETAINED      SHAREHOLDERS'
                                                CURRENCY       EARNINGS         EQUITY
                                               TRANSLATION     (DEFICIT)       (DEFICIT)
                                               -----------   -------------   -------------
Balance as of September 1, 1994..............         --              --       $  18,843
Issuance of Shares...........................         --              --              --
Capital contribution.........................         --              --          23,102
Tax effect of stock plans....................         --              --             517
Net income...................................         --              --           8,031
Transfer from division equity................         --       $  15,261              --
                                                 -------       ---------       ---------
Balance as of August 31, 1995................         --          15,261          50,493
Tax effect of stock plans....................         --              --             393
Net income...................................         --          14,995          14,995
                                                 -------       ---------       ---------
Balance at August 28, 1996...................         --          30,256          65,881
Capital contribution.........................         --              --             188
Net income...................................         --          12,752          12,752
Translation loss.............................       (630)             --            (630)
                                                 -------       ---------       ---------
Balance as of August 29, 1997................       (630)         43,008          78,191
Capital contribution.........................         --              --           1,786
Redemption of common stock and
 recapitalization............................         --        (215,308)       (249,147)
Issuance of Series A and B and C preferred
 stock.......................................         --              --          51,000
Issuance of Class A and B and C common
 stock.......................................         --              --          10,200
Net income...................................         --             613             613
Translation loss.............................     (1,884)             --          (1,884)
                                                 -------       ---------       ---------
Balance as of February 26, 1998
 (unaudited).................................    $(2,514)      $(171,687)      $(109,241)
                                                 =======       =========       =========

   The accompanying notes are an integral part of the consolidated financial statements.

                                   MCMS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                       FISCAL YEAR ENDED                  SIX MONTHS ENDED
                                                              ------------------------------------   ---------------------------
                                                              AUGUST 31,   AUGUST 29,   AUGUST 28,   FEBRUARY 27,   FEBRUARY 26,
                                                                 1995         1996         1997          1997           1998
                                                              ----------   ----------   ----------   ------------   ------------
                                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................   $  8,031     $14,995      $ 12,752      $  6,057       $    613
Adjustments to reconcile net income to net cash from
  operating activities:
    Depreciation and amortization...........................      3,469       5,425         8,819         3,905          5,458
    Loss (gain) on sale of property, plant and equipment....         15          98           (72)          (83)            (2)
    Write-off of deferred loan costs........................         --          --            --            --            206
    Changes in assets and liabilities:
      Receivables...........................................    (17,846)      6,003        (5,498)         (244)        (5,933)
      Inventories...........................................    (12,589)        279         3,881        (6,751)        (5,879)
      Other current assets..................................        141          22            --           (13)          (217)
      Accounts payable and accrued expenses.................     20,282       7,356        (2,173)          736         12,453
      Deferred income taxes.................................        617        (536)        2,886           771           (917)
      Other.................................................          4         (22)          128           149            156
                                                               --------     -------      --------      --------       --------
Net cash provided by operating activities...................      2,124      33,620        20,723         4,527          5,938
                                                               --------     -------      --------      --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
Expenditures for property, plant and equipment..............    (10,116)    (31,229)      (24,120)      (12,690)       (10,763)
Proceeds from sales of property, plant and equipment........        215       5,597           151            97            219
Other.......................................................        (30)        (11)           --            --             --
                                                               --------     -------      --------      --------       --------
Net cash used for investing activities......................     (9,931)    (25,643)      (23,969)      (12,593)       (10,544)
                                                               --------     -------      --------      --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions.......................................     23,102          --            --            --          1,786
Repurchase of common stock and recapitalization.............         --          --            --            --       (249,147)
Proceeds from issuance of common stock......................         --          --            --            --         10,200
Proceeds from issuance of convertible preferred stock.......         --          --            --            --         51,000
Proceeds from issuance of redeemable preferred stock........         --          --            --            --         24,000
Proceeds from borrowings....................................         --          --        12,300            --        175,000
Repayments of debt..........................................       (988)     (6,687)      (11,487)          (10)          (916)
Payment of deferred debt issuance costs.....................         --          --            --            --         (7,489)
Other.......................................................         --          --          (221)           --             --
                                                               --------     -------      --------      --------       --------
Net cash provided by (used for) financing activities........     22,114      (6,687)          592           (10)         4,434
                                                               --------     -------      --------      --------       --------
Net increase (decrease) in cash and cash equivalents........     14,307       1,290        (2,654)       (8,076)          (172)
Effect of exchange rate changes on cash and equivalents.....         --          --            --            --           (201)
Cash and cash equivalents at beginning of year..............        693      15,000        16,290        16,290         13,636
                                                               --------     -------      --------      --------       --------
Cash and cash equivalents at end of period..................   $ 15,000     $16,290      $ 13,636      $  8,214       $ 13,263
                                                               ========     =======      ========      ========       ========
SUPPLEMENTAL DISCLOSURES
Income taxes paid...........................................   $  4,479     $ 9,293      $  9,962      $  5,615       $     18
Interest paid, net of amounts capitalized...................        510         360            21             2              4
Noncash investing activities:
Foreign currency translation adjustment.....................         --          --           630            --          1,884
Contracts payable and notes payable incurred for capitalized
  software..................................................         --          --            --            --          1,659

   The accompanying notes are an integral part of the consolidated financial statements.

                                   MCMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS: MCMS, Inc. (the "Company"), is an electronics manufacturing services provider serving OEMs. The Company provides product design and prototype manufacturing; materials procurement and inventory management; the manufacture and testing of PCBAs, memory modules and systems; quality assurance; and end-order fulfillment. The Company markets and sells products and services primarily to original equipment manufacturers in diverse electronic industries including computers, peripherals, networking and telecommunications. The Company operates two sites in the United States and one site in Asia and acquired a site in Colfontaine, Belgium in November 1997.

     On February 26, 1998 the Company completed a Recapitalization. Prior to the closing of the Recapitalization, the Company was a wholly owned subsidiary of MEI California, Inc. ("MEIC"), a wholly owned subsidiary of Micron Electronics, Inc. ("MEI"). Under the terms of the amended and restated Recapitalization Agreement, certain unrelated investors (the "Investors") acquired an equity interest in the Company. In order to complete the Recapitalization, the Company arranged for additional financing in the form of notes and redeemable preferred stock totaling $200.0 million. The Company used the proceeds from the Investors' equity investment and the issuance of notes and redeemable preferred stock to redeem a portion of MEIC's outstanding equity interest for approximately $249.2 million. Subsequent to the Recapitalization, MEIC will continue to hold a 10% equity interest in the Company. In connection with the Recapitalization, the Company's name was changed from Micron Custom Manufacturing Services, Inc. to MCMS, Inc.

     BASIS OF PRESENTATION: The financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company's fiscal year is the 52 or 53 week period ending on the Thursday closest to August 31. As of February 26, 1998 the Company was 10% owned by MEIC which is indirectly majority owned by Micron Technology, Inc. ("MTI").

     The consolidated financial statements as of and for the six months ended February 27, 1997 and February 26, 1998, including disclosures in the notes to the financial statements, are unaudited. In the opinion of management, such unaudited consolidated financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position of the Company and its results of operations and cash flows.

     USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Although, actual results could differ from those estimates, management believes its estimates are reasonable.

     REVENUE RECOGNITION: Revenue from product sales to customers is generally recognized upon shipment. A provision for estimated sales returns is recorded in the period in which the sales are recognized.

     FINANCIAL INSTRUMENTS: Prior to the Recapitalization, the Company invested its excess cash in an investment pool administered by MEI. The investment pool included highly liquid short-term investments with original maturities of three months or less. The investment pool was readily convertible to known amounts of cash and generally consisted of commercial paper, state and local government agency securities, bankers' acceptances, and U.S. Government agency securities. The interest earned on the Company's investment was based on a pro rata share of MEI's total investments. Prior to the Recapitalization, the Company's cash held in the MEI investment pool was transferred into the Company's interest bearing cash management account.

     Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Prior to the recapitalization, the investment pool included credit instruments of highly rated financial institutions. MEI performed periodic evaluations of the credit standing of these financial institutions. MEI, by policy, limited the concentration of

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

credit exposure by restricting investments with any single obligor, instrument, or geographic area. A concentration of credit risk may exist with respect to trade receivables, as many of the Company's customers are affiliated with the computer, peripheral, networking and telecommunications industries. The Company performs ongoing credit evaluations on its customers and generally does not require collateral. Historically, the Company has not experienced significant losses related to receivables from individual customers or groups of customers in any particular industry or geographic area.

     The amounts reported as cash equivalents, receivables, other assets and accounts payable and accrued expenses and debt are considered by the Company to be reasonable approximations of their fair values, based on market information available to management as of August 28, 1997. The use of different market assumptions and estimation methodologies could have a material effect on the estimated fair value amounts. The reported fair values do not take into consideration potential taxes or other expenses that would be incurred in an actual settlement.

     INVENTORIES: Inventories are stated at the lower of average cost or market.

     PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of 5 to 30 years for buildings and 2 to 5 years for software and equipment.

     PRODUCT AND PROCESS TECHNOLOGY: Costs related to the conceptual formulation and design of products and processes are expensed as research and development. Research and development expense was approximately $138,000, $88,000, and $138,000 in the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, and $60,000 and $83,000 in the six months periods ended February 27, 1997 and February 26, 1998, respectively.

     FOREIGN CURRENCY TRANSLATION: The functional currency of the Company's international subsidiaries are the Malaysian Ringgit and the Belgian Franc. Financial statements of the international subsidiaries are translated into U.S. dollars for consolidated financial reporting using the exchange rate in effect at each balance sheet date for assets and liabilities. The resulting translation adjustments are recorded as a separate component of shareholders' equity and, accordingly, have no effect on income. Revenues, expenses, gains and losses are translated using a weighted average exchange rate for each period. Transaction gains and losses are included in the determination of net income. For the fiscal year ended August 28, 1997 and the six months ended February 27, 1997 and February 26, 1998 the Company incurred net transaction gains of $159,000, $0 and $442,000, respectively. There were no transaction gains or losses in 1996 or 1995.

CARVE OUT METHODOLOGY

     The financial statements for 1995 present the results of operations and cash flows of the carved out contract manufacturing operation, exclusive of a component recovery operation which the Company operated prior to September 1, 1995. Receivables, inventories, property, plant and equipment, income tax assets and liabilities, accounts payable, net sales, cost of goods sold and research and development were specifically identified for each operation. Liabilities related to employee compensation were allocated to each operation based upon employee headcount or other appropriate methods. Long term and current debt and the related interest expense were allocated to the contract manufacturing operation. Equity balances were established based upon originally contributed amounts and historical earnings. Selling, general and administrative expenses were allocated to each operation primarily based on net sales or headcount. Income taxes were computed as if the Company were a separate tax paying entity. Management believes the allocations are reasonable.

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

RECEIVABLES


                                              AUGUST 29,   AUGUST 28,    FEBRUARY 26,
                                                 1996         1997           1998
                                              ----------   ----------    ------------
                                                                         (UNAUDITED)
Trade receivables...........................   $31,106      $35,290        $37,756
Other.......................................       209          160            382
Allowance for doubtful accounts.............      (974)        (881)          (457)
Allowance for returns and discounts.........      (456)        (854)        (1,378)
                                               -------      -------        -------
                                               $29,895      $33,715        $36,303
                                               =======      =======        =======


INVENTORIES

                                              AUGUST 29,   AUGUST 28,    FEBRUARY 26,
                                                 1996         1997           1998
                                              ----------   ----------    ------------
                                                                         (UNAUDITED)
Raw materials and supplies..................   $16,505      $11,885        $15,365
Work in progress............................     4,843        4,043          6,676
Finished goods..............................       320        1,858          1,343
                                               -------      -------        -------
                                               $21,668      $17,786        $23,384
                                               =======      =======        =======

     In the second quarter of fiscal 1998, the Company recorded a change in estimate in its inventory reserves resulting in an increase to pre-tax income of $585,000.

PROPERTY, PLANT AND EQUIPMENT

                                            AUGUST 29,    AUGUST 28,    FEBRUARY 26,
                                               1996          1997           1998
                                            ----------    ----------    ------------
                                                                        (UNAUDITED)
Land......................................   $    751      $    751       $  1,304
Buildings.................................      1,430        24,577         28,378
Equipment and software....................     33,817        48,609         51,212
Construction in progress..................     17,665            62          5,990
                                             --------      --------       --------
                                               53,663        73,999         86,884
Less accumulated depreciation and
  amortization............................    (12,892)      (20,515)       (25,627)
                                             --------      --------       --------
                                             $ 40,771      $ 53,484       $ 61,257
                                             ========      ========       ========

OTHER ASSETS

                                            AUGUST 29,    AUGUST 28,    FEBRUARY 26,
                                               1996          1997           1998
                                            ----------    ----------    ------------
                                                                        (UNAUDITED)
Deferred financing costs..................     $ --          $215          $7,489
Equipment deposits........................      341            50              --
Deferred patents costs....................       69            66              55
                                               ----          ----          ------
                                               $410          $331          $7,544
                                               ====          ====          ======

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                            AUGUST 29,    AUGUST 28,    FEBRUARY 26,
                                               1996          1997           1998
                                            ----------    ----------    ------------
                                                                        (UNAUDITED)
Trade accounts payable....................   $ 23,697      $ 29,248       $ 42,922
Short-term equipment contracts............         --         1,307          2,809
Salaries, wages and benefits..............      2,727         3,521          4,063
Other.....................................        649           854          1,077
                                             --------      --------       --------
                                             $ 27,073      $ 34,930       $ 50,871
                                             ========      ========       ========

DEBT

                                                              AUGUST 28,    FEBRUARY 26,
                                                                 1997           1998
                                                              ----------    ------------
Revolving loan, monthly installments through May 3, 1998,
  interest rate 7.70% at August 28, 1997....................   $   833        $     --
Note payable, matures on August 15, 1998, interest due at
  maturity, weighted average interest rate equal to interest earned on the Company's cash investments (5.84% and 5.68%
  at August 28, 1997 and February 26, 1998, respectively)...       216             210
Senior subordinated notes (the "Fixed Rate Notes"),
  unsecured, interest due semiannually, matures on March 1,
  2008, interest rate of 9.75%..............................        --         145,000
Floating interest rate subordinated term securities, (the
  "Floating Rate Notes") unsecured, interest due
  semiannually, matures on March 1, 2008, variable interest
  rate equal to LIBOR plus 4.63%............................        --          30,000
Note payable, semi-annual installments through September 23,
  1998, interest rate of 8.00%..............................        --             797
Note payable, quarterly installments through October 1,
  2000, interest rate of 2.71%..............................        --             583
                                                               -------        --------
Debt........................................................     1,049         176,590
Less current portion........................................    (1,049)         (1,278)
                                                               -------        --------
                                                               $    --        $175,312
                                                               =======        ========

     Maturities of debt as of February 26, 1998 are as follows:

                        FISCAL YEAR                           NOTES PAYABLE
                        -----------                           -------------
1998 (remainder of fiscal year).............................    $  1,146
1999........................................................         211
2000........................................................         185
2001........................................................          48
2002........................................................          --
2003 and thereafter.........................................     175,000
                                                                --------
                                                                $176,590
                                                                ========

     The Fixed Rate Notes are redeemable at the Company's option, in whole any time or in part from time to time, on and after March 1, 2003, upon not less than 30 nor more than 60 days notice. The redemption rate, if redeemed during the twelve month period commencing on March 1, decreases from 104.875% in 2003 to 100.000% in 2006 and thereafter (expressed as percentages of the principal amount thereof). At any time, or from time to time, on or prior to March 1, 2001, the Company may use the net cash proceeds of one or more Public Equity Offerings to redeem the Fixed Rate Notes at a redemption price equal to 109.750% of the

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

principal amount thereof if certain restrictions regarding principal amount and additional fixed rate notes are met.

     The Floating Rate Notes are redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days notice. The redemption price, if redeemed during the twelve month period commencing on March 1, decreases from 105% in 1998 to 100% in 2003 and thereafter (expressed as percentages of the principal amount thereof).

     Among other restrictions, the Notes described above contain covenants relating to limitation on incurrence of additional indebtedness, limitation on restricted payments, limitation on asset sales and limitation on dividends.

     On February 26, 1998, the Company entered into a $40,000,000 New Revolving Credit Facility (the "Revolving Facility") with various lending institutions. The line of credit carries interest at the lesser of the applicable Eurodollar Rate plus 2.75% or the Base Rate plus 1.75%, as defined in the Revolving Facility. The Company is required to pay a commitment fee of 0.5% per annum based upon the average unused portion. Within the Revolving Facility, reduction discount clauses are offered if certain leverage ratio tests are met. There were no outstanding borrowings against this line of credit as of February 26, 1998. The Revolving Facility matures on February 26, 2003 and contains various covenants including minimum levels of EBITDA, minimum interest coverage, maximum leverage ratios, restrictions on capital expenditures and additional indebtedness as well as restrictions on payment of dividends. The Revolving Facility contains customary events of default. In the event any default or breach of covenant under the Revolving Facility occurs, the default could result in events of default for the Notes and Redeemable Preferred Stock.

     On April 15, 1997, the Company entered into a Revolving Loan Agreement (the "Agreement") with a financial institution that provides for borrowings up to $15,000,000. Under the terms of the Agreement, the amount available to borrow decreases by $1,000,000 annually. The interest rate on the borrowed funds is based on the 30 day commercial paper rate plus 2.15% (7.70% as of August 28, 1997). The Agreement expires in May 2007 and borrowings are collaterized by the Company's real property located in Nampa, Idaho. Under the Agreement, the Company is subject to certain financial ratios and covenants including limitations on the amount of dividends. As of August 28, 1997, $833,000 was outstanding under the Agreement. In conjunction with the Recapitalization Agreement the balance of $333,000 was paid off and the Agreement was cancelled on February 26, 1998.

     On March 17, 1997, the Company entered into an unsecured Revolving Credit Facility with MEI that provides for borrowings up to $20,000,000, based upon the Company's net worth. As of August 28, 1997 the Company was eligible to borrow up to $17,000,000 pursuant to the agreement but had no borrowings outstanding. The interest rate on borrowed funds is based upon the 90 day LIBOR rate plus 1.00%. In conjunction with the Recapitalization Agreement the above agreement was cancelled on February 26, 1998.

     Interest income is net of $524,000, $233,000 and $65,000 of interest expense in fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, respectively and $2,000 and $0 for the six month periods ended February 27, 1997 and February 26, 1998, respectively. Construction period interest of $5,000, $18,000, and $228,000 was capitalized in fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, respectively and $35,000 and $34,000 for the six month periods ended February 27, 1997 and February 26, 1998, respectively.

REDEEMABLE PREFERRED STOCK

     The Redeemable Preferred Stock is redeemable at the Company's option, in whole or in part, at any time on or after March 1, 2003. The redemption rate, if redeemed during the twelve month period commencing on March 1, decreases from 106.25% in 2003 to 100.00% in 2006 and thereafter (expressed in percentages of the liquidation preference thereof). At any time, or from time to time, prior to March 1, 2001, the Company may use the net cash proceeds of one or more Public Equity Offerings to redeem the preferred stock at a

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

redemption price of 112.50% of the then effective liquidation preference thereof plus, without duplication, an amount equal to all accumulated and unpaid dividends to the redemption date including an amount equal to the prorated dividend for the period from the dividend payment date immediately prior to the redemption date to the redemption date.

     The Preferred Stock will be subject to mandatory redemption in whole on March 1, 2010 at a price equal to 100% of the liquidation preference thereof plus all accumulated and unpaid dividends to the date of redemption.

     The Redeemable Preferred Stock, subject to certain restrictions, is exchangeable for the Exchange Debentures at the option of the Company on any dividend payment date on or after the issue date. The Redeemable Preferred Stock has liquidation preferences over Common Stock and has a liquidation value of $100 per share plus cumulative unpaid dividends thereon. Redeemable Preferred Stockholders are entitled to a cumulative 12 1/2% annual dividend based upon the liquidation preference per share of Redeemable Preferred Stock, payable quarterly.

     Accrued dividends on the Redeemable Preferred Stock are payable upon certain defined events which include: any voluntary or involuntary liquidation, dissolution or winding up of the Company. At the Company's option, dividends through March 1, 2003 may be paid by issuing additional shares of Redeemable Preferred Stock. The holders of Redeemable Preferred Stock are not entitled to vote on any matter required or permitted to be voted upon by the shareholders of the Company.

SHAREHOLDERS' EQUITY

     Each share of Series A, Series B, and Series C preferred stock (hereinafter called the "Convertible Preferred Stock") is convertible into one share of Class A, Class B and Class C common stock (hereinafter called the "Common Stock"), respectively. Holders of Series A preferred stock and Class A common stock are entitled to one vote per share. Holders of Series B preferred stock and Class B common stock do not have any voting rights. Holders of Series C preferred stock and Class C common stock are entitled to two votes per share. The holders of all voting series of Convertible Preferred Stock and classes of Common Stock will vote as a single class on all matters.

     Holders of Convertible Preferred Stock will be paid dividends, when and if declared by the Company, on each share of Convertible Preferred Stock at an annual rate of 10% on the liquidation value per share plus all declared and unpaid dividends. Holders of Convertible Preferred Stock will participate together with the shares of Common Stock as if such shares of Convertible Preferred Stock had been converted into shares of Common Stock in all dividends paid with respect to the Common Stock.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Company available for distribution to shareholders after payment of amounts owed with respect to any stock senior to the Convertible Preferred Stock (including the Redeemable Preferred Stock), the liquidation preference per share of Convertible Preferred Stock, plus, without duplication, an amount in cash equal to all declared and unpaid dividends thereon before any distribution is made on the Common Stock. The aggregate liquidation preference of the Convertible Preferred Stock is approximately $56.7 million.

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

TRANSACTION EXPENSES

     Transaction expenses associated with the Recapitalization Agreement are comprised of the following items:

Transaction agreement.......................................  $2,710
Commitment fees.............................................   2,150
Termination agreements......................................   1,400
MEI/MTI option buyback......................................     662
Other.......................................................   1,390
                                                              ------
                                                              $8,312
                                                              ======

STOCK PURCHASE AND INCENTIVE PLANS

     MEI's 1995 Stock Option Plan provides for the granting of incentive and nonstatutory stock options to eligible employees of both MEI and the Company. As of August 28, 1997, there were 5,000,000 shares of MEI's common stock reserved for issuance under the plan. MEI's Board of Directors has approved reserving an additional 5,000,000 shares of common stock for the plan, subject to shareholder approval. Exercise prices of the incentive and nonstatutory stock options have generally been 100% and 85%, respectively, of the fair market value of MEI's stock on the date of grant. Options are granted subject to terms and conditions determined by MEI's Board of Directors, and generally are exercisable in increments of 20% for each year of employment beginning one year from date of grant and generally expire six years from date of grant.

     MEI's 1995 Employee Stock Purchase Plan allows eligible employees of both MEI and the Company to purchase shares of MEI common stock through payroll deductions. The shares can be purchased for 85% of the lower of the beginning or ending fair market value of each six month offering period and are restricted from resale for a period of one year from the date of purchase. Purchases are limited to 20% of an employee's eligible compensation. A total of 2,500,000 shares of MEI common stock are reserved for issuance under the plan, of which approximately 271,000 shares had been issued to employees of both MEI and the Company as of August 28, 1997.

     Option activity for the Company's portion of MEI's option plan is summarized as follows:

                                                   WEIGHTED                WEIGHTED                WEIGHTED
                                      AUGUST 31,   AVERAGE    AUGUST 29,   AVERAGE    AUGUST 28,   AVERAGE
         FISCAL YEAR ENDED               1995       PRICE        1996       PRICE        1997       PRICE
         -----------------            ----------   --------   ----------   --------   ----------   --------
Outstanding at beginning of year....       --       $   --        126       $18.71        379       $14.14
Granted.............................      126        18.71        259        11.97        316        20.60
Exercised...........................       --           --         --           --         (8)       14.36
Terminated or canceled..............       --           --         (6)       16.21        (20)       18.18
                                        -----                   -----                   -----
Outstanding at end of year..........      126        18.71        379        14.14        667        17.08
                                        =====       ======      =====       ======      =====       ======
Exercisable at the end of year......       --       $   --         25       $18.71         90       $15.22
                                        =====       ======      =====       ======      =====       ======
Options available for future grants
  to employees of both MEI and the
  Company...........................    4,253                   3,141                   1,416
                                        =====                   =====                   =====

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following table summarizes information about the Company's portion of MEI's stock options outstanding as of August 28, 1997.

                            OPTIONS OUTSTANDING                              OPTIONS EXERCISABLE
  -----------------------------------------------------------------------   ----------------------
                                                     WEIGHTED    WEIGHTED                 WEIGHTED
                                                     AVERAGE     AVERAGE                  AVERAGE
                                        NUMBER      REMAINING    EXERCISE     NUMBER      EXERCISE
       RANGE OF EXERCISE PRICES       OUTSTANDING      LIFE       PRICE     EXERCISABLE    PRICE
  ----------------------------------  -----------   ----------   --------   -----------   --------
  $10.01-$15.00.....................      245       4.63 years    11.85         45         11.74
  $15.01-$20.00.....................      271       4.89 years    19.07         44         18.71
  above $20.00......................      151       5.40 years    21.97          1         23.83

     The Company has adopted the disclosure-only provisions of SFAS 123, "Accounting for Stock-Based Compensation." The Company continues to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, "Accounting for Stock Issued to Employees."

     The fair value of options at date of grant was estimated using the Black-Scholes options pricing model. The assumptions and resulting fair values at date of grant for options granted during the fiscal years ended August 29, 1996 and August 28, 1997 follow:

                                                                               EMPLOYEE STOCK
                                      STOCK OPTION PLAN SHARES              PURCHASE PLAN SHARES
                                  ---------------------------------   ---------------------------------
       FISCAL YEAR ENDED          AUGUST 29, 1996   AUGUST 28, 1997   AUGUST 29, 1996   AUGUST 28, 1997
       -----------------          ---------------   ---------------   ---------------   ---------------
Assumptions:
  Expected life.................     3.5 years         3.5 years         0.5 years         0.5 years
  Risk-free interest rate.......          5.9%              6.2%              5.1%              5.0%
  Expected volatility...........         70.0%             70.0%             70.0%             70.0%
  Dividend yield................          0.0%              0.0%              0.0%              0.0%

Weighted average fair values:
  Exercise price equal to market
     price......................         $6.33            $11.00                --                --
  Exercise price less than
     market price...............          6.50             11.78             $3.67             $5.37

     Stock based compensation costs would have reduced pretax income by $326,000 and $1,399,000 in the fiscal years ended August 29, 1996 and August 28, 1997, respectively ($202,000 and $841,000, respectively, net of taxes), if the fair values of all options granted to the Company's employees had been recognized as a compensation expense on a straight-line basis over the vesting period of the grants. The pro forma effect on net income for the fiscal years ended August 29, 1996 and August 28, 1997 is not representative of the pro forma effect on net income in future years because it does not take into consideration pro forma compensation expense related to grants prior to the fiscal year ended August 29, 1996.

     As a result of the Recapitalization Agreement, employees of the Company no longer participate in the MEI stock option plan. In accordance with the MEI option plan, employees have 30 days from the date of Recapitalization to exercise any vested options. The Company has elected to pay employees who maintain continuous employment with the Company for six months after the Recapitalization date $2.00 per option for any options not exercised 30 days subsequent to the Recapitalization in return for cancellation of those options.

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

EMPLOYEE SAVINGS PLAN

     MEI has a 401(k) profit-sharing plan (the "RAM Plan") in which eligible employees of the Company may participate. Under the RAM Plan, which is administered by MTI, employees may contribute from 2% to 16% of eligible pay to various savings alternatives. The RAM Plan provides for an annual match by the Company of the first $1,500 of eligible employee contributions, and for additional contributions by the Company based upon MEI's financial performance. The Company's expense pursuant to the plan was approximately $477,000, $744,000, and $621,000 in the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, respectively. In connection with the Recapitalization Agreement the RAM plan has been modified to become a multi-employer plan. Employees of the Company will continue to participate in the RAM plan during the periods covered by the Transition Service Agreement with MEI and MTI.

TRANSACTIONS WITH AFFILIATES

                                              FISCAL YEAR ENDED                     SIX MONTHS ENDED
                                    --------------------------------------    ----------------------------
                                    AUGUST 31,    AUGUST 29,    AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,
                                       1995          1996          1997           1997            1998
                                    ----------    ----------    ----------    ------------    ------------
                                                                                      (UNAUDITED)
Net sales.........................   $28,787       $42,003       $25,864        $13,676         $16,582
Inventory purchases...............    63,258        66,568        28,076         11,505           5,524
Administrative service expenses...       991         1,181         1,938          1,031           1,081
Property, plant and equipment
  purchases.......................     1,111           543         1,493            355             489
Property, plant and equipment
  sales...........................       153            69           886            870             180
Construction management
  services........................        --           437           118             60              --
Rental income.....................        --            --           400            160             240

     Net sales to affiliates include approximately $3,797,000, $10,928,000, and $9,682,000, in the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, and $6,484,000 and $3,679,000 the six month periods ended February 27, 1997 and February 26, 1998, respectively, to an affiliate acting as a distributor to an end customer of the Company. Administrative service expenses include items such as corporate administration, investor relations, benefit administration, finance, treasury, tax, information technology and legal expenses.

     As part of the Recapitalization Agreement, the Company entered into a Transition Service Agreement with both MEI and MTI to provide support services similar to those historically provided. The services will be provided for a period of up to six months after the closing of the Recapitalization. Expenses associated with these services are anticipated to decline during the period of service as a result of the Company's effort to bring these functions in house.

     A tax payable to affiliates of $2,557,000 at August 29, 1996 is included in accounts payable and accrued expenses.

COMMITMENTS

     As of August 28, 1997, the Company had commitments of $7,497,000 for equipment purchases and $182,000 for construction of a building. As of February 26, 1998, the Company had commitments of $9,225,000 for equipment and software.

     The Company's facilities in North Carolina and Malaysia, and certain other property and equipment, are leased under operating lease agreements with non-cancellable terms expiring through 2001, with renewals

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

thereafter at the option of the Company. Future minimum lease payments total approximately $2,178,000 and are as follows: $747,000 in fiscal 1998, $610,000 in fiscal 1999, $614,000 in fiscal 2000, $207,000 in fiscal 2001.

     Rental expense was approximately $301,000, $661,000, and $667,000 in the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, and $352,000 and $411,000 in the six month periods ended February 27, 1997 and February 26, 1998, respectively.

INCOME TAXES

     Prior to the Recapitalization, the Company was included in the consolidated U.S. federal income tax return of its parent. The provision for income taxes is computed as if the Company were a separate taxpayer, and consists of the following:

                                                           FISCAL YEAR ENDED
                                                  ------------------------------------
                                                  AUGUST 31,   AUGUST 29,   AUGUST 28,
                                                     1995         1996         1997
                                                  ----------   ----------   ----------
Current:
  U.S. federal..................................    $3,901       $8,236       $4,357
  State.........................................       624        1,490        1,222
                                                    ------       ------       ------
                                                     4,525        9,726        5,579
                                                    ------       ------       ------
Deferred:
  U.S. federal..................................       512         (312)       2,703
  State.........................................       105         (224)         183
                                                    ------       ------       ------
                                                       617         (536)       2,886
                                                    ------       ------       ------
Income tax provision............................    $5,142       $9,190       $8,465
                                                    ======       ======       ======

     The tax benefit associated with nonstatutory stock options and disqualifying dispositions by employees of shares issued under MTI's Plans reduced taxes payable by $517,000, $393,000, and $0 in fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997, respectively. Such benefits were credited to capital. Income taxes paid to the Parent during the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997 were $4,479,000,
$9,293,000 and $9,530,000, respectively.

     A reconciliation between the income tax provision and income tax computed using the federal statutory rate follows:

                                                           FISCAL YEAR ENDED
                                                  ------------------------------------
                                                  AUGUST 31,   AUGUST 29,   AUGUST 28,
                                                     1995         1996         1997
                                                  ----------   ----------   ----------
U.S. federal income tax at statutory rate.......    $4,611       $8,465       $7,426
State taxes, net of federal benefit.............       482          934          733
Other...........................................        49         (209)         306
                                                    ------       ------       ------
                                                    $5,142       $9,190       $8,465
                                                    ======       ======       ======

     The effective income tax rate for the six months ended February 27, 1997 and February 26, 1998 was 41.2% and 77.1%, respectively. These effective income tax rates principally reflect the federal statutory rate and the net effect of state and foreign income taxes, as well as certain transaction expenses for the six months ended February 26, 1998 which are not deductible for tax purposes, offset in part, by certain changes in accrued tax liabilities.

                                   MCMS, INC.

        (TABULAR DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at enacted tax rates. Deferred income tax assets totaled $2,286,000 and $2,653,000, and liabilities totaled $2,009,000 and $5,261,000, at August 29, 1996 and August 28, 1997,
respectively. The tax effects of temporary differences are as follows:

                                                                    AS OF
                                                           -----------------------
                                                           AUGUST 29,   AUGUST 28,
                                                              1996         1997
                                                           ----------   ----------
Current deferred tax asset:
  Receivables............................................   $   381      $   404
  Inventories............................................       780          800
  State taxes............................................        96           80
  Accrued compensation...................................       283          324
  Other..................................................        60           (8)
                                                            -------      -------
                                                              1,600        1,600
                                                            -------      -------
Noncurrent deferred tax asset (liability):
  Property, plant and equipment..........................    (1,290)      (2,920)
  Accrued compensation...................................       124          194
  Investment tax credits.................................       120          243
  Other..................................................      (277)      (1,725)
                                                            -------      -------
                                                             (1,323)      (4,208)
                                                            -------      -------
          Total net deferred tax asset (liability).......   $   277      $(2,608)
                                                            =======      =======

     In the second quarter of 1998, the Company revised its estimate in the accrual for prior years' tax matters and recorded a decrease in such estimated accrued taxes of $1,130,000.

EXPORT SALES AND SIGNIFICANT CUSTOMERS

     Export sales were approximately $13,470,000, $54,187,000, and $20,785,000 in the fiscal years ended August 31, 1995, August 29, 1996 and August 28, 1997 and $10,248,000 and $20,727,000 in the six months period ended February 27, 1997 and February 26, 1998, respectively. The Company had the following customers which comprised more than 10% of net sales:

                                              FISCAL YEAR ENDED                     SIX MONTHS ENDED
                                    --------------------------------------    ----------------------------
                                    AUGUST 31,    AUGUST 29,    AUGUST 28,    FEBRUARY 27,    FEBRUARY 26,
      SIGNIFICANT CUSTOMERS            1995          1996          1997           1997            1998
      ---------------------         ----------    ----------    ----------    ------------    ------------
                                                                                      (UNAUDITED)
Largest customer..................     19.5%         29.5%         32.4%          30.7%          30.8%
Second largest customer...........     14.9%         13.4%         20.1%          17.8%          27.3%
Third largest customer............     13.9%         12.9%           --           11.0%             --

============================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER CONTAINED HEREIN, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE INITIAL PURCHASER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Prospectus Summary.........................    1
Risk Factors...............................   17
The Recapitalization.......................   26
Use of Proceeds............................   27
Capitalization.............................   28
Unaudited Pro Forma Consolidated Financial
  Data.....................................   29
Selected Historical Consolidated Financial
  Data.....................................   36
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   38
Industry...................................   44
Business...................................   47
Management.................................   55
Security Ownership of Certain Beneficial
  Owners and Management....................   61
Certain Transactions.......................   62
Description of New Revolving Credit
  Facility.................................   66
Description of Senior Subordinated Notes...   67
Description of the Senior Preferred Stock
  and Exchange Debentures..................   97
Description of Capital Stock...............  119
Certain Federal Income Tax
  Considerations...........................  120
Plan of Distribution.......................  128
Exchange Offer.............................  129
Experts....................................  139
Change in Accountants......................  139
Legal Matters..............................  139
Glossary...................................  G-1
Index to Consolidated Financial
  Statements...............................  F-1


============================================================
============================================================

                                  [MCMS LOGO]

OFFER TO EXCHANGE ITS SERIES B 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008 FOR ANY AND ALL OF ITS OUTSTANDING 9 3/4% SENIOR SUBORDINATED NOTES DUE 2008, ITS SERIES B FLOATING INTEREST RATE TERM SECURITIES DUE 2008 (FIRSTS(SM)) FOR ANY AND ALL OF ITS OUTSTANDING FLOATING INTEREST RATE SUBORDINATED TERM SECURITIES DUE 2008 (FIRSTS(SM)) AND ITS SERIES B 12 1/2% SENIOR EXCHANGEABLE PREFERRED STOCK FOR ANY AND ALL OF ITS OUTSTANDING 12 1/2% SENIOR EXCHANGEABLE PREFERRED STOCK.
                                  BTALEX.BROWN
                                           , 1998
============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is incorporated under the laws of the State of Idaho. Sections 30-1-851 and 30-1-856 of the Idaho Business Corporation Act ("Sections 851 and 856") provide, inter alia, that an Idaho corporation may indemnify any person who was or is a party to a proceeding, by reason of the fact he is or was a director or officer of the corporation, if (i) he conducted himself in good faith and reasonably believed that his conduct was in the best interests of the corporation, (ii) his conduct was not opposed to the best interests of the corporation and (iii) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Notwithstanding the foregoing, Sections 851 and 856 prevent a corporation from indemnifying a director in a proceeding brought by or in the right of a corporation that results in a settlement or judgment against the director (other than reasonable expenses incurred in connection with the proceeding), or a proceeding in which the director received an improper financial benefit as a result of his conduct. Furthermore, Section 856 prevents a corporation from indemnifying an officer for conduct that constitutes either an intentional infliction of harm on the corporation or shareholders, or an intentional violation of criminal law. Where a director or officer is successful on the merits or otherwise in the defense of any proceeding referred to above, the corporation must indemnify him against reasonable expenses incurred by him in connection with the proceeding. A director or officer who is a party to a proceeding may also apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that indemnification is (i) required by the Idaho Business Corporation Act or
(ii) fair and reasonable under the relevant circumstances.

     Furthermore, Section 851 authorizes a corporation to provide a broader indemnification to its directors under its articles of incorporation. The Company's Articles of Incorporation provides that the Company must indemnify to the fullest extent authorized by the Idaho Business Corporation Act any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact he is or was a director or officer of the Company, or while a director or officer, is or was serving at the request of the Company as a director, officer or agent of another corporation, or a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The indemnity includes all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     In addition, the Company has entered into indemnification agreements with its officers and other key personnel ("Indemnitee") that requires the Company to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact the Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, be reason of any action or inaction on the part of the Indemnitee while a director, officer, employee or agent or by reason of the fact that the Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, or a partnership, joint venture, trust, or other enterprise, against judgments, penalties, fines (including, without limitation, excise taxes assessed against Indemnitee with respect to an employee benefit plan), settlements and reasonable expenses incurred by Indemnitee in connection with such action, suit or proceeding; provided, however, the Company may not indemnify Indemnitee: (1) if Indemnitee has been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (2) for any breach of the Indemnitee's duty of loyalty to the Company or its stockholders; (3) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (4) for the liability of Indemnitee provided for under Section 30-1-833 of the Idaho Business Corporation Act; and (5) for any transaction from which the Indemnitee derived an improper personal benefit.

     Section 30-1-857 authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against any liability asserted against or incurred by him in that capacity or arising from his status as a director or officer, whether or not the corporation would have the power to indemnify him under the Idaho Business Corporation Act. The Articles of Incorporation provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss. The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  EXHIBITS.


  2.1 Recapitalization Agreement, dated as of December 21, 1997, by and among MCMS, Inc., Micron Electronics, Inc. and
       Cornerstone Equity Investors IV, L.P.*
  2.2  Amended and Restated Recapitalization Agreement, dated as of
       February 1, 1998, by and among MCMS, Inc., Micron
       Electronics, Inc., MEI California, Inc. and Cornerstone
       Equity Investors IV, L.P.*
  2.3  First Amendment to the Amended and Restated Recapitalization
       Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Micron Electronics, Inc., MEI California, Inc. and
       Cornerstone Equity Investors IV, L.P.*
  3.1 Articles of Amendment to the Amended and Restated Articles of Incorporation of MCMS, Inc. and Amended and Restated
       Articles of Incorporation of MCMS, Inc.**
  3.2  Amended and Restated By-laws of MCMS, Inc.*
  4.1 Indenture, dated as of February 26, 1998, by and between MCMS, Inc. and United States Trust Company of New York, as trustee, paying agent and registrar, with respect to 9 3/4%
       Senior Subordinated Notes due 2008 and the Floating Interest
       Rate Subordinated Term Securities due 2008.*
  4.2 Exchange Indenture, dated as of February 26, 1998, by and between MCMS, Inc. and United States Trust Company of New
       York, as paying agent and registrar, with respect to the 12 1/2% Subordinated Exchange Debentures due 2010.*
  4.3 Certificate of Designation, dated as of February 26, 1998, with respect to the 12 1/2% Senior Exchangeable Preferred
       Stock and 12 1/2% Series B Senior Exchangeable Preferred
       Stock.*
  4.4 First Supplemental Indenture, dated as of April 23, 1998 by and between MCMS, Inc. and United States Trust Company of
       New York, as trustee, with respect to 9 3/4% Senior
       Subordinated Notes due 2008 and the Floating Interest Rate
       Subordinated Term Securities due 2008.*
  5.1  Opinion and consent of Kirkland & Ellis.**
  5.2  Opinion and consent of Evans, Keane LLP.**
  8.1  Opinion of Kirkland & Ellis regarding tax consequences.*
 10.1  Management Services Agreement, dated as of February 26,
       1998, by and between MCMS, Inc. and Cornerstone Equity
       Investors, LLC.*
 10.2  Purchase Agreement, dated February 19, 1998, by and between
       MCMS, Inc. and BT Alex. Brown Incorporated.*
 10.3  Registration Rights Agreement, dated as of February 26,
       1998, by and between MCMS, Inc. and BT Alex. Brown
       Incorporated.*
 10.4  Credit Agreement, dated as of February 26, 1998, among MCMS,
       Inc., Bankers Trust Company, as agent, and the other institutions named therein.*
 10.5 Pledge Agreement, dated as of February 26, 1998, by and between MCMS, Inc., and Bankers Trust Company, as collateral agent.*
 10.6  Security Agreement, dated as of February 26, 1998, among
       MCMS, Inc., certain subsidiaries of MCMS, Inc. and Bankers
       Trust Company, as collateral agent.*

 10.7 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Robert F. Subia.*
 10.8 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Chris Anton.*
 10.9 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Jess Asla.*
10.10 Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and John P. McCarvel.*
10.11 Shareholders Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Cornerstone Equity Investors IV, L.P.,
       MEI California, Inc., Randolph Street Partners II, BT
       Investment Partners, Inc. and the other investors named therein.*
10.12  Registration Rights Agreement, dated as of February 26,
       1998, by and among MCMS, Inc., Cornerstone Equity Investors
       IV, L.P., MEI California, Inc., Randolph Street Partners II,
       BT Investment Partners, Inc. and the other investors named therein.*
10.13 MCMS Agreement, dated as of December 21, 1997, by and between MCMS, Inc. and Micron Technology, Inc.*
10.14  Transition Services Agreement, dated as of February 26,
       1998, by and among MCMS, Inc., Micron Electronics, Inc. and
       Micron Technology, Inc.*
10.15 Interim Agreement to Provide Electric Service Agreement, dated as of February 26, 1998, by and among MCMS, Inc., Micron Electronics, Inc. and Idaho Power.*
10.16 Office Lease, dated as of November 1, 1996, by and between MCMS, Inc. and Micron Electronics, Inc., as amended.*
10.17 Tenancy Agreement, dated as of October 1, 1996, by and between MCMS, Sdn. Bhd. and R.S. Roadstar Electronics, Sdn.
       Bhd., as amended.*
10.18  Lease, dated as of December 1994, by and between MCMS, Inc.
       and Tri-Center South Limited Partnership, as amended.*
10.19  Frame Manufacturing Agreement, dated as of November 18,
       1997, by and between Alcatel Bell N.V. and MCMS Belgium
       S.A.*
10.20  Stock Option Plan.*
10.21  Form of Indemnification Agreement.*
10.22  Patent and Invention Disclosure Assignment and License
       Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.**
10.23 Know-How License Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
10.24 Forbearance Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
 16.1  Letter re Change in Certifying Accountant.**
 21.1  Subsidiaries of MCMS, Inc.*
 23.1  Consent of Coopers & Lybrand L.L.P.**
 23.2  Consent of Kirkland & Ellis (included in Exhibit 5.1).
 23.3  Consent of Evans, Keane LLP (included in Exhibit 5.2).
 24.1  Powers of Attorney (included on page II-5).*
 25.1  Statement of Eligibility of Trustee.*
 27.1  Financial Data Schedule.*
 99.1  Form of Letter of Transmittal.*
 99.2  Form of Notice of Guaranteed Delivery.*
 99.3  Form of Tender Instructions.*


---------------


 * Previously filed.



** Filed with Amendment No. 2.


(b) FINANCIAL STATEMENT SCHEDULES.

     Financial statement schedules of the Company for which provision is made in the applicable accounting regulations of the Commission are not required, are inapplicable or have been disclosed in the notes to the financial statements and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (5) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nampa, State of Idaho, on June 23, 1998.


                                          MCMS, Inc.

                                          By: /s/    ROBERT F. SUBIA
                                            ------------------------------------
                                            Name: Robert F. Subia
                                            Title:  President and Chief
                                              Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any of Robert F. Subia or Chris Anton, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of MCMS, Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated:


                       NAME                                         TITLE                      DATE
                       ----                                         -----                      ----

                /s/ ROBERT F. SUBIA                  President, Chief Executive Officer   June 23, 1998
---------------------------------------------------        and President (Principal
                  Robert F. Subia                             Executive Officer)

                         *                            Vice President, Finance and Chief   June 23, 1998
---------------------------------------------------      Financial Officer (Principal
                  Chris J. Anton                       Financial Officer and Accounting
                                                                   Officer)

                         *                               Vice President, Operations       June 23, 1998
---------------------------------------------------
                     Jess Asla

                         *                           Vice President, Strategic Business   June 23, 1998
---------------------------------------------------               Development
                 John P. McCarvel

                         *                                        Director                June 23, 1998
---------------------------------------------------
                R. Stephen Cheheyl

                       NAME                                         TITLE                      DATE
                       ----                                         -----                      ----
                       /s/ *                                      Director                June 23, 1998
---------------------------------------------------
                  Finis F. Conner

                       /s/ *                                      Director                June 23, 1998
---------------------------------------------------
                  John A. Downer

                       /s/ *                                      Director                June 23, 1998
---------------------------------------------------
                C. Nicholas Keating

                       /s/ *                                      Director                June 23, 1998
---------------------------------------------------
                 Michael E. Najjar

                       /s/ *                                      Director                June 23, 1998
---------------------------------------------------
                    Mark Rossi

               * /s/ ROBERT F. SUBIA
 -------------------------------------------------
                  Robert F. Subia
                As Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER                            DESCRIPTION                                 PAGE
-------                           -----------                             ------------
   2.1    Recapitalization Agreement, dated as of December 21, 1997, by and among MCMS, Inc., Micron Electronics, Inc. and
          Cornerstone Equity Investors IV, L.P.*
   2.2    Amended and Restated Recapitalization Agreement, dated as of
          February 1, 1998, by and among MCMS, Inc., Micron
          Electronics, Inc., MEI California, Inc. and Cornerstone
          Equity Investors IV, L.P.*
   2.3    First Amendment to the Amended and Restated Recapitalization
          Agreement, dated as of February 26, 1998, by and among MCMS,
          Inc., Micron Electronics, Inc., MEI California, Inc. and
          Cornerstone Equity Investors IV, L.P.*
   3.1    Articles of Amendment to the Amended and Restated Articles
          of Incorporation of MCMS, Inc. and Amended and Restated
          Articles of Incorporation of MCMS, Inc.**
   3.2    Amended and Restated By-laws of MCMS, Inc.*
   4.1    Indenture, dated as of February 26, 1998, by and between
          MCMS, Inc. and United States Trust Company of New York, as
          trustee, paying agent and registrar, with respect to 9 3/4%
          Senior Subordinated Notes due 2008 and the Floating Interest
          Rate Subordinated Term Securities due 2008.*
   4.2    Exchange Indenture, dated as of February 26, 1998, by and
          between MCMS, Inc. and United States Trust Company of New
          York, as paying agent and registrar, with respect to the
          12 1/2% Subordinated Exchange Debentures due 2010.*
   4.3    Certificate of Designation, dated as of February 26, 1998, with respect to the 12 1/2% Senior Exchangeable Preferred
          Stock and 12 1/2% Series B Senior Exchangeable Preferred
          Stock.*
   4.4    First Supplemental Indenture, dated as of April 23, 1998 by and between MCMS, Inc. and United States Trust Company of
          New York, as trustee, with respect to 9 3/4% Senior
          Subordinated Notes due 2008 and the Floating Interest Rate
          Subordinated Term Securities due 2008.*
   5.1    Opinion and consent of Kirkland & Ellis.**
   5.2    Opinion and consent of Evans, Keane LLP.**
   8.1    Opinion of Kirkland & Ellis regarding tax consequences.*
  10.1    Management Services Agreement, dated as of February 26,
          1998, by and between MCMS, Inc. and Cornerstone Equity
          Investors, LLC.*
  10.2    Purchase Agreement, dated February 19, 1998, by and between
          MCMS, Inc. and BT Alex. Brown Incorporated.*
  10.3    Registration Rights Agreement, dated as of February 26,
          1998, by and between MCMS, Inc. and BT Alex. Brown
          Incorporated.*
  10.4    Credit Agreement, dated as of February 26, 1998, among MCMS,
          Inc., Bankers Trust Company, as agent, and the other
          institutions named therein.*
  10.5    Pledge Agreement, dated as of February 26, 1998, by and
          between MCMS, Inc., and Bankers Trust Company, as collateral agent.*
  10.6    Security Agreement, dated as of February 26, 1998, among
          MCMS, Inc., certain subsidiaries of MCMS, Inc. and Bankers
          Trust Company, as collateral agent.*
  10.7    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Robert F. Subia.*
  10.8    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Chris Anton.*
  10.9    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and Jess Asla.*
 10.10    Employment Agreement, dated as of February 26, 1998, by and between MCMS, Inc. and John P. McCarvel.*

                                                                          SEQUENTIALLY
EXHIBIT                                                                     NUMBERED
NUMBER                            DESCRIPTION                                 PAGE
-------                           -----------                             ------------
 10.11    Shareholders Agreement, dated as of February 26, 1998, by
          and among MCMS, Inc., Cornerstone Equity Investors IV, L.P.,
          MEI California, Inc., Randolph Street Partners II, BT
          Investment Partners, Inc. and the other investors named
          therein.*
 10.12    Registration Rights Agreement, dated as of February 26,
          1998, by and among MCMS, Inc., Cornerstone Equity Investors
          IV, L.P., MEI California, Inc., Randolph Street Partners II,
          BT Investment Partners, Inc. and the other investors named therein.*
 10.13    MCMS Agreement, dated as of December 21, 1997, by and
          between MCMS, Inc. and Micron Technology, Inc.*
 10.14    Transition Services Agreement, dated as of February 26,
          1998, by and among MCMS, Inc., Micron Electronics, Inc. and
          Micron Technology, Inc.*
 10.15    Interim Agreement to Provide Electric Service Agreement,
          dated as of February 26, 1998, by and among MCMS, Inc.,
          Micron Electronics, Inc. and Idaho Power.*
 10.16    Office Lease, dated as of November 1, 1996, by and between
          MCMS, Inc. and Micron Electronics, Inc., as amended.*
 10.17    Tenancy Agreement, dated as of October 1, 1996, by and
          between MCMS, Sdn. Bhd. and R.S. Roadstar Electronics, Sdn.
          Bhd., as amended.*
 10.18    Lease, dated as of December 1994, by and between MCMS, Inc.
          and Tri-Center South Limited Partnership, as amended.*
 10.19    Frame Manufacturing Agreement, dated as of November 18,
          1997, by and between Alcatel Bell N.V. and MCMS Belgium
          S.A.*
 10.20    Stock Option Plan.*
 10.21    Form of Indemnification Agreement.*
 10.22    Patent and Invention Disclosure Assignment and License
          Agreement, dated as of February 26, 1998, by and between
          Micron Electronics, Inc. and MCMS, Inc.**
 10.23    Know-How License Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
 10.24    Forbearance Agreement, dated as of February 26, 1998, by and between Micron Electronics, Inc. and MCMS, Inc.*
  16.1    Letter re Change in Certifying Accountant.**
  21.1    Subsidiaries of MCMS, Inc.*
  23.1    Consent of Coopers & Lybrand L.L.P.**
  23.2    Consent of Kirkland & Ellis (included in Exhibit 5.1).
  23.3    Consent of Evans, Keane LLP (included in Exhibit 5.2).
  24.1    Powers of Attorney (included on page II-5).*
  25.1    Statement of Eligibility of Trustee.*
  27.1    Financial Data Schedule.*
  99.1    Form of Letter of Transmittal.*
  99.2    Form of Notice of Guaranteed Delivery.*
  99.3    Form of Tender Instructions.*


---------------

 * Previously filed.


** Filed with Amendment No. 2.